FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283864-04

February 18, 2026

BENCHMARK 2026-B42
Mortgage Trust

Free Writing Prospectus
Collateral Term Sheet

$729,201,713
(Approximate Total Mortgage Pool Balance)

$583,124,000
(Approximate Offered Certificates)

Deutsche Mortgage & Asset Receiving Corporation Depositor
Commercial Mortgage Pass-Through Certificates Series 2026-B42

German American Capital Corporation Citi Real Estate Funding Inc. Goldman Sachs Mortgage Company National Cooperative Bank, N.A. Barclays Capital Real Estate Inc. UBS AG Bank of Montreal
As Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Goldman Sachs & Co. LLC	UBS Securities LLC	BMO Capital Markets	Barclays	Citigroup
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton			Mischler Financial
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-283864) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Drexel Hamilton, LLC, Mischler Financial Group, Inc. or any other underwriter (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2026-B42 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-B42 (the "Offering Document"). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
KEY FEATURES OF SECURITIZATION

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated February 18, 2026 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., UBS Securities LLC and BMO Capital Markets Corp.
Co-Managers:	Drexel Hamilton, LLC and Mischler Financial Group, Inc.
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (30.6%), Citi Real Estate Funding Inc. (“CREFI”) (28.2%), Goldman Sachs Mortgage Company (“GSMC”) (18.5%), National Cooperative Bank, N.A. (“NCB”) (10.5%), Barclays Capital Real Estate Inc. (“Barclays”) (7.9%), UBS AG New York Branch (“UBS AG”) (2.3%) and Bank of Montreal (“BMO”) (2.0%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicers:	Midland Loan Services, a Division of PNC Bank, National Association with respect to all mortgage loans other than the mortgage loans being contributed to the issuing entity by NCB (the “NCB Mortgage Loans”), and National Cooperative Bank, N.A., with respect to the NCB Mortgage Loans
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicers:	K-Star Asset Management LLC with respect to all mortgage loans other than the NCB Mortgage Loans (the “General Special Servicer”), and National Cooperative Bank, N.A., with respect to the NCB Mortgage Loans (the “NCB Special Servicer”)
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”)
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU/UK risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in April 2026.
Distribution Date:	4th business day following the Determination Date in each month, commencing in April 2026.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in March 2026 (or, in the case of any mortgage loan that has its first due date subsequent to March 2026, the date that would have been its due date in March 2026 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about March 12, 2026
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	March 2059
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	14	26	$222,850,000	30.6%
Citi Real Estate Funding Inc.	8	10	$205,425,000	28.2%
Goldman Sachs Mortgage Company	7	27	$135,161,970	18.5%
National Cooperative Bank, N.A	25	25	$76,577,043	10.5%
Barclays Capital Real Estate Inc.	4	14	$57,824,871	7.9%
UBS AG New York Branch	2	2	$17,000,000	2.3%
Bank of Montreal	2	19	$14,362,829	2.0%
Total:	62	123	$729,201,713	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$729,201,713
Number of Mortgage Loans:				62
Number of Mortgaged Properties:				123
Average Mortgage Loan Cut-off Date Balance:				$11,761,318
Weighted Average Mortgage Rate:				6.11461%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):				119
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):				117
Weighted Average Mortgage Loan Seasoning (months):				2.7
% of Mortgaged Properties Leased to a Single Tenant:				8.8%
Credit Statistics(1)
Weighted Average Mortgage Loan U/W NCF DSCR:				2.57x
Weighted Average Mortgage Loan Cut-off Date LTV(2):				50.1%
Weighted Average Mortgage Loan Maturity Date LTV(2):				47.7%
Weighted Average U/W NOI Debt Yield:				17.6%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date:				16.5%
% Mortgage Loans which pay Interest Only through Maturity Date:				67.3%
% Mortgage Loans which pay Interest Only, then amortization through Maturity Date:				10.1%
% Mortgage Loans which pay Interest Only through the Anticipated Repayment Date:				6.1%
Weighted Average Remaining Amortization Term (months):				349
Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				78.5%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				15.9%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(3):				67.4%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(4):				89.0%
% Mortgage Loans with In Place Hard Lockboxes:				42.8%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x:				63.7%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 8.00%:				10.7%
Prepayment Provisions(5)
% Mortgage Loans with Defeasance :				44.6%
% Mortgage Loans with Yield Maintenance or prepayment premium:				33.8%
% Mortgage Loans with Yield Maintenance or Defeasance:				21.6%
(1)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s). For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property are calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative.
(2)	With respect to five mortgage loans comprising 54 mortgaged properties (18.3%), the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(3)	Includes FF&E reserves.
(4)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed-use properties only.
(5)	Please see Annex A-1 of the Preliminary Prospectus for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class A-1	Aaa(sf) /AAAsf / AAA(sf)	$8,602,000		30.000%(7)	1.81	1 – 38	35.1%	25.1%
Class A-2	Aaa(sf) /AAAsf / AAA(sf)	$7,560,000		30.000%(7)	3.26	38 – 39	35.1%	25.1%
Class A-4	Aaa(sf) /AAAsf / AAA(sf)	(8)		30.000%(7)	(8)	(8)	35.1%	25.1%
Class A-5	Aaa(sf) /AAAsf / AAA(sf)	(8)		30.000%(7)	(8)	(8)	35.1%	25.1%
Class A-SB	Aaa(sf) / AAAsf / AAA(sf)	$26,371,000		30.000%(7)	6.62	39 – 114	35.1%	25.1%
Class X-A(9)	Aaa(sf) / AAAsf / AAA(sf)	$496,276,00	0(10)	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	NR / AAAsf / AAA(sf)	$86,848,000	(10)	N/A	N/A	N/A	N/A	N/A
Class A-S	Aa2(sf) / AAAsf / AAA(sf)	$86,848,000		17.750%	9.93	119 – 119	41.2%	21.4%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/ KBRA)	Initial Certificate Balance or Notional Amount (2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class X-F(9)(11)	NR / BB-sf / BB(sf)	$13,293,000	(10)	N/A	N/A	N/A	N/A	N/A
Class B	NR / AA-sf / AA(sf)	$31,904,000		13.250%	9.93	119 – 119	43.5%	20.3%
Class C	NR / A-sf / A-(sf)	$24,814,000		9.750%	9.98	119 – 120	45.2%	19.5%
Class D	NR / BBB+sf / BBB+(sf)	$7,089,000		8.750%	10.01	120 – 120	45.7%	19.3%
Class E	NR / BBB-sf / BBB(sf)	$12,407,000		7.000%	10.01	120 – 120	46.6%	18.9%
Class F(11)	NR / BB-sf / BB(sf)	$13,293,000		5.125%	10.01	120 – 120	47.5%	18.6%
Class G-RR(11)	NR / B-sf/ B+(sf)	$7,976,000		4.000%	10.01	120 – 120	48.1%	18.3%
Class J-RR	NR / NR / NR	$21,269,000		1.000%	10.01	120 – 120	49.6%	17.8%
Class K-RR	NR / NR / NR	$7,090,365		0.000%	10.01	120 – 120	50.1%	17.6%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance	Initial Subordination Levels	Weighted Average Life (years)(12)	Principal Window (months)(12)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield
VRR Interest(13)(14)(15)	NR / NR / NR	$20,235,347	N/A	9.52	1 – 120	N/A	N/A

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “Principal Balance Certificates”), in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.
(2)	Approximate; subject to a variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any other class of certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above.
(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest and the Principal Balance Certificates, pro rata in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans. The weighted average life and principal window of the Class A-4 and Class A-5 certificates are subject to change as described in footnote (8) below.
(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Certificate Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.
(8)	The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $453,743,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)	Expected Range of Principal Window (months)
Class A-4	$0 – $189,709,000	NAP – 9.63	NAP / 111 – 117
Class A-5	$264,034,000 – $453,743,000	9.81 – 9.73	117 –119 / 111 - 119

(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, and Class X-F certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates (weighted based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the pass-through rate of the Class A-S certificates and (C) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates.
(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class A-S certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of such class of Class X Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
STRUCTURE SUMMARY
(11)	The initial Certificate Balance of each of the Class F and Class G-RR certificates, and the notional amount of the Class X-F certificates, is subject to change based on final pricing of all Certificates, the final determination of the Class G-RR, Class J-RR and Class K-RR (collectively, the “HRR Certificates”) that will be retained by KKR Real Estate Finance Holdings L.P. (through KREF Securities Holdings, LLC, its “majority-owned affiliate”) and Forethought Life Insurance Company (or its affiliate), each as a retaining third-party purchaser, in partial satisfaction of the retention obligations of German American Capital Corporation, in its capacity as retaining sponsor, to satisfy the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(12)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest (as defined below) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(13)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security (the “VRR Interest”), representing the right to receive a specified percentage (to be determined as described in footnote (14) below) of all amounts collected on the mortgage loans (net of expenses of the issuing entity) that are available for distribution on the non-VRR certificates and the VRR Interest. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of certificates.
(14)	The initial Certificate Balance of the VRR Interest is subject to change depending on the final pricing of all classes of certificates with the final Certificate Balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial Certificate Balance of the VRR Interest is reduced, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such reduction in the initial Certificate Balance of the VRR Interest. If the initial Certificate Balance of the VRR Interest is increased, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such increase in the initial Certificate Balance of the VRR Interest. For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.
(15)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	UBS AG	Cummins Station	Office	$7,500,000	39	58.8%	1.62x	12.0%
(1)	This table reflects the mortgage loan whose balloon payment will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates or anticipated repayment dates and (iii) each mortgage loan is paid in full on its stated maturity date or anticipated repayment dates. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Benchmark 2026-B42 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit(1)	Cut-off Date LTV(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
215 Park Avenue South	GACC	New York, NY	Office	$70,000,000	9.6%	$311.94	50.0%	2.18x	14.4%
Gilbert Gateway Towne Center	CREFI	Gilbert, AZ	Retail	$60,000,000	8.2%	219.00	70.3%	1.30x	9.2%
U-Haul Portfolio	GSMC	Various	Self Storage	$38,702,733	5.3%	120.80	51.4%	1.47x	11.1%
525 7th Avenue	CREFI	New York, NY	Office	$35,000,000	4.8%	245.64	53.2%	1.84x	12.3%
Fishers Twinbrook	GSMC	Rockville, MD	Mixed Use	$30,000,000	4.1%	200.08	36.5%	3.35x	19.2%
50 West 23rd Street	CREFI	New York, NY	Office	$30,000,000	4.1%	250.19	39.9%	2.18x	15.3%
Haverford Retail Partners Portfolio	CREFI	Various	Retail	$30,000,000	4.1%	106.70	59.7%	2.04x	12.9%
UOVO Evergreen	GACC	Brooklyn, NY	Self Storage	$28,000,000	3.8%	936.78	54.9%	1.66x	9.9%
ExchangeRight Net Leased Portfolio #74	Barclays	Various	Retail	$26,750,000	3.7%	135.30	47.9%	2.16x	13.4%
67th and Camelback	GACC	Glendale, AZ	Retail	$20,500,000	2.8%	191.77	66.1%	1.38x	9.6%
Total/Weighted Average				$368,952,733	50.6%		53.7%	1.93x	12.7%
(1)	The Cut-off Date Balance per NRA/Unit/Room, Cut-off Date LTV, U/W NCF DSCR and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

Subordinate Debt Summary(1)
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(2)	Total Debt U/W NCF DSCR(3)	Trust Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(3)	Trust U/W NOI Debt Yield(2)	Total Debt U/W NOI Debt Yield(3)
BioMed MIT Portfolio	$13,000,000	$834,000,000	$478,000,000	NAP	2.75x	1.66x	35.3%	55.2%	16.6%	10.6%
(1)	Twenty-one (21) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(2)	Trust U/W NCF DSCR, Trust Cut-off Date LTV and Trust U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(3)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Benchmark 2026-B42 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	215 Park Avenue South	A-1	$50,000,000	Benchmark 2026-B42	Yes	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC
		A-2	$20,000,000	Benchmark 2026-B42	No
		A-3	$15,000,000	GACC	No
		A-4	$13,000,000	GACC	No
		A-5	$10,000,000	GACC	No
3	U-Haul Portfolio	A-1	$29,814,143	Benchmark 2026-B42	Yes	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC
		A-2	$29,814,143	BBCMS 2025-C39	No
		A-3	$9,938,048	BMO 2026-C14	No
		A-4	$8,888,590	Benchmark 2026-B42	No
4	525 7th Avenue	A-1	$75,000,000	BBCMS 2025-C39	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
		A-2-1	$15,000,000	BMO 2026-C14	No
		A-2-2	$15,000,000	Benchmark 2026-B42	No
		A-3	$20,000,000	Benchmark 2026-B42	No
5	Fishers Twinbrook	A-1	$30,000,000	Benchmark 2026-B42	Yes	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC
		A-2	$16,000,000	GSBI	No
6	50 West 23rd Street	A-1	$53,000,000	CREFI	Yes	Future Securitization(2)	Future Securitization(2)
		A-2	$30,000,000	Benchmark 2026-B42	No
7	Haverford Retail Partners Portfolio	A-1	$51,900,000	BBCMS 2025-C39	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
		A-2	$30,000,000	Benchmark 2026-B42	No
8	UOVO Evergreen	A-1-1	$56,000,000	BMO 2025-C13	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
		A-1-2	$28,000,000	Benchmark 2026-B42	No
		A-2	$21,000,000	BMO 2025-C13	No
18	BioMed MIT Portfolio	A1-S	$87,400,000	BX 2025-LIFE	Yes	KeyBank National Association	KeyBank National Association
		A2-S	$87,400,000	BX 2025-LIFE	No
		A3-S	$87,400,000	BX 2025-LIFE	No
		A4-S	$87,400,000	BX 2025-LIFE	No
		A5-S	$87,400,000	BX 2025-LIFE	No
		A1-C1-A	$18,750,000	BBCMS 2025-C35	No
		A1-C1-B	$22,250,000	WFCM 2025-C65	No
		A1-C2-A	$23,500,000	BANK 2025-BNK51	No
		A1-C2-B	$17,500,000	BMO 2025-C13	No
		A2-C1	$41,000,000	MSBAM 2025-C35	No
		A2-C2-A	$18,500,000	MSBAM 2025-C35	No
		A2-C2-B	$22,500,000	Benchmark 2025-B41	No
		A3-C1-A	$18,750,000	BBCMS 2025-C35	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Benchmark 2026-B42 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
		A3-C1-B	$20,250,000	Benchmark 2025-B41	No
		A3-C1-C	$2,000,000	Benchmark 2026-B42	No
		A3-C2-A	$30,000,000	BMO 2025-C13	No
		A3-C2-B	$11,000,000	Benchmark 2026-B42	No
		A4-C1-A	$18,750,000	BBCMS 2025-C35	No
		A4-C1-B	$20,250,000	Benchmark 2025-B41	No
		A4-C1-C	$2,000,000	WFCM 2025-C65	No
		A4-C2-A	$30,000,000	BMO 2025-C13	No
		A4-C2-B	$11,000,000	WFCM 2025-C65	No
		A5-C1-A	$18,750,000	BBCMS 2025-C35	No
		A5-C1-B	$22,250,000	WFCM 2025-C65	No
		A5-C2-A	$31,000,000	BMO 2026-C14	No
		A5-C2-B	$10,000,000	BMO 2026-C14	No
		B-1	$38,280,000	BX 2025-LIFE	No
		B-2	$38,280,000	BX 2025-LIFE	No
		B-3	$38,280,000	BX 2025-LIFE	No
		B-4	$38,280,000	BX 2025-LIFE	No
		B-5	$38,280,000	BX 2025-LIFE	No
		C-1	$38,460,000	BX 2025-LIFE	No
		C-2	$38,460,000	BX 2025-LIFE	No
		C-3	$38,460,000	BX 2025-LIFE	No
		C-4	$38,460,000	BX 2025-LIFE	No
		C-5	$38,460,000	BX 2025-LIFE	No
		D-1	$18,860,000	BX 2025-LIFE	Yes
		D-2	$18,860,000	BX 2025-LIFE	No
		D-3	$18,860,000	BX 2025-LIFE	No
		D-4	$18,860,000	BX 2025-LIFE	No
		D-5	$18,860,000	BX 2025-LIFE	No
27	Landstown Commons	A-1	$55,000,000	BMO 2026-C14	Yes	Trimont, LLC	Rialto Capital Advisors, LLC
		A-2	$10,000,000	BMO	No
		A-3	$8,400,000	Benchmark 2026-B42	No
30	Cummins Station	A-1	$60,000,000	BANK5 2024-5YR8	Yes	Trimont LLC	Greystone Servicing Company LL C
		A-2-1	$25,000,000	BANK5 2024-5YR9	No
		A-2-2-1-1	$7,500,000	Benchmark 2026-B42	No
		A-2-2-1-2	$7,500,000	UBS AG	No
		A-2-2-2	$10,000,000	BMO 2026-C14	No
		A-3	$25,000,000	WFCM 2024-5C1	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Benchmark 2026-B42 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
36	U-Haul AREC RW Portfolio	A-1-1	$57,640,677	BMO 2026-C14	Yes	Trimont LLC	Rialto Capital Advisors, LLC
		A-1-2	$1,987,610	Benchmark 2026-B42	No
		A-2-1	$19,876,096	SGFC	No
		A-2-2	$3,975,219	Benchmark 2026-B42	No
		A-3	$14,907,072	SGFC	No
		A-4	$4,969,024	BMO 2026-C14	No

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).
(2)	The 50 West 23rd Street whole loan is expected to initially be serviced under the Benchmark 2026-B42 pooling and servicing agreement. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related controlling noteholder and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Benchmark 2026-B42 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
$997,810	-	$9,999,999	42	$202,979,872	27.8%	6.0504%	115	4.34x	40.4%	38.4%
$10,000,000	-	$19,999,999	10	$157,269,108	21.6%	6.1879%	117	1.79x	54.1%	48.7%
$20,000,000	-	$29,999,999	3	$75,250,000	10.3%	6.1145%	116	1.76x	55.5%	55.5%
$30,000,000	-	$39,999,999	5	$163,702,733	22.4%	5.9347%	117	2.13x	48.5%	45.7%
$40,000,000	-	$70,000,000	2	$130,000,000	17.8%	6.3527%	120	1.77x	59.4%	59.4%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
5.2700%	-	5.9999%	25	$265,197,864	36.4%	5.7561%	117	2.72x	45.4%	41.8%
6.0000%	-	6.4999%	33	$366,028,977	50.2%	6.1956%	118	2.78x	48.9%	47.2%
6.5000%	-	6.9999%	3	$90,474,871	12.4%	6.7514%	118	1.34x	67.8%	66.5%
7.0000%	-	7.1550%	1	$7,500,000	1.0%	7.1550%	39	1.62x	58.8%	58.8%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Property Type Distribution(1)(3)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/Rooms	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Retail	22	$221,098,597	30.3%	2,370,196	$93	6.3382%	118	97.5%	1.63x	62.7%	61.9%
Anchored	11	$194,348,597	26.7%	2,172,492	$89	6.3737%	118	97.2%	1.56x	64.7%	63.8%
Single Tenant	11	$26,750,000	3.7%	197,704	$135	6.0800%	118	100.0%	2.16x	47.9%	47.9%
Self Storage	52	$177,255,562	24.3%	2,351,882	$75	5.8206%	117	89.3%	1.54x	54.9%	49.1%
Self Storage	52	$177,255,562	24.3%	2,351,882	$75	5.8206%	117	89.3%	1.54x	54.9%	49.1%
Office	5	$154,500,000	21.2%	1,780,262	$87	6.2224%	115	91.5%	2.22x	47.2%	47.2%
CBD	5	$154,500,000	21.2%	1,780,262	$87	6.2224%	115	91.5%	2.22x	47.2%	47.2%
Multifamily	26	$94,994,032	13.0%	1,947	$48,790	6.0877%	117	96.3%	7.37x	20.9%	18.6%
Cooperative	25	$76,577,043	10.5%	1,831	$41,823	6.0162%	118	95.5%	8.85x	11.5%	10.6%
Garden	1	$18,416,989	2.5%	116	$158,767	6.3850%	115	100.0%	1.21x	60.2%	51.8%
Mixed Use	11	$61,878,650	8.5%	1,687,003	$37	5.7232%	116	92.1%	2.73x	38.7%	35.5%
Lab/Office	9	$43,000,000	5.9%	1,544,386	$28	5.5832%	115	99.0%	3.17x	36.1%	36.1%
Office/Retail	1	$13,878,650	1.9%	142,614	$97	6.0500%	116	68.0%	1.68x	42.7%	28.3%
Multifamily/Retail	1	$5,000,000	0.7%	3	$1,666,667	6.0200%	120	100.0%	1.89x	49.5%	49.5%
Hospitality	1	$13,474,871	1.8%	127	$106,101	6.9190%	118	74.3%	1.53x	67.4%	58.7%
Limited Service	1	$13,474,871	1.8%	127	$106,101	6.9190%	118	74.3%	1.53x	67.4%	58.7%
Manufactured Housing	6	$6,000,000	0.8%	156	$38,462	6.4420%	116	94.8%	1.38x	62.5%	62.5%
Manufactured Housing	6	$6,000,000	0.8%	156	$38,462	6.4420%	116	94.8%	1.38x	62.5%	62.5%
Total/Weighted Average	123	$729,201,713	100.0%			6.1146%	117	93.2%	2.57x	50.1%	47.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Benchmark 2026-B42 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Geographic Distribution(1)(3)(4)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
New York	31	$256,577,043	35.2%	6.0940%	118	4.15x	37.1%	36.8%
California	13	$95,401,017	13.1%	5.9146%	117	1.49x	58.2%	52.6%
Northern	7	$57,814,328	7.9%	5.8518%	117	1.43x	58.4%	51.6%
Southern	6	$37,586,689	5.2%	6.0111%	117	1.60x	57.8%	54.3%
Arizona	3	$80,620,627	11.1%	6.6368%	118	1.32x	69.2%	69.2%
Maryland	2	$39,450,000	5.4%	5.6531%	117	2.97x	44.3%	44.3%
Other	74	$257,153,026	35.3%	6.1164%	115	1.72x	55.0%	50.6%
Total/Weighted Average	123	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Distribution of Cut-off Date LTVs(1)(2)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
2.0%	-	39.9%	29	$161,577,043	22.2%	5.9713%	118	5.74x	24.3%	23.9%
40.0%	-	49.9%	4	$54,628,650	7.5%	5.9979%	118	2.02x	46.0%	42.3%
50.0%	-	59.9%	18	$331,079,159	45.4%	6.0259%	116	1.73x	54.6%	51.1%
60.0%	-	70.3%	11	$181,916,860	24.9%	6.4384%	118	1.44x	66.2%	64.4%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Distribution of Maturity Date LTVs(1)(2)
Range of Maturity Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
1.7%	-	39.9%	32	$220,121,256	30.2%	5.8969%	117	4.62x	30.9%	27.3%
40.0%	-	49.9%	7	$82,623,597	11.3%	5.9875%	118	1.87x	50.7%	47.1%
50.0%	-	59.9%	15	$284,481,860	39.0%	6.1597%	115	1.74x	56.2%	54.0%
60.0%	-	70.3%	8	$141,975,000	19.5%	6.4357%	118	1.46x	67.2%	67.2%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
1.21x	-	1.49x	12	$218,432,551	30.0%	6.2239%	117	1.36x	61.4%	56.6%
1.50x	-	1.99x	17	$213,442,119	29.3%	6.1774%	114	1.67x	57.4%	54.5%
2.00x	-	2.49x	6	$168,250,000	23.1%	6.0958%	119	2.16x	48.9%	48.9%
2.50x	-	21.81x	27	$129,077,043	17.7%	5.8504%	117	6.64x	20.5%	20.1%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Original Terms to Maturity(1)
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
60	-	60	1	$7,500,000	1.0%	7.1550%	39	1.62x	58.8%	58.8%
120	-	120	61	$721,701,713	99.0%	6.1038%	118	2.58x	50.0%	47.6%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Distribution of Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
39	-	59	1	$7,500,000	1.0%	7.1550%	39	1.62x	58.8%	58.8%
111	-	114	1	$13,000,000	1.8%	5.8928%	111	2.75x	35.3%	35.3%
115	-	120	60	$708,701,713	97.2%	6.1077%	118	2.58x	50.3%	47.9%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
9.1%	-	9.9%	8	$163,556,989	22.4%	6.4577%	117	1.38x	63.7%	62.7%
10.0%	-	11.9%	16	$178,490,562	24.5%	5.8828%	117	1.53x	57.8%	52.0%
12.0%	-	13.9%	7	$141,698,468	19.4%	6.2098%	113	1.91x	55.1%	53.1%
14.0%	-	15.9%	3	$102,500,000	14.1%	6.1807%	120	2.18x	46.5%	46.5%
16.0%	-	17.9%	2	$26,878,650	3.7%	5.9740%	114	2.20x	39.1%	31.7%
18.0%	-	19.9%	1	$30,000,000	4.1%	5.4490%	117	3.35x	36.5%	36.5%
20.0%	-	160.9%	25	$86,077,043	11.8%	5.9839%	118	8.37x	12.7%	12.0%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Interest Only	30	$490,665,000	67.3%	6.1817%	117	2.18x	52.4%	52.4%
Amortizing Balloon	22	$120,521,151	16.5%	6.1932%	117	5.26x	36.0%	30.2%
Interest Only, Amortizing Balloon	8	$73,350,000	10.1%	5.8625%	117	1.45x	56.9%	50.2%
Amortizing Balloon - ARD	2	$44,665,562	6.1%	5.5800%	116	1.46x	51.5%	39.5%
Total/Weighted Average	62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%
(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s). For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative.
(2)	With respect to five mortgage loans comprising 54 mortgaged properties (18.3%), the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(3)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.
(4)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Previously Securitized Mortgaged Properties(1)(2)
Mortgaged Property	Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
215 Park Avenue South	$70,000,000	9.6%	New York, New York	Office	JPMBB 2016-C1
Gilbert Gateway Towne Center	60,000,000	8.2%	Gilbert, Arizona	Retail	BMARK 2023-V4, BMO 2023-5C2
525 7th Avenue	35,000,000	4.8%	New York, New York	Office	MSC 2015-UBS8, MSC 2016-UBS9, BACM 2016-UB10
67th and Camelback	20,500,000	2.8%	Glendale, Arizona	Retail	JPMBB 2015-C33
Pavilion Center	19,525,000	2.7%	Vista, California	Retail	BANC 2016-CRE1
Security Public Storage - Salinas	18,300,000	2.5%	Salinas, California	Self Storage	WFCM 2015-P2
Island Plaza Shopping Center	17,000,000	2.3%	Marco Island, Florida	Retail	MSBAM 2013-C13
45 - 75 Sidney	2,764,310	0.4%	Cambridge, Massachusetts	Mixed Use	CAMB 2019-LIFE
40 Landsdowne	2,339,038	0.3%	Cambridge, Massachusetts	Mixed Use	CAMB 2019-LIFE
35 Landsdowne	2,177,937	0.3%	Cambridge, Massachusetts	Mixed Use	CAMB 2019-LIFE
65 Landsdowne	1,517,929	0.2%	Cambridge, Massachusetts	Mixed Use	CAMB 2019-LIFE
88 Sidney	1,321,143	0.2%	Cambridge, Massachusetts	Mixed Use	CAMB 2019-LIFE
64 Sidney	1,053,157	0.1%	Cambridge, Massachusetts	Mixed Use	CAMB 2019-LIFE
38 Sidney	1,018,238	0.1%	Cambridge, Massachusetts	Mixed Use	CAMB 2019-LIFE
26 Landsdowne	808,247	0.1%	Cambridge, Massachusetts	Mixed Use	CAMB 2019-LIFE
Security Public Storage - Pittsburg	11,700,000	1.6%	Pittsburg, California	Self Storage	WFCM 2015-P2
Sunset Plaza	9,500,000	1.3%	San Angelo, Texas	Retail	WFCM 2015-P2
Securlock Colony Self Storage	8,900,000	1.2%	The Colony, Texas	Self Storage	WFCM 2016-C34
Security Public Storage – Glendora	8,700,000	1.2%	Glendora, California	Self Storage	WFCM 2016-C33
Security Public Storage - Manteca	8,050,000	1.1%	Manteca, California	Self Storage	WFCM 2015-P2
Security Public Storage – Shaw	7,600,000	1.0%	Fresno, California	Self Storage	WFCM 2016-NXS5
Security Public Storage – Sparks	7,000,000	1.0%	Sparks, Nevada	Self Storage	WFCM 2016-C33
Security Public Storage - Blackstone	6,200,000	0.9%	Fresno, California	Self Storage	WFCM 2016-NXS5
Imperial Owners Corp.	6,194,944	0.8%	Port Chester, New York	Multifamily	WFCM 2016-C33
Security Public Storage - Sacramento III	5,800,000	0.8%	Sacramento, California	Self Storage	WFCM 2015-P2
150 West 87th Owners Corp.	5,500,000	0.8%	New York, New York	Multifamily	WFCM 2016-C33
Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	4,989,523	0.7%	Jackson Heights, New York	Multifamily	WFCM 2016-C32
855 E. Broadway Owners Corp.	4,800,000	0.7%	Long Beach, New York	Multifamily	WFCM 2016-C33
65 West 95th Owners Corp.	4,436,007	0.6%	New York, New York	Multifamily	WFCM 2016-C32
333 Bronx River Tenants Corp.	3,988,368	0.5%	Yonkers, New York	Multifamily	WFCM 2016-C32
Pelhamdale Manor Corp.	3,741,841	0.5%	New Rochelle, New York	Multifamily	WFCM 2016-C32
Westbrook Tenants Corporation	3,595,858	0.5%	White Plains, New York	Multifamily	WFCM 2017-RC1
East 10th St. Owners Corp.	2,750,000	0.4%	New York, New York	Multifamily	WFCM 2016-C33
601 79 Owners Corp.	2,696,441	0.4%	Brooklyn, New York	Multifamily	WFCM 2016-C33
135 Willow Owners Corp.	2,642,234	0.4%	Brooklyn, New York	Multifamily	WFCM 2016-C32
Garden Hamilton, Inc.	2,492,991	0.3%	Garden City, New York	Multifamily	WFCM 2016-C32
Willow House Owners Corp.	2,147,128	0.3%	Rockville Centre, New York	Multifamily	WFCM 2016-C33
33 Greene Street Corp.	1,877,497	0.3%	New York, New York	Multifamily	WFCM 2016-C33
West 12th Street Tenants Corp.	1,200,000	0.2%	New York, New York	Multifamily	WFCM 2016-C33
(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database and has not otherwise been confirmed by the related mortgage loan seller.
(2)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
STRUCTURE OVERVIEW
Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the Certificates (other than the Class R certificates and the VRR Interest) (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of all classes of Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and. “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex G to the Preliminary Prospectus, then to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR certificates has been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the, Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each of the Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, (ii) the notional amount of the Class X-B certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class A-S certificates and (iii) the notional amount of the Class X-F certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class F certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-F certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, and Class K-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
STRUCTURE OVERVIEW

WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the pass-through rate of the Class A-S certificates, and (C) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with the Class K-RR certificates through and including the Class A-S certificates and then to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of Principal Balance Certificates on such Distribution Date and (b) the Base Interest Fraction for the related principal prepayment and such class of certificates. The VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) will be distributed to the VRR Interest.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (without regard to any increase in the interest rate of any ARD Loan after the related anticipated repayment date, and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
STRUCTURE OVERVIEW

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A and Class X-B certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A and Class X-B certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

Whole Loans:

The mortgaged properties or portfolios of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as 215 Park Avenue South, U-Haul Portfolio, 525 7th Avenue, Fishers Twinbrook, 50 West 23rd Street, Haverford Retail Partners Portfolio, UOVO Evergreen, BioMed MIT Portfolio, Landstown Commons, Cummins Station and U-Haul AREC RW Portfolio each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and any subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” means, (i) with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); and (ii) with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the related Loan-Specific Directing Holder identified in the Preliminary Prospectus (which is expected to be the holder of the related controlling pari passu companion loan) prior to the related Servicing Shift Securitization Date.

KREF Securities Holdings, LLC, or its affiliate is expected to appoint itself or its affiliate as the initial Trust Directing Holder.

For a description of the directing holder (or equivalent party) for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class G-RR, Class J-RR and Class K-RR
Controlling Class:

The Controlling Class will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
STRUCTURE OVERVIEW

subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further, that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E and Class F certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Closing Date will be the Class K-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class (an “Appraised-Out Class”).

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount, as applicable, based on such supplemental appraisal, and if required by such recalculation, the applicable Appraised-Out Class as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) equal to at least 25% of the initial Certificate Balance of that class, or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any cumulative appraisal reduction amounts) equal to at least 25% of the initial Certificate Balance of that class, or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:

The risk retention consultation party will have certain non-binding consultation rights with respect to certain material servicing actions. The holder of the VRR Interest will be entitled to appoint a risk retention consultation party. Deutsche Bank AG, New York Branch (a majority-owned affiliate of GACC) is expected to be appointed as the initial risk retention consultation party.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and the VRR Interest requesting a vote to replace the Special Servicer (other than with respect to any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates, except in the case of the termination of the Asset Representations Reviewer) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

If at any time, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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with respect Non-Serviced Whole Loans) must be confirmed by an affirmative vote of holders of Principal Balance Certificates and the VRR Interest representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates and the VRR Interest whose holders voted on the matter; provided that holders of Principal Balance Certificates and the VRR Interest that so voted on the matter (i) hold Principal Balance Certificates and the VRR Interest representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates and the VRR Interest on an aggregate basis (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other, within 180 days from the time such recommendation is posted to the Certificate Administrator’s website and subject to the receipt of written confirmation from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% (or 0.50% with respect to a liquidation fee in connection with the Fishers Twinbrook whole loan) of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of (i) $3,500 (with respect to the General Special Servicer) and (ii) $2,500 (with respect to the NCB Special Servicer). The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of such Classes of Certificates or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the second to last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Benchmark 2026-B42 Mortgage Trust
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exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%
Mortgage Loan Information		Property Information
Loan Sellers:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – CBD
Borrower Sponsor(s)(1):	Dever Properties N.V., Ali Harandi, Seddigheh Rashidmanesh, Ali Rashidmanesh, Karim Rashidmanesh and Hamid Rashidmanesh	Collateral:	Fee
Borrower(s):	Dever Properties LLC	Location:	New York, NY
Original Balance(2):	$70,000,000	Year Built / Renovated:	1910 / 1982
Cut-off Date Balance(2):	$70,000,000	Property Management:	SL Green Leasing, Inc.
% by Initial UPB:	9.6%	Size:	346,216 SF
Interest Rate:	6.05500%	Appraised Value / Per SF(6):	$216,000,000 / $624
Note Date:	February 11, 2026	Appraisal Date:	November 4, 2025
Original Term:	120 months	Occupancy:	89.9% (as of February 5, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	91.5%
Original Amortization:	NAP	Underwritten NOI:	$15,570,889
Interest Only Period:	120 months	Underwritten NCF:	$14,445,687
First Payment Date:	April 6, 2026
Maturity Date:	March 6, 2036	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$14,286,170 (TTM November 30, 2025)
Additional Debt Balance(2):	$38,000,000	2024 NOI:	$14,734,907
Call Protection(3):	L(12),YM1(12),DorYM1(91),O(5)	2023 NOI:	$12,194,335
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$10,448,637
Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$312
Taxes:	$1,972,553	$442,000	NAP	Maturity Date Loan / SF:	$312
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	50.0%
Replacement Reserves:	$0	$7,213	NAP	Maturity Date LTV:	50.0%
TI / LC:	$3,000,000	$86,554	NAP	UW NOI DY:	14.4%
Other(5):	$1,934,349	$0	NAP	UW NCF DSCR:	2.18x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$108,000,000	100.0%	Loan Payoff	$95,467,222	88.4%
			Upfront Reserves	6,906,902	6.4
			Borrower Sponsor Equity	4,012,306	3 7
			Closing Costs	1,613,570	1.5
Total Sources	$108,000,000	100.0%	Total Uses	$108,000,000	100.0%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 215 Park Avenue South Whole Loan (as defined below).
(2)	The 215 Park Avenue South Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $108.0 million (the “215 Park Avenue South Whole Loan”). The Financial Information in the chart above reflects the 215 Park Avenue South Whole Loan.
(3)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on April 6, 2026. Defeasance of the 215 Park Avenue South Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the 215 Park Avenue South Whole Loan to be securitized and (ii) February 11, 2029. The assumed defeasance lockout period of 24 payments is based on the expected Benchmark 2026-B42 securitization closing date in March 2026. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” below.
(5)	Other Reserves consist of a Specified Rollover Reserve ($1,019,108) and Rent Replication Reserve ($915,241). The Specified Rollover Reserve is kept in the same account as the TI / LC reserve. See “Initial and Ongoing Reserves” below.
(6)	The Appraised Value represents the “Market Value Adding Escrow Reserves” appraised value which assumes that $4,149,340 of reserves are held with the lender and would transfer with the real estate in the event of a sale. At origination of the 215 Park Avenue South Whole Loan reserves were deposited as set forth in the table above. Based on the “As Is” appraised value of $212,000,000, the Cut-off Date LTV and Maturity Date LTV would be 50.9%.

The Loan. The largest mortgage loan (the “215 Park Avenue South Mortgage Loan”) is part of the 215 Park Avenue South Whole Loan secured by the borrower’s fee interest in a 20-story, 346,216 SF, Class B office building located on the corner of East 18th Street and Park Avenue South in the Union Square neighborhood of Manhattan, New York (the “215 Park Avenue South Property”). The 215 Park Avenue South Whole Loan consists of five pari passu promissory notes and accrues interest at a rate of 6.05500% per annum on an Actual/360 basis. The 215 Park Avenue South Whole Loan has a 10-year term and is interest only for the entire duration of the term. The 215 Park Avenue South Whole Loan was originated on February 11, 2026 by German American Capital Corporation (“GACC”). The 215 Park Avenue South Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2 contributed by GACC, with an aggregate original principal balance of $70,000,000. The 215 Park Avenue South Property was previously securitized in 2016 within JPMBB 2016-C1. The prior mortgage loan matured on February 6, 2026. The 215 Park Avenue South Whole Loan is expected to be serviced pursuant to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

pooling and servicing agreement for the Benchmark 2026-B42 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the 215 Park Avenue South Whole Loan.

215 Park Avenue South Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$50,000,000	$50,000,000	Benchmark 2026-B42	Yes
A-2	$20,000,000	$20,000,000	Benchmark 2026-B42	No
A-3(1)	$15,000,000	$15,000,000	GACC	No
A-4(1)	$13,000,000	$13,000,000	GACC	No
A-5(1)	$10,000,000	$10,000,000	GACC	No
Total	$108,000,000	$108,000,000

(1)     Expected to be contributed to a future securitization.

The Property. The 215 Park Avenue South Property is a 20-story, 346,216 SF, Class B office building located in the Union Square neighborhood of Manhattan, New York. The 215 Park Avenue South Property was built in 1910 and comprises 323,777 SF of office space, 11,557 SF of storage space and 10,882 SF of ground-level retail space situated on a 14,273 square foot parcel of land. Since 2021, the 215 Park Avenue South Property has received approximately $3.5 million in capital investments including approximately $2.1 million for corridor/bathroom upgrades. The borrower has signed approximately 65,950 SF (19.0% of NRA) of new leases or renewals since December 2024 representing $4.4 million in additional base rent. The 215 Park Avenue South Property benefits from its close proximity to the Union Square subway station, approximately one block south, which is serviced by the 4, 5, 6, L, N, Q and R subway lines.

As of February 5, 2026, the 215 Park Avenue South Property was 89.9% occupied by 25 individual tenants and features a diverse mix of office tenants in the medical, tech, legal, and fashion/art industries as well as CVS in the ground floor and basement retail space. The tenancy has a weighted average tenure of approximately 11.3 years and a remaining weighted average lease term of 4.6 years. The anchor tenants include Industrious (as defined below) (51,765 SF / 16.7% of base rent / lease expiration date: September 30, 2035), Rakuten USA (as defined below) (34,510 SF / 11.8% of base rent / lease expiration date: December 31, 2027), and Stellar Health (as defined below) (33,224 SF / 9.7% of base rent / lease expiration date: December 31, 2030). The 215 Park Avenue South Property has maintained a 91.6% average occupancy from 2010 through 2025.

Master Lease. The borrower has master leased the 215 Park Avenue South Property (the “215 PAS Master Lease”) to 215 Park Avenue South Associates, L.P. (the “215 PAS Master Tenant”) through October 15, 2033. Pursuant to the 215 PAS Master Lease, the 215 PAS Master Tenant entered into a management agreement with an affiliate, SL Green Leasing, Inc., under which SL Green Leasing Inc. is the property manager of the 215 Park Avenue South Property. The 215 PAS Master Tenant borrowed a leasehold loan (the “215 PAS Leasehold Loan”) and mortgaged its leasehold interest under the 215 PAS Master Lease (the “215 PAS Leasehold Mortgage”) to secure the 215 PAS Leasehold Loan, which loan and mortgage were later acquired by Valencia Investments Overseas Ltd., an affiliate of the borrower (the “Affiliated Leasehold Mortgagee”). The 215 PAS Leasehold Loan is due on the same date as the expiration of the 215 PAS Master Lease. As of the 215 Park Avenue South Whole Loan origination date, the 215 PAS Master Lease was amended to (i) provide for monthly payments of net annual rent payments of $575,000 (structured to be equal to debt service payments under the 215 Park Avenue South Whole Loan), and (ii) state that the 215 PAS Master Tenant’s failure to separately pay any amounts required by the lender for monthly reserves under the 215 Park Avenue South Whole Loan would constitute an Event of Default (as defined in the 215 PAS Master Lease) under the 215 PAS Master Lease.

Prior to the origination of the 215 Park Avenue South Whole Loan, the 215 PAS Master Lease was generally structured so as to require payments thereon only to the extent of net cash flow from the 215 Park Avenue South Property. As of the 215 Park Avenue South Whole Loan origination date, approximately $119,677,108.77 of accrued and unpaid rent, together with accrued and unpaid interest thereon, was due and payable from the 215 PAS Master Tenant to the related borrower under the 215 PAS Master Lease. In addition, approximately $16,951,283.14 of outstanding principal and $3,275,449.13 of accrued and unpaid interest is due and payable from the 215 PAS Master Tenant to the Affiliated Leasehold Mortgagee under the 215 PAS Leasehold Loan.

At origination of the 215 Park Avenue South Whole Loan, the borrower, the lender and the 215 PAS Master Tenant entered into a Subordination, Non-Disturbance and Attornment Agreement pursuant to which the 215 PAS Master Tenant subordinated its interest in the 215 PAS Master Lease to the 215 Park Avenue South Whole Loan and agreed to attorn to the lender if it took title to the 215 Park Avenue South Property, and the lender agreed that it would not disturb the 215 PAS Master Tenant’s possession of the 215 Park Avenue South Property so long as the 215 PAS Master Tenant is not in default under the 215 PAS Master Lease. In addition, the 215 PAS Master Tenant has agreed that all rents from the 215 Park Avenue South Property, including rents paid by the subtenants of the 215 PAS Master Tenant, will be deposited into the lockbox account for the benefit of the lender under the 215 Park Avenue South Whole Loan. In addition, the Affiliated Leasehold Mortgagee has agreed that no payments will be made on the 215 PAS Leasehold Loan if a Trigger Period (as defined below) is in effect. Further, the Affiliated Leasehold Mortgagee has provided a guaranty of the borrower’s obligations under the 215 Park Avenue South Whole Loan, which guaranty is limited to its interest in the 215 PAS Leasehold Mortgage, and has pledged its interest in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

215 PAS Leasehold Loan and the 215 PAS Leasehold Mortgage to the lender to secure such guaranty. Due to the 215 PAS Master Lease, all leases of the 215 Park Avenue South Property constitute subleases under the 215 PAS Master Lease.

Major Tenants.

Industrious NYC LLC (51,765 SF; 15.0% of net rentable area; 16.7% of underwritten base rent): Headquartered in New York City, Industrious NYC LLC (“Industrious”) is a provider of flexible and co-working workplace solutions. Industrious has an asset-light business model that emphasizes partnership agreements with property owners rather than traditional leases. Industrious’ global network spans more than 200 locations in over 65 cities. Industrious has three leases at the 215 Park Avenue South Property each 17,255 SF expiring on September 30, 2035 with no extension options or termination options. Industrious has a monthly rent abatement of approximately $18,500 from February through April 2028, which was reserved for at origination.

Rakuten USA, Inc. (34,510 SF; 10.0% of net rentable area; 11.8% of underwritten base rent): Rakuten Group (“Rakuten”), the parent of Rakuten USA, Inc. (“Rakuten USA”) is a Japanese technology conglomerate providing a diverse portfolio of over 70 businesses to users worldwide. Headquartered in Tokyo and founded in 1997, Rakuten is a global provider of internet services, mobile services, and financial products. Rakuten operates a wide ecosystem of businesses spanning e-commerce, fintech, digital content, and communications, centered around its flagship online marketplace Rakuten Ichiba. Its services also include credit cards, banking, securities, insurance, mobile carrier services, messaging (Viber), and e-books (Kobo), serving users in over 30 countries. Rakuten USA, the tenant, was an e-commerce marketplace based in San Mateo, California that was previously known as Buy.com, founded by Scott Blum. In 2010, it was purchased by Rakuten, and rebranded as Rakuten.com. Rakuten USA’s lease expires on December 31, 2027, and has one five-year extension option and no termination options. The borrower is negotiating a lease renewal with Rakuten USA. There can be no assurance that a lease renewal will be entered into.

The Stellar Health Group, Inc. (33,224 SF; 9.6% of net rentable area; 9.7% of underwritten base rent): Founded in 2018 and headquartered at the 215 Park Avenue South Property, The Stellar Health Group, Inc. (“Stellar Health”) is a healthcare technology company focused on value-based care delivery for healthcare providers. Through its micro-incentive platform, providers and their care teams receive in-workflow prompts to efficiently close care and quality gaps. Every value-based care activity is rewarded monthly, prioritizing overall patient care. Stellar Health has a network of 20,000+ providers, 2,200 medical practices, and over 1.2 million patients. Stellar Health recently announced a partnership with CenterLight Healthcare, the largest not-for-profit Program of All-Inclusive Care for the Elderly (PACE) in the country helping expand its business model to CenterLight Healthcare’s 11 PACE centers, one owned alternative care setting, and a network of contracted healthcare providers in the New York area. Stellar Health is subleasing its 16th floor space (16,612 SF) to Cognitiv Corp. for $49.13 PSF (prime lease rent is $64.59 PSF) through January 31, 2027. Stellar Health’s lease expires on December 31, 2030, and has one five-year extension option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

The following table presents certain information relating to the largest tenants by underwritten base rent at the 215 Park Avenue South Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Renewal Option (Y/N)	Termination Option (Y/N)
Major Tenants
Industrious	NR/NR/NR	51,765	15.0%	$3,695,330	$71.39	16.7%	9/30/2035	None	N
Rakuten USA	NR/NR/NR	34,510	10.0%	$2,607,585	$75.56	11.8%	12/31/2027	1 x 5	N
Stellar Health(2)	NR/NR/NR	33,224	9.6%	$2,145,938	$64.59	9.7%	12/31/2030	1 x 5	N
CVS Albany LLC	NR/NR/NR	21,717	6.3%	$2,081,140	$95.83	9.4%	6/30/2029	None	N
Nayya Health Inc.(3)	NR/NR/NR	29,915	8.6%	$1,892,710	$63.27	8.6%	12/31/2029	None	N
Global Strategy Group LLC	NR/NR/NR	21,974	6.3%	$1,568,944	$71.40	7.1%	8/31/2032	1 x 5	N
Stone Source LLC(4)	NR/NR/NR	19,092	5.5%	$1,360,207	$71.24	6.2%	11/30/2030	1 x 5	N
Matador Content LLC(5)	NR/NR/NR	17,255	5.0%	$1,283,682	$74.39	5.8%	8/31/2028	1 x 5	N
Charlie Health, Inc.	NR/NR/NR	17,255	5.0%	$1,084,304	$62.84	4.9%	1/31/2029	1 x 5	N
Kimball International Brands, Inc.	NR/NR/NR	9,885	2.9%	$745,768	$75.44	3.4%	4/30/2027	None	N
Top 10 Tenants		256,592	74.1%	$18,465,608	$71.96	83.6%
Other Tenants		54,734	15.8%	$3,632,442	$66.37	16.4%
Total Occupied		311,326	89.9%	$22,098,050	$70.98	100.0%
Vacant		34,890	10.1%
Total		346,216	100.0%
(1)	Based on the underwritten rent roll dated February 5, 2026. The 215 Park Avenue South Property is master leased by the borrower to the 215 PAS Master Tenant, which has further subleased its interest to the tenants leasing space at the 215 Park Avenue South Property. The information presented above relates solely to the subtenants. See “Master Lease” above.
(2)	Stellar Health is subleasing its 16th floor space (16,612 SF) to Cognitiv Corp. for $49.13 PSF through January 31, 2027.
(3)	Nayya Health Inc. is subleasing 12,660 SF to BaseTen Labs, Inc. for $72.00 PSF through December 30, 2029.
(4)	Stone Source LLC is subleasing Suite 2008 (1,837 SF) to Arch Equities LLC through December 31, 2026 for annual rent of $59,885.63.
(5)	Matador Content LLC is subleasing a portion of its 8th floor space to OBB Media, LLC through December 31, 2026 for rent of $20,000 a month (with one month of free rent) and is also subleasing a portion of its 8th floor space to Initial Group Global LLC through December 31, 2026 for rent of $42,500 a month.

The following table presents certain information relating to the lease rollover schedule at the 215 Park Avenue South Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	2,721	0.8%	0.8%	$198,165	0.9%	$72.83	1
2027	50,655	14.6%	15.4%	$3,779,838	17.1%	$74.62	5
2028	32,892	9.5%	24.9%	$2,316,357	10.5%	$70.42	4
2029	73,744	21.3%	46.2%	$5,386,452	24.4%	$73.04	6
2030	55,677	16.1%	62.3%	$3,740,430	16.9%	$67.18	3
2031	13,834	4.0%	66.3%	$1,066,278	4.8%	$77.08	3
2032	21,974	6.3%	72.6%	$1,568,944	7.1%	$71.40	1
2033	5,092	1.5%	74.1%	$346,256	1.6%	$68.00	1
2034	0	0.0%	74.1%	$0	0.0%	$0.00	0
2035	51,765	15.0%	89.1%	$3,695,330	16.7%	$71.39	1
2036 & Thereafter(3)	2,972	0.9%	89.9%	$0	0.0%	$0.00	0
Vacant	34,890	10.1%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	346,216	100.0%		$22,098,050	100.0%	$70.98	25
(1)	Based on the underwritten rent roll dated February 5, 2026. The 215 Park Avenue South Property is master leased by the borrower to the 215 PAS Master Tenant, which has further subleased its interest to the tenants leasing space at the 215 Park Avenue South Property. The information presented above relates solely to the subtenants. See "Master Lease" above.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Represents the management office, which has no expiration date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

The following table presents certain information relating to the historical and underwritten net cash flows of the 215 Park Avenue South Property:

Cash Flow Analysis(1)
	2022	2023	2024	11/30/2025 TTM	Underwritten	Per SF	%(2)
Base Rent	$19,036,562	$20,709,835	$21,634,116	$22,275,711	$22,097,879	$63.83	83.1%
Contractual Rent Steps(3)	0	0	0	0	266,823	0.77	1.0%
Gross-Up Vacant Rent	0	0	0	0	2,271,604	6.56	8.5%
Gross Potential Rent	$19,036,562	$20,709,835	$21,634,116	$22,275,711	$24,636,305	$71.16	92.7%
Total Recoveries	1,012,517	1,306,327	1,749,259	2,064,676	1,943,520	5.61	7.3%
Other Income	75,810	274,488	30,783	24,584	7,753	0.02	0.0%
Total Gross Income	$20,124,889	$22,290,650	$23,414,158	$24,364,970	$26,587,579	$76.79	100.0%
Vacancy & Bad Debt	(756,360)	(29,415)	77,695	124,375	(2,271,604)	(6.56)	(8.5%)
Abatements	(1,169,640)	(2,519,544)	(597,127)	(1,620,389)	0	0.00	0.0%
Effective Gross Income	$18,198,888	$19,741,691	$22,894,726	$22,868,956	$24,315,975	$70.23	91.5%
Real Estate Taxes	3,840,893	3,885,190	4,121,548	4,373,291	4,478,742	12.94	18.4%
Insurance	192,990	217,651	213,493	219,260	214,861	0.62	0.9%
Management Fee	608,272	636,695	653,186	668,232	729,479	2.11	3.0%
Other Expenses	3,108,096	2,807,820	3,171,593	3,322,004	3,322,004	9.60	13.7%
Total Expenses	$7,750,252	$7,547,356	$8,159,819	$8,582,786	$8,745,086	$25.26	36.0%
Net Operating Income	$10,448,637	$12,194,335	$14,734,907	$14,286,170	$15,570,889	$44.97	64.0%
Capital Expenditures	0	0	0	0	86,554	0.25	0.4%
TI/LC	0	0	0	0	1,038,648	3.00	4.3%
Net Cash Flow	$10,448,637	$12,194,335	$14,734,907	$14,286,170	$14,445,687	$41.72	59.4%

Occupancy (%)	80.3%	87.4%	89.9%	89.9%(1)	91.5%(4)
NCF DSCR(5)	1.58x	1.84x	2.22x	2.15x	2.18x
NOI Debt Yield(5)	9.7%	11.3%	13.6%	13.2%	14.4%
(1)	Based on the underwritten rent roll dated February 5, 2026. The 215 Park Avenue South Property is master leased by the borrower to the 215 PAS Master Tenant, which has further subleased its interest to the tenants leasing space at the 215 Park Avenue South Property. Effective Gross Income and the subcategories thereof relate solely to the subtenants. See “Master Lease” above.
(2)	% column represents percentage of Total Gross Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through February 5, 2027.
(4)	Represents underwritten economic occupancy.
(5)	Metrics are based on the 215 Park Avenue South Whole Loan.

Appraisal. The appraisal concluded to a “Market Value Adding Escrow Reserves” value for the 215 Park Avenue South Property of $216,000,000 as of November 4, 2025. The appraisal also concluded to an “as is” value for the 215 Park Avenue South Property of $212,000,000 as of November 4, 2025.

215 Park Avenue South Property Appraised Value(1)
Property	Value	Capitalization Rate
215 Park Avenue South	$216,000,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated December 19, 2025, there were no recognized environmental conditions at the 215 Park Avenue South Property.

The Market. The 215 Park Avenue South Property is located at the southeast corner of East 18th Street and Park Avenue South in the Flatiron/Union Square neighborhood of Midtown South, Manhattan. According to the appraisal, the immediate area surrounding the 215 Park Avenue South Property is a highly developed mixed-use district characterized by a concentration of commercial office towers, multifamily residential buildings, destination retail, and a significant presence of technology, advertising, media, and information tenants. The broader Midtown South area has undergone substantial reinvestment in recent years, with major capital projects at buildings such as 1 Madison Avenue, 63 Madison Avenue, 11 Madison Square Park North, and others, contributing to its positioning as one of Manhattan’s most dynamic work-live-play environments.

The 215 Park Avenue South Property benefits from proximity to major activity drivers including Union Square, Madison Square Park, 14th Street, and 23rd Street—corridors that host extensive retail, dining, and entertainment destinations. Accessibility is a strength of the location, with multiple subway lines (4, 5, 6, L, N, Q, R, W) and bus routes situated within walking distance, providing efficient transit connectivity throughout Manhattan and the greater New York City region.

According to the appraisal, the Flatiron/Union Square submarket contains approximately 23,640,000 SF of commercial real estate. As of the third quarter of 2025, the submarket recorded approximately 895,490 SF of quarterly leasing activity—nearly double the prior quarter—bringing year-to-date leasing to approximately 1,900,000 SF. Availability increased slightly to 18.47%, primarily due to large blocks at 225 and 233 Park Avenue South being brought to market, while overall asking rents rose to $84.00 PSF, an increase of $4.83 PSF quarter-over-quarter. The broader Midtown South market posted an average asking rent of $85.64 PSF and an availability rate of 19.15% during the same period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

The 2024 average household income within a quarter, half and one-mile radius of the 215 Park Avenue South Property was $231,594, $204,307, and $199,116, illustrating the area’s dense and affluent consumer base. The New York City region remains home to numerous major employers across the financial, healthcare, education, and technology sectors.

The 215 Park Avenue South Property is situated among a competitive set of office buildings within the Flatiron/Union Square submarket, many of similar age and scale. Directly comparable buildings surveyed in the appraisal include 200 Park Avenue South, 230 Park Avenue South, 250 Park Avenue South, 257 Park Avenue South, and others, with average occupancy rates generally exceeding 90% and asking rents generally ranging from the mid-$50s to $85 PSF.

The following table presents certain information relating to comparable office leases for the 215 Park Avenue South Property:

Competitive Rent Summary(1)
Property Name	Year Built / Renovated	Tenant	Tenant SF	Rent PSF	Lease Date
215 Park Avenue South New York, NY	1910 / 1982	Nayya Health Inc.(2)	29,915(2)	$63.27(2)	Dec-2024(2)
432 Park Avenue South New York, NY	1914 / NAP	Baton Market Inc	9,800	$64.00	Oct-2025
250 Park Avenue South New York, NY	1912 / 1995	Criterion Collection Inc.	35,905	$63.33	Sept-2025
257 Park Avenue South New York, NY	1913 / 1988	Options Group	12,617	$63.00	Sept-2025
245 Fifth Avenue New York, NY	1927 / 2002	Quaker Equities Ltd.	13,627	$67.00	Aug-2025
257 Park Avenue South New York, NY	1913 / 1988	AI Advisors Management Inc.	12,905	$78.00	Aug-2025
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll dated February 5, 2026.

The Borrower and the Borrower Sponsors. The borrower for the 215 Park Avenue South Whole Loan is Dever Properties LLC, a Delaware LLC and single purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 215 Park Avenue South Whole Loan. The borrower sponsors are Dever Properties N.V., Ali Harandi, Seddigheh Rashidmanesh, Ali Rashidmanesh, Karim Rashidmanesh and Hamid Rashidmanesh. The individual borrower sponsors (or their family members) have owned the 215 Park Avenue South Property for over 40 years. The individual borrower sponsors own the 215 Park Avenue South Property as beneficiaries of two Liechtenstein foundations. The borrower is managed by a board of directors ultimately appointed by the Liechtenstein foundations.

There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 215 Park Avenue South Whole Loan.

Property Management. The 215 Park Avenue South Property is managed by SL Green Leasing Inc., a third party property management company, pursuant to a management agreement between the 215 PAS Master Tenant (an affiliate of SL Green Leasing Inc.) and SL Green Leasing Inc.

Initial and Ongoing Reserves. At origination of the 215 Park Avenue South Whole Loan, the borrower was required to deposit into escrow (i) $3,000,000 for general tenant improvements, allowances and leasing commissions (ii) $1,972,553 for real estate taxes, (iii) $1,019,108 for a specified rollover reserve relating to leasing expenses for four tenants and (iv) $915,241 for a rent replication reserve for five tenants.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $442,000).

Insurance Escrows – The borrower is required, except if the 215 Park Avenue South Property is insured under an acceptable blanket policy, to escrow 1/12th of the annual estimated insurance payments on a monthly basis. Additionally, the borrower will not be required to make deposits into the insurance reserve if the 215 PAS Master Lease is in effect and requires the 215 PAS Master Tenant to maintain the insurance required by the 215 Park Avenue South Whole Loan documents, the 215 PAS Master Tenant does so under policies approved by the lender and meeting the requirements of the 215 Park Avenue South Whole Loan documents, and the 215 PAS Master Tenant is paying all insurance premiums to the carrier as the same become due and evidence of such payment is provided to the lender. As of the 215 Park Avenue South Whole Loan origination date, such conditions were satisfied by the 215 PAS Master Lease.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $7,213 into a reserve for replacements.

Rollover Reserves – On a monthly basis, the borrower is required to deposit approximately $86,554 for rollover reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

Lockbox and Cash Management. The 215 Park Avenue South Whole Loan is structured with a hard lockbox and springing cash management. The borrower, the 215 PAS Master Tenant and the property manager are required to direct the subtenants to pay gross revenues directly into the lockbox account, and to deposit any gross revenues otherwise received into such account within three business days after receipt. In addition, during a Trigger Period, no repayment of principal of or interest on the 215 PAS Leasehold Loan or other payments with respect to such loan may be made, and any payment so made notwithstanding the terms of the loan documents must be turned over to the lender or deposited into the lockbox account within five business days of receipt. Prior to a Trigger Period all sums deposited into the lockbox account will be transferred into an operating account, on a daily basis. Following a Trigger Period, any transfers to such operating account will cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, to be applied to payment of all monthly amounts due under the 215 Park Avenue South Whole Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the 215 Park Avenue South Whole Loan until the Trigger Period is cured.

A “Trigger Period” commences upon (i) the occurrence of an event of default under the 215 Park Avenue South Whole Loan documents, (ii) the debt service coverage ratio being less than 1.40x as of the end of any calendar quarter, (iii) if the property manager is an affiliate of the borrower sponsors and is subject to certain bankruptcy or insolvency events or (iv) if the borrower or any borrower sponsor is subject to certain bankruptcy or insolvency events. A Trigger Period will end with respect to (a) clause (i), if the cure of the event of default has been accepted by the lender, (b) clause (ii), if the debt service coverage ratio is greater than or equal to 1.40x as of the end of two consecutive calendar quarters or, alternatively, if the borrower deposits cash into a reserve held by the lender in an amount that, if applied to reduce the then outstanding principal balance of the 215 Park Avenue South Whole Loan, would cause the debt service coverage ratio to be greater than or equal to 1.40x, (c) clause (iii), if the property manager is replaced with a non-affiliated manager approved by the lender, and (d) clause (iv), if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of borrower, any borrower sponsor or any of their affiliates solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 60 days of such filing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Mark Irgang and Jason Sakow	Collateral:	Fee
Borrower(s):	GGTCN LLC	Location:	Gilbert, AZ
Original Balance:	$60,000,000	Year Built / Renovated:	2005 / 2023
Cut-off Date Balance:	$60,000,000	Property Management:	Skyline Seven Real Estate, LLC
% by Initial UPB:	8.2%	Size:	273,973 SF
Interest Rate:	6.70000%	Appraised Value / Per SF:	$85,350,000 / $312
Note Date:	January 30, 2026	Appraisal Date:	December 9, 2025
Original Term:	120 months	Occupancy:	96.9% (as of January 31, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$5,545,870
Interest Only Period:	120 months	Underwritten NCF:	$5,288,052
First Payment Date:	March 6, 2026
Maturity Date:	February 6, 2036	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$5,270,763 (TTM November 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$5,147,808
Call Protection:	L(25),D(88),O(7)	2023 NOI:	$5,006,604
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$4,496,623
Reserves(1)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$219
Taxes:	$0	$44,306	NAP	Maturity Date Loan / SF:	$219
Insurance:	$14,613	$7,307	NAP	Cut-off Date LTV:	70.3%
Replacement Reserves:	$0	$5,875	$211,497	Maturity Date LTV:	70.3%
TI/LC:	$500,000	Springing	$500,000	UW NOI DY:	9.2%
Deferred Maintenance:	$261,386	$0	NAP	UW NCF DSCR:	1.30x
Other Reserves(2):	$0	Springing	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$60,000,000	69.5%	Purchase Price	$85,000,000	98.4%
Equity Contribution	26,359,700	30.5	Upfront Reserves	775,999	0.9
			Closing Costs	583,701	0.7
Total Sources	$86,359,700	100.0%	Total Uses	$86,359,700	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other Reserves are comprised of a (i) springing monthly leasing reserve to account for any termination fee paid by Denny’s and (ii) a springing monthly holdback reserve to account for any HVAC replacement costs due to Ross. See “Initial and Ongoing Reserves” below for further information. Paris Baguette has signed a letter of intent (“LOI”) to take over the Denny’s ground leased space. There can be no assurance that a lease will be signed.

The Loan. The second largest mortgage loan (the “Gilbert Gateway Towne Center Mortgage Loan”) is secured by the borrower’s fee interest in a 273,973 square foot anchored retail property located in Gilbert, Arizona (the “Gilbert Gateway Towne Center Property”). The Gilbert Gateway Towne Center Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis.

The Property. The Gilbert Gateway Towne Center Property is a 273,973 square foot anchored retail center located at what is commonly known as 4684-5114 South Power Road in Gilbert, Arizona. The Gilbert Gateway Towne Center Property was built in 2005, renovated in 2023, and consists of 13 buildings situated on an approximately 35.5-acre site. The Gilbert Gateway Towne Center Property includes 119,313 square feet of anchor space, 48,103 square feet of large shop space, 29,509 square feet of ground lease pad space, 29,359 square feet of inline shopping space, 20,693 square feet of high visibility shopping space, 13,996 square feet of pad shop space, 8,000 square feet of pad restaurant space, and 5,000 square feet of bank branch space. The Gilbert Gateway Towne Center Property also includes 1,306 parking spaces, resulting in a parking ratio of approximately 4.77 spaces per 1,000 square feet.

As of January 31, 2026, the Gilbert Gateway Towne Center Property was 96.9% leased by 43 tenants. The Gilbert Gateway Towne Center Property is anchored by Michaels, Ross, Mega Furniture, Petsmart, and Cost Plus, with Walmart and Super Target located adjacent to the Gilbert Gateway Towne Center Property serving as shadow anchors. Ground lease tenants include Applebee’s, Chick-Fil-A, Chili’s, Texas Roadhouse, and Wendy’s. As of the Cut-off Date, the tenants at the Gilbert Gateway Towne Center Property had been in occupancy for a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

weighted average of 9.7 years and had a weighted average lease term remaining of 5.6 years. No tenant at the Gilbert Gateway Towne Center Property represents more than 10.9% of net rentable area or 8.1% of underwritten rent.

Major Tenants. The three largest tenants based on underwritten base rent are Michaels, Ross, and Mega Furniture.

Michaels (23,690 square feet; 8.6% of net rentable area; 8.1% of underwritten base rent). Founded in 1973, Michaels is an arts and crafts retailer providing arts, crafts, floral and wall décor, framing, and merchandise for makers and do-it-yourself home decorators. Michaels operates over 1,300 stores in 49 states and Canada. Michaels has been a tenant at the Gilbert Gateway Towne Center Property since February 2005 and has a current lease term through March 2035 with two, five-year renewal options and no termination options.

Ross (29,788 square feet; 10.9% of net rentable area; 6.6% of underwritten base rent). Founded in 1982, Ross is an off-price apparel and fashion chain in the United States. Ross has 1,909 locations across 44 states, the District of Columbia, Guam and Puerto Rico. Ross also operates 364 dd’s DISCOUNTS stores in 22 states. Ross has been a tenant at the Gilbert Gateway Towne Center Property since February 2021 and has a current lease term through January 2031 with no renewal option or termination options.

Mega Furniture (28,428 square feet; 10.4% of net rentable area; 6.3% of underwritten base rent). Mega Furniture is a furniture retailer offering a variety of products including sofas, dining sets, bedroom furniture, outdoor furniture, and home décor items. Mega Furniture has been a tenant at the Gilbert Gateway Towne Center Property since May 2022 and has a current lease term through May 2032 with two, five-year renewal options. Mega Furniture is an affiliate of the prior owner of the Gilbert Gateway Towne Center Property. Each of Mega Furniture and the borrower have the right to terminate Mega Furniture’s lease at any time by delivering written notice to the other party, such termination to be effective 12 months after delivery of such notice.

The following table presents certain information relating to the major tenants at the Gilbert Gateway Towne Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Sales PSF / Year(3)	U/W Occ. Costs	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
Michaels	NR/Caa2/B-	23,690	8.6%	$438,265	$18.50	8.1%	NAV	NAV	3/31/2035	N	2 x 5yr
Ross	NR/A2/BBB+	29,788	10.9%	$357,456	$12.00	6.6%	$261.94	6.0%	1/31/2031	N	N
Mega Furniture	NR/NR/NR	28,428	10.4%	$341,136	$12.00	6.3%	$90.27	17.7%	5/31/2032	Y(4)	2 x 5yr
Petsmart	NR/Caa1/B+	19,107	7.0%	$332,462	$17.40	6.1%	NAV	NAV	1/31/2031	N	2 x 5yr
Cost Plus	NR/NR/NR	18,300	6.7%	$329,400	$18.00	6.1%	$236.46	9.4%	1/31/2036	N	2 x 5yr
Walk-On Sports Bistreaux	NR/NR/NR	8,000	2.9%	200,000	$25.00	3.7%	$282.64	12.4%	3/31/2037	N	3 x 5yr
First Fidelity Bank	NR/NR/NR	5,000	1.8%	200,000	$40.00	3.7%	NAV	NAV	9/30/2035	N	N
Texas Roadhouse	NR/NR/NR	8,000	2.9%	179,685	$22.46	3.3%	$1,540.06	2.2%	7/31/2028	N	3 x 5yr
Ivy & Sage Home and Lifestyle(5)	NR/NR/NR	10,746	3.9%	162,845	$15.15	3.0%	NAV	NAV	2/28/2026	N	N
Chick-Fil-A	NR/NR/NR	4,250	1.6%	142,750	$33.59	2.6%	$2,183.15	1.9%	9/30/2030	N	3 x 5yr
Largest Tenants		155,309	56.7%	$2,683,999	$17.28	49.3%
Remaining Occupied		110,204	40.2%	2,756,905	$25.02	50.7%
Total Occupied		265,513	96.9%	$5,440,904	$20.49	100.0%
Vacant		8,460	3.1%
Total		273,973	100.0%
(1)	Based on the underwritten rent roll dated January 31, 2026 inclusive of $205,861 of contractual rent steps through September 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF / Year represents the latest sales information as provided by the borrower.
(4)	Each of Mega Furniture and the borrower has the right to terminate Mega Furniture’s lease at any time by delivering written notice to the other party, such termination to be effective 12 months after delivery of such notice.
(5)	Sketchers has signed a LOI for the Ivy & Sage Home and Lifestyle space at the Gilbert Gateway Towne Center Property. Per the LOI, Skechers will have the one-time right to terminate its lease early if the tenant’s gross sales fail to exceed $1,800,000 during months 48 through 60 of the lease. Skechers’ early termination option would become effective at the end of the 62nd month of the signed lease. There can be no assurance that Sketchers will sign a lease or take occupancy as expected, or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

The following table presents certain information relating to the historical sales of the top tenants that report sales at the Gilbert Gateway Towne Center Property:

Tenant Sales History(1)
Tenant	Net Rentable Area (SF)	2022	2023	2024	TTM
Ross	29,788	$237.51	$257.05	$265.72	$261.94
Mega Furniture	28,428	$80.79	$87.93	$90.27	NAV
Cost Plus	18,300	$221.52	$236.76	$236.58	$236.46
Tillys	8,857	$227.25	$199.51	$179.21	$153.91
Walk-On Sports Bistreaux	8,000	$348.32	$340.33	$301.55	$282.64
Texas Roadhouse	8,000	$1,222.44	$1,330.97	$1,462.26	$1,540.06
Once Upon A Child	6,435	$242.81	$223.41	$252.57	$255.56
Applebees	5,059	$736.31	$675.51	$559.98	$537.19
Chick-Fil-A	4,250	$2,190.38	$2,657.97	$2,422.30	$2,183.15
Wendys	4,000	$567.90	$442.73	$481.85	$474.32
(1)	Historical sales represent Sales PSF / Year.
(2)	TTM represents the most recent TTM sales as of various dates between January 2025 and October 2025.

The following table presents certain information relating to the lease rollover schedule at the Gilbert Gateway Towne Center Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM(3)	25,646	9.4%	9.4%	$339,142	6.2%	$13.22	2
2027	4,491	1.6%	11.0%	$152,791	2.8%	$34.02	3
2028	12,750	4.7%	15.7%	$347,998	6.4%	$27.29	4
2029	12,800	4.7%	20.3%	$257,785	4.7%	$20.14	3
2030	35,378	12.9%	33.2%	$974,646	17.9%	$27.55	11
2031	59,098	21.6%	54.8%	$913,110	16.8%	$15.45	5
2032	38,381	14.0%	68.8%	$586,889	10.8%	$15.29	3
2033	5,300	1.9%	70.8%	$190,750	3.5%	$35.99	2
2034	6,400	2.3%	73.1%	$203,200	3.7%	$31.75	2
2035	38,969	14.2%	87.3%	$945,194	17.4%	$24.26	5
2036 & Beyond	26,300	9.6%	96.9%	$529,400	9.7%	$20.13	2
Vacant	8,460	3.1%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	273,973	100.0%		$5,440,904	100.0%	$20.49	42
(1)	Based on the underwritten rent roll dated January 31, 2026 inclusive of $205,861 of contractual rent steps through September 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2026 & MTM includes one month-to-month lease to which 2,400 square feet and $83,468 in UW Base Rent is attributable and one 10,000 square foot pad site leased to BBQ Island on a month to month basis to which no UW Base Rent is attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Gilbert Gateway Towne Center Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 11/30/2025	U/W(1)	U/W Per SF
Base Rent	$3,847,250	$4,794,400	$4,880,301	$5,077,795	$5,235,042	$19.11
Contractual Rent Steps	0	0	0	0	205,861	$0.75
Potential Income from Vacant Space	0	0	0	0	375,522	$1.37
Gross Potential Rent	$3,847,250	$4,794,400	$4,880,301	$5,077,795	$5,816,426	$21.23
Reimbursements	2,014,207	1,812,062	1,968,658	1,854,796	1,861,466	$6.79
Total Gross Income	$5,861,457	$6,606,462	$6,848,959	$6,932,591	$7,677,892	$28.02
Other Income(2)	57,270	48,930	89,888	87,389	87,389	$0.32
Percentage Rent	72,507	209,409	$57,859	79,664	57,529	$0.21
(Vacancy / Credit Loss)	$0	$0	$0	$0	($384,064)	($1.40)
Effective Gross Income	$5,991,234	$6,864,800	$6,996,705	$7,099,644	$7,438,747	$27.15

Management Fee	168,488	211,065	199,045	204,516	223,162	$0.81
Real Estate Taxes	338,187	560,821	527,496	507,299	495,470	$1.81
Insurance	20,156	75,179	58,796	72,756	83,503	$0.30
CAM Expenses	767,501	811,845	811,762	742,157	788,588	$2.88
Other Expenses(3)	200,278	199,286	251,798	302,153	302,153	$1.10
Total Expenses	$1,494,610	$1,858,196	$1,848,897	$1,828,881	$1,892,877	$6.91

Net Operating Income	$4,496,623	$5,006,604	$5,147,808	$5,270,763	$5,545,870	$20.24
Replacement Reserves	0	0	0	0	70,499	$0.26
Normalized TI/LC	0	0	0	0	187,319	$0.68
Net Cash Flow	$4,496,623	$5,006,604	$5,147,808	$5,270,763	$5,288,052	$19.30

Occupancy (%)	NAV	96.7%	97.5%	96.9%(4)	95.0%(5)
NCF DSCR	1.10x	1.23x	1.26x	1.29x	1.30x
NOI Debt Yield	7.5%	8.3%	8.6%	8.8%	9.2%
(1)	Based on the underwritten rent roll dated January 31, 2026 and inclusive of $205,861 of contractual rent steps through September 1, 2026.
(2)	Other Income includes advertising, lease required advertising and late charges.
(3)	Other Expenses includes contract services, utilities and grease trap maintenance expenses.
(4)	Represents occupancy as of the underwritten rent roll dated January 31, 2026.
(5)	Represents Economic Occupancy.

Appraisal. The Gilbert Gateway Towne Center Property had an “as-is” appraised value of $85,350,000 as of December 9, 2025. Based on the “as-is” value of $85,350,000, the Cut-off Date LTV and Maturity Date LTV for the Gilbert Gateway Towne Center Mortgage Loan are each 70.3%.

Gilbert Gateway Towne Center Appraised Value(1)
Property	Value	Capitalization Rate
Gilbert Gateway Towne Center	$85,350,000	6.75%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment of the Gilbert Gateway Towne Center Property, dated December 19, 2025, revealed no evidence of any recognized environmental conditions at the Gilbert Gateway Towne Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

The Market. The Gilbert Gateway Towne Center Property is located in Gilbert, Arizona and is within the Phoenix metropolitan statistical area (“Phoenix MSA”). The Gilbert Gateway Towne Center Property has dual frontage along Power Road and Ray Road as well as highway frontage along the San Tran Freeway, also known as Loop 202. According to the appraisal, the town of Gilbert is the ninth fastest growing community in the United States and is generally regarded as the fastest growing town in its size range. Major non-governmental employers in Gilbert include Banner Healthcare, Walmart, Target, Go Daddy Software and Smith Food and Drug Stores.

According to a third-party market research report, the Gilbert Gateway Towne Center Property is located in the Gilbert retail submarket of the Phoenix MSA. As of January 25, 2026, the Gilbert retail submarket had a total inventory of 17,660,303 square feet, an overall vacancy rate of 2.6%, and market asking rent of $28.05 per square foot.

According to the appraisal, the 2024 population within a 1-, 3- and 5-mile radius of the Gilbert Gateway Towne Center Property was 9,327, 87,983 and 266,838, respectively. The 2024 average household income within the same radii was $122,708, $160,931 and $155,212, respectively.

The following table presents information relating to comparable retail leases for the Gilbert Gateway Towne Center Property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
Gilbert Gateway Towne Center Gilbert, AZ	-	2005 / 2023	Bath & Body Works (inline)	4,000(2)	Apr-23(2)	10.8(2)	$28.00(2)
			Davis Chiropractic (pad)	1,500(2)	Jan-18(2)	10.1(2)	$29.52(2)
Santan Village Marketplace Gilbert, AZ	3.5 mi	2005 / NAP	DaBoba (pad)	1,260	Feb-24	10	$35.00
SanTan Pavilions Gilbert, AZ	3.6 mi	2018 / NAP	Yoga 6 (pad)	2,276	May-24	10	$45.00
SanTan Pavilions Gilbert, AZ	3.6 mi	2018 / NAP	Platinum Sol Tanning (inline)	2,000	Sep-23	10	$40.00
SanTan Pavilions Gilbert, AZ	3.6 mi	2018 / NAP	Milan Laser Hair Removal (inline)	1,865	Jan-23	10	$38.00
SanTan Pavilions Gilbert, AZ	3.6 mi	2018 / NAP	Stride (inline)	2,135	Apr-22	10	$40.00
Spectrum at Val Vista Gilbert, AZ	4.1 mi	2006 / NAP	Tiger Rock	2,440	Apr-21	10	$27.00
Val Vista Towne Center Gilbert, AZ	4.0 mi	2000 / NAP	Bronco Dental	2,551	Oct-25	10.3	$32.00
Val Vista Towne Center Gilbert, AZ	4.0 mi	2000 / NAP	Paula’s Beauty	1,600	Aug-23	4.3	$32.00
Val Vista Towne Center Gilbert, AZ	4.0 mi	2000 / NAP	Soy Barbero	1,300	Sep-22	5.5	$26.00
Val Vista Towne Center Gilbert, AZ	4.0 mi	2000 / NAP	theCoderSchool	1,262	Jun-22	5.4	$24.00
Gilbert Gateway Towne Center South Gilbert, AZ	0.4 m	2006 / NAP	Fab Nails	1,407	Sep-23	5.3	$34.45
Gilbert Gateway Towne Center South Gilbert, AZ	0.4 mi	2006 / NAP	Dental Views	2,580	Nov-21	10.5	$28.00
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated January 31, 2026. Base Rent (PSF) excludes rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

The following table presents information relating to comparable sales for the Gilbert Gateway Towne Center Property:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Sale Date(1)	Sale Price(1)	SF	Price per SF
Gilbert Gateway Towne Center 4684-5114 South Power Road Gilbert, AZ	-	2005 / 2023	Dec-25	$85,000,000	273,973 SF(2)	$310.25
Las Tiendas Village 2815-2975 South Alma School Road Chandler, AZ	14.0 mi	2005 / NAP	Sep-25	$54,500,000	188,571 SF	$289.02
Deer Valley Towne Center 2805-3053 W. Agua Fria Freeway Phoenix, AZ	52.5 mi	1998 / NAP	Aug-25	$33,700,000	158,628 SF	$212.45
Sundance Towne Center 500-1100 S. Watson Road Buckeye, AZ	63.6 mi	2007 / NAP	Jun-25	$56,000,000	205,032 SF	$273.13
Superstition Gateway SWC & SEC U.S. 60 and Signal Butte Road Mesa, AZ	9.2 mi	2006 / 2012	Apr-25	$121,000,000	495,204 SF	$244.34
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 31, 2026.

The Borrower and the Borrower Sponsors. The borrower is GGTCN LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gilbert Gateway Towne Center Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Mark Irgang and Jason Sakow. Mark Irgang is the chief executive officer of Irgang Group, a commercial real estate investment company with over 40 years of experience in the acquisition, management and redevelopment of multifamily, commercial and mixed-use properties. Jason Sakow is a long-term partner of Mark Irgang, jointly investing across real estate asset types, primary focused in New York City and select southwest and southeast markets.

Property Management. The Gilbert Gateway Towne Center Property is managed by Skyline Seven Real Estate, LLC, a third-party property management company.

Initial and Ongoing Reserves. At origination of the Gilbert Gateway Towne Center Mortgage Loan, the borrower deposited: (i) approximately $14,613 into an insurance reserve, (ii) approximately $261,386 into a reserve for immediate repairs and (iii) $500,000 into a reserve for unfunded obligations related to tenant improvement costs.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $5,875 for replacements to the Gilbert Gateway Towne Center Property, subject to a cap of $211,497.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $22,831 into a reserve for future tenant improvements and leasing commissions, subject to a cap of $500,000.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $44,306).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $7,307).

Lease Termination Reserve – The borrower is required to deposit into a lease termination reserve, within two business days of receipt, any termination fee paid by Denny’s pursuant to its lease on account of future tenant improvements and leasing commissions in connection with any replacement lease for Denny’s leased premises. Denny’s is currently dark and paying rent with approximately 16 years remaining on its ground lease term. According to the borrower, the borrower sponsors have negotiated a lease buyout whereby Denny’s will pay $150,000 to cancel its lease.

Ross Holdback Reserve – At origination of the Gilbert Gateway Towne Center Mortgage Loan, Ross alleged that its leased premises requires a new HVAC system. If such HVAC system is necessary and Ross makes a written demand for the replacement costs, the borrower is required to deposit the required sum for such work into a holdback reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

Lockbox / Cash Management. The Gilbert Gateway Towne Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account on the origination date of the Gilbert Gateway Towne Center Mortgage Loan, and was required to deliver direction letters to each tenant at the Gilbert Gateway Towne Center Property directing them to pay rent and other sums due to the lockbox account. The borrower is required to (or cause the property manager to) immediately deposit all revenue derived from the Gilbert Gateway Towne Center Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Gilbert Gateway Towne Center Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gilbert Gateway Towne Center Mortgage Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the Gilbert Gateway Towne Center Mortgage Loan or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Gilbert Gateway Towne Center Mortgage Loan documents, the lender may apply funds to the Gilbert Gateway Towne Center Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Mega Furniture, together with its successors and/or assigns, (ii) any other lessee of the Specified Tenant space or (or any portion thereof) and (iii) any guarantor(s) of the applicable related Specified Tenant leases, including, without limitation, Saleem Kanjiyani, Karim Kanjiyani and Yasmin Daredia.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant or the borrower giving notice that it is terminating the Specified Tenant lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the date occurring 180 days prior to expiration of the then applicable term of the Specified Tenant lease for a minimum term of five years, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Gilbert Gateway Towne Center Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established without possibility of delay.

“Specified Tenant Cure Conditions” means each of the following, as applicable; (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if the Specified Tenant Trigger Period is due to the failure of the Specified Tenant to renew or extend its lease on or prior to 180 days prior to expiration of the then applicable term of the Specified Tenant lease, the applicable Specified Tenant has renewed or extended its lease for at least five years, (v) the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%
Mortgage Loan Information		Properties Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Properties Type – Subtype:	Self Storage - Self Storage
Borrower Sponsor(s):	U-Haul Holding Company	Collateral:	Fee
Borrower(s)(1):	Various	Location(5):	Various, Various
Original Balance(2):	$38,944,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(2):	$38,702,733	Property Management(6):	Various
% by Initial UPB:	5.3%	Size:	649,445 SF
Interest Rate(3):	5.58000%	Appraised Value / Per SF(7):	$152,700,000 / $235
Note Date:	November 6, 2025	Appraisal Date(7):	September 25, 2025
Original Term(3):	120 months	Occupancy:	87.9% (as of August 31, 2025)
Amortization:	Amortizing Balloon - ARD	UW Economic Occupancy:	87.8%
Original Amortization(3):	300 months	Underwritten NOI:	$8,708,724
Interest Only Period:	None	Underwritten NCF:	$8,611,699
First Payment Date:	December 6, 2025
Anticipated Repayment Date(3):	November 6, 2035	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$9,228,360 (TTM August 31, 2025)
Additional Debt Balance(2):	$39,752,191	2024 NOI:	$9,124,120
Call Protection:	L(28),D(85),O(7)	2023 NOI:	$9,121,646
Lockbox / Cash Management:	Soft / Springing	2022 NOI:	$8,725,246
Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$121
Taxes:	$650,670	Springing	NAP	Maturity Date Loan / SF:	$93
Insurance:	$0	Springing	NAP	Cut-off Date LTV(7):	51.4%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV(7):	39.5%
				UW NOI DY:	11.1%
				UW NCF DSCR:	1.47x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$78,944,000	100.0%	Loan Payoff	$40,713,461	51.6%
			Return of Equity	35,885,493	45.5
			Closing Costs	1,694,376	2.1
			Upfront Reserves	650,670	0.8
Total Sources	$78,944,000	100.0%	Total Uses	$78,944,000	100.0%
(1)	See “The Borrowers and the Borrower Sponsor” below.
(2)	The U-Haul Portfolio Mortgage Loan (as defined below) is part of the U-Haul Portfolio Whole Loan (as defined below) which is comprised of four pari passu promissory notes with an aggregate original principal balance of $78,944,000. The U-Haul Portfolio Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”). The financial information presented above is based on the U-Haul Portfolio Whole Loan.
(3)	The U-Haul Portfolio Whole Loan is structured with an anticipated repayment date of November 6, 2035, (the “ARD”) and a final maturity of November 6, 2050. From and after the ARD, the U-Haul Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate as of the ARD plus 1.31%. The financial information above is calculated based on the ARD.
(4)	See “Initial and Ongoing Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	See “Property Management” below.
(7)	Based on the portfolio appraised value of $152,700,000 as of September 25, 2025, which is inclusive of an approximately 4.4% portfolio premium and reflects the “as-is” values of the U-Haul Portfolio Properties (as defined below) as a whole if sold in its entirety to a single buyer. The aggregate as-is appraised value of the U-Haul Portfolio Properties is $146,240,000. The Cut-off Date LTV and Maturity Date LTV of the U-Haul Portfolio Whole Loan based upon the aggregate individual “as-is” appraised value are 53.6% and 41.2%, respectively.

The Loan. The third largest mortgage loan (the “U-Haul Portfolio Mortgage Loan”) is part of a whole loan (the “U-Haul Portfolio Whole Loan”) secured by the borrowers’ fee interests in 21 self-storage properties, totaling 7,609 units and 649,445 square feet, located across California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan, Oklahoma and Illinois (each, a “U-Haul Portfolio Property” and collectively, the “U-Haul Portfolio Properties”). The U-Haul Portfolio Whole Loan is evidenced by four promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $78,454,924. The U-Haul Portfolio Whole Loan was originated on November 6, 2025 by GSBI and accrues interest at a fixed rate of 5.58000% per annum on an Actual/360 basis. The U-Haul Portfolio Whole Loan has a 10-year term and amortizes based on a 25-year schedule for the 10-year term. From and after the ARD, the U-Haul Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

treasury swap rate plus 1.31%, until the final maturity date of November 6, 2050. The U-Haul Portfolio Mortgage Loan is evidenced by the controlling note A-1 and non-controlling note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $38,702,733.

The U-Haul Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-B42 securitization. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—” in the prospectus.

The table below identifies the promissory notes that comprise the U-Haul Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$29,814,143	Benchmark 2026-B42	Yes
A-2	$30,000,000	$29,814,143	BBCMS 2025-C39	No
A-3	$10,000,000	$9,938,048	BMO 2026-C14	No
A-4	$8,944,000	$8,888,590	Benchmark 2026-B42	No
Whole Loan	$78,944,000	$78,454,924

The Properties. The U-Haul Portfolio Properties are comprised of 21 self-storage properties totaling 649,445 square feet of net rentable area containing an aggregate of 7,609 units. The U-Haul Portfolio Properties are located in California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan, Oklahoma and Illinois. The U-Haul Portfolio Properties were built between 1911 and 2024. The U-Haul Portfolio Properties range in size from 7,143 to 97,515 square feet and contain between 128 and 1,092 units. The U-Haul Portfolio Properties have a granular rent roll with no individual property accounting for more than 10.2% of underwritten net cash flow.

The following table presents certain information relating to the historical and current occupancy of the U-Haul Portfolio Properties:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
91.9%	93.6%	92.1%	87.9%
(1)	Historical Occupancies are the annual average occupancy of each respective year and based on total units.
(2)	Current Occupancy is based on units and the underwritten rent rolls dated as of August 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

The following table presents certain information relating to the U-Haul Portfolio Properties:

Portfolio Summary
Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built / Renovated	Net Rentable Area (SF)(1)	Units(1)	As-Is Appraised Value	% of UW NCF
U-Haul Moving & Storage of Moreno Valley	Moreno Valley, CA	$8,304,000	10.5%	92.2%	1958, 1962, 1983 / NAP	43,289	721	$15,080,000	10.2%
U-Haul Moving & Storage of Pasadena	Pasadena, TX	$8,252,000	10.5%	81.1%	1979 / 2016	97,515	1,092	$13,400,000	10.1%
U-Haul Moving & Storage of Hamden	Hamden, CT	$7,226,000	9.2%	93.5%	1940 / 1958	50,305	665	$14,100,000	8.8%
U-Haul Moving & Storage of Evansville	Evansville, IN	$6,224,000	7.9%	90.5%	1980, 2015 / NAP	61,540	640	$10,350,000	7.9%
U-Haul Moving & Storage at Janaf	Norfolk, VA	$5,959,000	7.5%	92.1%	1966, 2015, 2024 / NAP	33,543	225	$9,260,000	7.5%
U-Haul Moving & Storage of Eastside Erie	Erie, PA	$4,937,000	6.3%	89.7%	1978, 1998-2012 / NAP	54,022	511	$8,150,000	6.2%
U-Haul Moving & Storage of Gardena	Gardena, CA	$4,889,000	6.2%	95.9%	1958 / NAP	23,581	281	$14,440,000	6.4%
U-Haul Moving & Storage of Garden City	Garden City, ID	$3,804,000	4.8%	91.5%	1984 / NAP	30,617	270	$8,000,000	4.9%
U-Haul Moving & Storage at Edgewood Ave	Jacksonville, FL	$3,258,000	4.1%	90.1%	1994 / NAP	25,794	317	$5,300,000	4.2%
U-Haul Moving & Storage of Leominster	Leominster, MA	$3,233,000	4.1%	86.7%	1950, 2001 / NAP	22,152	331	$6,120,000	4.1%
U-Haul Moving & Storage of Hillwood Plaza	Nashville, TN	$2,985,000	3.8%	91.3%	1977 / 2005	19,375	261	$4,780,000	4.0%
U-Haul Moving & Storage of Spartanburg	Spartanburg and Boiling Springs, SC	$2,970,000	3.8%	72.9%	1966, 2019 / NAP	51,804	505	$8,100,000	3.8%
U-Haul Moving & Storage of Norristown	Norristown, PA	$2,846,000	3.6%	86.4%	1950, 1983 / NAP	16,517	272	$4,900,000	3.6%
U-Haul Moving & Storage at Capital Boulevard	Raleigh, NC	$2,604,000	3.3%	87.6%	1973, 1993 / NAP	20,070	266	$4,600,000	3.3%
U-Haul Moving & Storage at Appleton Ave	Milwaukee, WI	$2,427,000	3.1%	94.7%	1963 / NAP	16,585	164	$3,810,000	3.3%
U-Haul Moving & Storage of Duluth	Hermantown, MN	$2,178,000	2.8%	95.2%	1980 / 1984	9,915	146	$3,360,000	3.1%
U-Haul Moving & Storage at Montgomery Highway	Dothan, AL	$2,074,000	2.6%	94.6%	1911 / 2005	18,667	248	$3,200,000	2.7%
U-Haul Moving & Storage of Albuquerque	Albuquerque, NM	$1,943,000	2.5%	76.6%	1994, 1998 / NAP	19,496	231	$3,540,000	2.4%
U-Haul Moving & Storage at Burlingame	Wyoming, MI	$1,101,000	1.4%	82.1%	1976, 1980 / NAP	10,240	128	$1,870,000	1.4%
U-Haul Moving & Storage at Southside	Oklahoma City, OK	$1,055,000	1.3%	91.0%	1978 / NAP	17,276	200	$2,280,000	1.3%
U-Haul Moving & Storage of Center Main Street	Bloomington, IL	$675,000	0.9%	85.2%	1945 / NAP	7,143	135	$1,600,000	0.9%
Total		$78,944,000	100.0%	87.9%		649,445	7,609	$146,240,000	100.0%
(1)	Occupancy, Net Rentable Area (SF) and Units are based on the underwritten rent rolls dated as of August 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

The following table presents detailed information with respect to the unit mix of the U-Haul Portfolio Properties:

U-Haul Portfolio Properties Unit Mix(1)

Property Name	Available Units	% of Available Units	Available SF	% of Available SF	Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage Units	Current Occupancy
U-Haul Moving & Storage of Moreno Valley	721	9.5%	43,289	6.7%	72	10.0%	92.2%
U-Haul Moving & Storage of Pasadena	1,092	14.4%	97,515	15.0%	732	67.0%	81.1%
U-Haul Moving & Storage of Hamden	665	8.7%	50,305	7.7%	336	50.5%	93.5%
U-Haul Moving & Storage of Evansville	640	8.4%	61,540	9.5%	533	83.3%	90.5%
U-Haul Moving & Storage at Janaf	225	3.0%	33,543	5.2%	0	0.0%	92.1%
U-Haul Moving & Storage of Eastside Erie	511	6.7%	54,022	8.3%	284	55.6%	89.7%
U-Haul Moving & Storage of Gardena	281	3.7%	23,581	3.6%	79	28.1%	95.9%
U-Haul Moving & Storage of Garden City	270	3.5%	30,617	4.7%	0	0.0%	91.5%
U-Haul Moving & Storage at Edgewood Ave	317	4.2%	25,794	4.0%	153	48.3%	90.1%
U-Haul Moving & Storage of Leominster	331	4.4%	22,152	3.4%	265	80.1%	86.7%
U-Haul Moving & Storage of Hillwood Plaza	261	3.4%	19,375	3.0%	17	6.5%	91.3%
U-Haul Moving & Storage of Spartanburg	505	6.6%	51,804	8.0%	125	24.8%	72.9%
U-Haul Moving & Storage of Norristown	272	3.6%	16,517	2.5%	141	51.8%	86.4%
U-Haul Moving & Storage at Capital Boulevard	266	3.5%	20,070	3.1%	30	11.3%	87.6%
U-Haul Moving & Storage at Appleton Ave	164	2.2%	16,585	2.6%	44	26.8%	94.7%
U-Haul Moving & Storage of Duluth	146	1.9%	9,915	1.5%	67	45.9%	95.2%
U-Haul Moving & Storage at Montgomery Highway	248	3.3%	18,667	2.9%	0	0.0%	94.6%
U-Haul Moving & Storage of Albuquerque	231	3.0%	19,496	3.0%	108	46.8%	76.6%
U-Haul Moving & Storage at Burlingame	128	1.7%	10,240	1.6%	128	100.0%	82.1%
U-Haul Moving & Storage at Southside	200	2.6%	17,276	2.7%	114	57.0%	91.0%
U-Haul Moving & Storage of Center Main Street	135	1.8%	7,143	1.1%	135	100.0%	85.2%
Total	7,609	100.0%	649,445	100.0%	3,363	44.2%	87.9%
(1)	Based on the underwritten rent rolls dated as of August 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U-Haul Portfolio Properties:

Cash Flow Analysis(1)
	2020	2021	2022	2023	2024	TTM August 2025	UW	Per Unit	Per Square Foot	%(2)
Net Storage Income	$6,961,638	$7,821,649	$9,170,916	$9,753,234	$9,859,368	$10,015,756	$10,015,756	$1,316	$15.42	100.0%
Net Sales	772,204	740,339	718,718	688,395	610,321	545,108	545,108	72	0.84	5.4
Other Income(3)	1,345,966	1,633,823	1,817,147	1,705,922	1,739,258	1,842,091	1,842,091	242	2.84	18.4
Commercial Income(4)	336,676	336,570	340,705	347,876	341,331	344,664	344,664	45	0.53	3.4
Miscellaneous Income	27,030	39,644	38,511	31,336	39,940	32,052	32,052	4	0.05	0.3
Total Other Income	$2,481,876	$2,750,376	$2,915,080	$2,773,528	$2,730,850	$2,763,914	$2,763,914	$363	$4.26	27.6%
Effective Gross Income	$9,443,514	$10,572,025	$12,085,996	$12,526,762	$12,590,218	$12,779,671	$12,779,671	$1,680	$19.68	127.6%
Real Estate Taxes	953,178	1,001,995	1,126,675	1,164,234	1,208,221	1,232,883	1,347,835	177	2.08	10.5
Insurance	116,721	111,419	137,636	123,460	157,042	204,987	98,483	13	0.15	0.8
Management Fee	0	0	0	0	0	0	511,187	67	0.79	4.0
Other Expenses(5)	1,948,233	2,050,506	2,096,439	2,117,422	2,100,834	2,113,442	2,113,442	278	3.25	16.5
Total Expenses	$3,018,132	$3,163,920	$3,360,750	$3,405,116	$3,466,098	$3,551,311	$4,070,946	$535	$6.27	31.9%

Net Operating Income	$6,425,382	$7,408,105	$8,725,246	$9,121,646	$9,124,120	$9,228,360	$8,708,724	$1,145	$13.41	68.1%
Replacement Reserves	0	0	0	0	0	0	97,025	13	0.15	0.8
Net Cash Flow	$6,425,382	$7,408,105	$8,725,246	$9,121,646	$9,124,120	$9,228,360	$8,611,699	$1,132	$13.26	67.4%

Occupancy (%)	83.0%	88.3%	91.9%	93.6%	92.1%	87.9%	87.8%(6)
NCF DSCR(7)	1.10x	1.26x	1.49x	1.56x	1.56x	1.57x	1.47x
NOI Debt Yield(7)	8.2%	9.4%	11.1%	11.6%	11.6%	11.8%	11.1%
(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	% column reflects percent of Net Storage Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of U-Box storage income, U-Box other income, U-Box delivery income and U-Move net commission.
(4)	Commercial Income includes intercompany and third-party leases.
(5)	Other Expenses includes personnel, repairs and maintenance, utilities, advertising, supplies and telephone costs.
(6)	Represents economic occupancy.
(7)	Metrics represent the U-Haul Portfolio Whole Loan.

Appraisals. According to the appraisals as of various dates between August 20, 2025 and September 2, 2025 and the aggregate portfolio appraisal dated September 25, 2025, the U-Haul Portfolio Properties had a Portfolio Appraised Value of $152,700,000, which is inclusive of an approximately 4.4% aggregate portfolio premium and reflects the value of the U-Haul Portfolio Properties as a whole if sold in its entirety to a single buyer. Additionally, the U-Haul Portfolio Properties had an Aggregate Individual As-Is Appraised Value of $146,240,000.

Environmental Matters. According to the Phase I environmental assessments dated between September 12, 2025 and September 23, 2025, there was (i) a controlled recognized environmental condition at the U-Haul Moving & Storage at Burlingame property related to impacts from former underground storage tanks at this U-Haul Portfolio Property, (ii) a recognized environmental condition at the U-Haul Moving & Storage of Gardena property related to the absence of completed subsurface investigations in the area related to the former operation of a dry cleaner at this U-Haul Portfolio Property, (iii) a recognized environmental condition at the U-Haul Moving & Storage of Gardena property related to chlorinated solvent contamination that appears to be migrating onto this U-Haul Portfolio Property from off-site sources, (iv) a recognized environmental condition at the U-Haul Moving & Storage of Spartanburg property related to continued remediation and monitoring activity at this U-Haul Portfolio Property, in connection with leaking underground storage tank listings, (v) a recognized environmental condition at the U-Haul Moving & Storage of Eastside Erie property related to the lack of identified institutional/engineering controls or deeded activity and use restrictions in connection with the presence of contaminated soils at this U-Haul Portfolio Property, (vi) a recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to the unknown disposition of an underground storage tank at this U-Haul Portfolio Property, (vii) a controlled recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to activity and use limitations and continuing obligations related to residual contamination at this U-Haul Portfolio Property as well as a closed leaking underground storage tank case file related to this U-Haul Portfolio Property, (viii) another controlled recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to continuing obligations related to a closed environmental repair program case file, (ix) a recognized environmental condition at the U-Haul Moving & Storage at the Montgomery Highway property related to a waste oil underground storage tank listing and in-ground hydraulic lifts, and (x) a controlled recognized environmental condition at the U-Haul Moving & Storage at Janaf property related to the closure of a release case pertaining to the release of hydraulic oil. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

The Markets. The U-Haul Portfolio Properties are located in California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan, Oklahoma and Illinois.

The following table presents certain 2024 demographic information for the U-Haul Portfolio Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
U-Haul Moving & Storage of Moreno Valley	Moreno Valley, CA	25,468	144,773	237,062	$67,335	$83,744	$92,947
U-Haul Moving & Storage of Pasadena	Pasadena, TX	15,149	115,957	218,855	$66,639	$68,029	$70,700
U-Haul Moving & Storage of Hamden	Hamden, CT	15,345	95,136	222,989	$75,736	$73,031	$67,453
U-Haul Moving & Storage of Evansville	Evansville, IN	12,480	58,773	110,418	$49,955	$50,997	$54,381
U-Haul Moving & Storage at Janaf	Norfolk, VA	8,635	103,486	313,388	$68,442	$68,117	$72,435
U-Haul Moving & Storage of Eastside Erie	Erie, PA	3,410	30,684	75,098	$83,682	$64,797	$52,590
U-Haul Moving & Storage of Gardena	Gardena, CA	40,289	300,136	742,641	$75,650	$79,496	$83,549
U-Haul Moving & Storage of Garden City	Garden City, ID	9,421	97,440	215,670	$83,565	$79,643	$84,935
U-Haul Moving & Storage at Edgewood Ave	Jacksonville, FL	7,594	77,258	163,599	$42,095	$39,042	$46,086
U-Haul Moving & Storage of Leominster	Leominster, MA	15,307	42,187	78,675	$70,288	$84,614	$84,649
U-Haul Moving & Storage of Hillwood Plaza	Nashville, TN	9,067	45,671	131,123	$70,560	$106,821	$94,403
U-Haul Moving & Storage of Spartanburg	Spartanburg and Boiling Springs, SC	6,561	46,542	107,037	$39,412	$47,473	$55,710
U-Haul Moving & Storage of Norristown	Norristown, PA	21,835	101,717	188,614	$65,897	$88,054	$104,187
U-Haul Moving & Storage at Capital Boulevard	Raleigh, NC	9,229	91,603	238,668	$82,765	$82,263	$86,393
U-Haul Moving & Storage at Appleton Ave	Milwaukee, WI	23,039	160,873	340,247	$57,633	$58,510	$58,592
U-Haul Moving & Storage of Duluth	Hermantown, MN	1,914	17,810	67,104	$68,833	$75,865	$61,376
U-Haul Moving & Storage at Montgomery Highway	Dothan, AL	5,005	37,035	68,716	$41,077	$46,844	$59,627
U-Haul Moving & Storage of Albuquerque	Albuquerque, NM	18,139	109,218	253,148	$43,594	$56,189	$60,140
U-Haul Moving & Storage at Burlingame	Wyoming, MI	16,250	98,358	260,845	$66,463	$68,557	$72,121
U-Haul Moving & Storage at Southside	Oklahoma City, OK	13,191	74,685	214,787	$42,416	$44,899	$52,619
U-Haul Moving & Storage of Center Main Street	Bloomington, IL	15,886	86,581	130,258	$46,110	$58,852	$75,541
(1)	Source: Appraisal.

The Borrowers and the Borrower Sponsor. The borrowers are U-Haul Co. of Florida 11, LLC, AREC 11, LLC and UHIL 11, LLC, each a Delaware limited liability company. Each borrower is a single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company. U-Haul Holding Company was founded in 1945 by Leonard Samuel Shoen and Anna Mary Carty Shoen and is headquartered in Reno, NV. U-Haul Holding Company maintains a fleet of moving equipment including approximately 193,900 trucks, 138,200 trailers, and 40,300 towing devices, facilitating its core self-moving operations across over 24,000 rental locations in the United States and Canada. As one of the largest self-storage operators in North America, U-Haul Holding Company’s self storage portfolio comprises over 1 million units and 90.0 million SF, and generated $916 million in revenue for the trailing twelve months ending June 2025.

The borrower sponsor and non-recourse carveout guarantor is also the borrower sponsor and non-recourse carveout guarantor of the U-Haul AREC RW Portfolio mortgage loan being contributed to the Benchmark 2026-B42 securitization.

Property Management. The U-Haul Portfolio Properties are managed by affiliates of U-Haul Co.: U-Haul Co. of California, U-Haul Co. of Texas, U-Haul Co. of Connecticut, U-Haul Co. of Indiana, Inc., U-Haul Co. of Virginia, U-Haul Co. of Pennsylvania, U-Haul Co. of Idaho, Inc., U-Haul Co. of Florida, U-Haul Co. of Massachusetts and Ohio, Inc., U-Haul Co. of Tennessee, U-Haul Co. of South Carolina, Inc., U-Haul Co. of North Carolina, U-Haul Co. of Wisconsin, Inc., U-Haul Co. of Minnesota, U-Haul Co. of Alabama, Inc., U-Haul Co. of New Mexico, Inc., U-Haul Co. of Michigan, U-Haul Co. of Oklahoma, Inc. and U-Haul Co. of Illinois, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

Initial and Ongoing Reserves. The U-Haul Portfolio Whole Loan documents do not require any upfront reserves.

Tax Escrows – On each payment date during a Cash Sweep Period (as defined below), if the borrowers fail to maintain a deposit of six months worth of taxes and if the borrowers fail to provide evidence that all taxes have been paid when due, the borrowers are required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Escrows – On each payment date, except if the U-Haul Portfolio Properties are insured under an acceptable blanket policy or the borrowers deposit an amount sufficient to pay for six months of insurance premiums, the borrowers are required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period. An acceptable blanket policy was in place at origination of the U-Haul Portfolio Whole Loan.

Capital Expenditure Reserves – On each payment date during a Cash Sweep Period, the borrowers are required to deposit $8,085.45 into the capital expenditures reserve account; provided that the lender may reassess its estimate of the amount necessary from time to time and may increase the monthly amount upon 30 days’ notice to the borrowers.

Lockbox / Cash Management. The U-Haul Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the U-Haul Portfolio Properties (individually or collectively as the context may require, the “Blocked Account”). The Blocked Account is subject to an account control agreement in favor of the lender. All revenue received from the self-storage and/or any other non-commercial and/or retail components at the U-Haul Portfolio Properties is required to be deposited by the borrowers or property managers into the applicable Blocked Account within three business days of the borrowers’ or property managers’ receipt thereof. So long as a Cash Sweep Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers. Upon the occurrence and continuance of a Cash Sweep Period, all amounts on deposit in the Blocked Account are required to be transferred on each business day into the cash management account and applied (i) to make required deposits into the tax reserve subaccount, (ii) to make required deposits into the insurance reserve subaccount, (iii) to make payment of any fees expenses and indemnities pursuant to the fee agreement (iv) to make required deposits sufficient to pay the monthly debt service of the U-Haul Portfolio Whole Loan, (v) to make required deposits into the capital expenditure subaccount, (vi) during a Cash Sweep Period triggered by a DSCR Trigger Event (as defined below), payments for monthly operating expenses for the applicable period in accordance with the related approved annual budget are required to be deposited into the operating expense subaccount, (vii) during a Cash Sweep Period triggered by a DSCR Trigger Event, payments for extraordinary expenses for the applicable period approved by the lender, if any, are required to be deposited into the extraordinary expense subaccount and (viii), prior to the ARD, to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional security for the U-Haul Portfolio Whole Loan. To the extent that no Cash Sweep Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers. On the ARD and on each payment date thereafter, all excess cash flow funds are required to be applied (i) first, to interest in an amount equal to the interest that would have accrued on the outstanding principal balance of the U-Haul Portfolio Whole Loan (without adjustment for post-ARD additional interest) at 5.58000%, (ii) second, to the reduction of the principal balance of the U-Haul Portfolio Whole Loan until fully repaid, and (iii) third, to the payment of post-ARD additional interest on the U-Haul Portfolio Whole Loan until fully repaid.

A “Cash Sweep Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the U-Haul Portfolio Whole Loan documents, (ii) the date that the debt service coverage ratio falls below 1.10x (a “DSCR Trigger Event”), (iii) the borrowers’ failure to provide timely evidence of payment of real estate taxes or to provide timely evidence that the U-Haul Portfolio Properties are insured pursuant to the U-Haul Portfolio Whole Loan documents, (iv) the date on which the property managers become insolvent or face bankruptcy or (v) the occurrence of an Extension Term Trigger Event (as defined below) and (B) expiring upon (a) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, (b) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters, (c) with regard to clause (A)(iii), the borrowers have provided evidence of payment of real estate taxes to the lender or have provided evidence that the U-Haul Portfolio Properties are insured pursuant to the U-Haul Portfolio Whole Loan documents, as applicable and (d) with regard to clause (A)(iv), the borrowers enter into a replacement management agreement; provided that (x) no (other) event of default has occurred and is continuing under the U-Haul Portfolio Whole Loan documents, (ii) a Cash Sweep Period cure may occur no more than a total of five times in the aggregate during the term of the U-Haul Portfolio Whole Loan, and (iii) the borrowers are required to pay all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Period cure including, reasonable attorney’s fees and expenses. The borrowers have no right to cure a Cash Sweep Period caused by (y) an event of default caused by a bankruptcy action of borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul Portfolio Whole Loan has not been repaid in full.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. According to the U-Haul Portfolio Whole Loan documents, following two years from the closing date and prior to the first business day on or after the payment date which is 6 months prior to November 6, 2035, the borrowers may obtain the release of a portion of the U-Haul Portfolio Properties, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) partial defeasance of the U-Haul Portfolio Whole Loan, in an amount equal to (a) 125% of the allocated loan amount applicable to the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

individual U-Haul Portfolio Property plus (b) the pro rata amount of any accrued and unpaid interest on the U-Haul Portfolio Whole Loan and/or any other sums payable to the lender under the U-Haul Portfolio Whole Loan agreement, and in all events subject to compliance with REMIC trust requirements, (iii) after giving effect to the release of the applicable U-Haul Portfolio Property (x) that the debt service coverage ratio for the U-Haul Portfolio Properties is equal to or greater than the greater of (a) 1.47x or (b) the debt service coverage ratio as of the last day of the calendar month that precedes the release date for all of the U-Haul Portfolio Properties that were subject to the liens of the mortgage as of that date, (y) the debt yield for the remaining U-Haul Portfolio Properties is equal to or greater than the greater of (a) 10.7% or (b) the debt yield ratio as of the last day of the calendar month that precedes the release date for all of the U-Haul Portfolio Properties that were subject to the liens of the mortgage as of that date, and (iv) satisfaction of any REMIC requirements.

Addition of Collateral. The borrowers have the right, but not the obligation, to acquire the fee simple estate in land that is adjacent and contiguous to an existing U-Haul Portfolio Property (an “After Acquired Adjacent Property”), provided the conditions set forth in the U-Haul Portfolio Whole Loan agreement are satisfied. From and after the date of acquisition of an After Acquired Adjacent Property, the applicable adjacent U-Haul Portfolio Property will, for all purposes in the U-Haul Portfolio Whole Loan documents, be deemed to include such After Acquired Adjacent Property. In addition, the borrowers have the right to acquire a leasehold estate in property that is operated as a storage facility, but is not contiguous to an existing U-Haul Portfolio Property (an “After Acquired Leasehold Property”), provided the conditions set forth set forth in the U-Haul Portfolio Whole Loan agreement are satisfied. The borrowers have agreed that, following the acquisition of an After Acquired Leasehold Property, such property will only be operated as a remote storage facility, U-Box storage facility, or vehicle or RV storage facility, and will not include any office, showroom, retail or administrative uses. From and after the date of acquisition of an After Acquired Leasehold Property, all rents derived from the borrowers’ ownership of such leasehold estate will be deemed to be rents for purposes of the U-Haul Portfolio Whole Loan documents. An After Acquired Leasehold Property will not become collateral for the U-Haul Portfolio Whole Loan.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office - CBD
Borrower Sponsor(s):	Samuel W. Rosenblatt and MSGT LLC	Collateral:	Fee
Borrower(s):	525 Delaware LLC	Location:	New York, NY
Original Balance(1):	$35,000,000	Year Built / Renovated:	1925 / 2024
Cut-off Date Balance(1):	$35,000,000	Property Management:	Olmstead Properties, Inc.
% by Initial UPB:	4.8%	Size:	508,875 SF
Interest Rate:	6.28000%	Appraised Value / Per SF:	$235,000,000 / $462
Note Date:	November 4, 2025	Appraisal Date:	September 3, 2025
Original Term:	120 months	Occupancy:	96.3% (as of October 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	90.0%
Original Amortization:	NAP	Underwritten NOI:	$15,355,483
Interest Only Period:	120 months	Underwritten NCF:	$14,617,614
First Payment Date:	December 6, 2025
Maturity Date:	November 6, 2035	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$15,022,759 (TTM September 30, 2025)
Additional Debt Balance(1):	$90,000,000	2024 NOI:	$13,989,220
Call Protection:	L(28),D(85),O(7)	2023 NOI:	$13,416,996
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$12,745,413
Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$246
Taxes:	$2,567,313	$513,463	NAP	Maturity Date Loan / SF:	$246
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	53.2%
Replacement Reserves:	$0	$8,481	NAP	Maturity Date LTV:	53.2%
TI/LC:	$0	$53,007	NAP	UW NOI DY:	12.3%
Other Reserves(3):	$2,668,436	$0	NAP	UW NCF DSCR:	1.84x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000	75.6%	Loan Payoff	$158,877,539	96.1%
Equity Contribution	40,299,328	24.4	Upfront Reserves	5,235,749	3.2
			Closing Costs	1,186,041	0.7
Total Sources	$165,299,328	100.0%	Total Uses	$165,299,328	100.0%
(1)	The 525 7th Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $125.0 million (the “525 7th Avenue Whole Loan”). The Financial Information in the chart above reflects the 525 7th Avenue Whole Loan.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	Other Reserves are comprised of (i) an upfront free rent reserve of $2,026,411 and (ii) an upfront unfunded obligations reserve of $642,025. See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The fourth largest mortgage loan (the “525 7th Avenue Mortgage Loan”) is part of the 525 7th Avenue Whole Loan, which is evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000 and is secured by the borrower’s fee interest in a 508,875 square foot office property located in the Penn Plaza/Garment submarket of New York, New York (the “525 7th Avenue Property”). The 525 7th Avenue Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.28000% per annum on an Actual/360 basis. The 525 7th Avenue Mortgage Loan is evidenced by the non-controlling A-2-2 and A-3 notes with an aggregate outstanding principal balance of $35,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

The table below identifies the promissory notes that comprise the 525 7th Avenue Whole Loan. The relationship between the holders of the 525 7th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The 525 7th Avenue Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BBCMS 2025-C39	Yes
A-2-1	$15,000,000	$15,000,000	BMO 2026-C14	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2026-B42	No
A-3	$20,000,000	$20,000,000	Benchmark 2026-B42	No
Whole Loan	$125,000,000	$125,000,000

The Property. The 525 7th Avenue Property is comprised of a 24-story, 508,875 square foot office property with ground floor retail located at the northeast corner of 38th Street and 7th Avenue in the Penn Plaza/Garment submarket of New York, New York. The 525 7th Avenue Property is commonly referred to as “The Fashion Center” and features 494,497 square feet of office space accounting for 90.6% of total underwritten base rent, and 14,378 square feet of ground floor retail space accounting for 9.4% of total underwritten base rent. The 525 7th Avenue Property was originally constructed in 1925 and was most recently renovated in 2024. From 2015 to 2025, the borrower sponsors invested approximately $37.7 million into tenant improvements and capital expenditures at the 525 7th Avenue Property. Primary access to the 525 7th Avenue Property is provided by the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains with nearby access to New Jersey Transit, the New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North provided by Penn Station, Grand Central Station, and the Port Authority Bus Terminal.

The tenant mix at the 525 7th Avenue Property includes 87 office tenants and four retail tenants, with a large concentration of fashion-related tenants. As of October 1, 2025, the 525 7th Avenue Property was 96.3% leased. As of the Cut-off Date, the tenants at the 525 7th Avenue Property had been in occupancy for a weighted average of 10.1 years and had a weighted average lease term remaining of 4.4 years.

Major Tenants. The three largest tenants based on underwritten base rent are Betsy & Adam Ltd. (“Betsy & Adam”), Reflex Performance Resources, and Jamari International LTD.

Betsy & Adam (27,008 square feet; 5.3% of net rentable area; 6.8% of underwritten base rent). Founded in 1982, Betsy & Adam is a family owned and operated boutique retailer of women’s formalwear that provides a wide range of women’s dressing including wedding dresses, cocktail dresses, gala dresses, and summer dresses. Betsy & Adam has been a tenant at the 525 7th Avenue Property since November 2017 and has a current lease term through October 2035 with no renewal option or termination options. Betsy & Adam has partial monthly rent abatements of approximately $12,958 through November 2026 and $18,466 through October 2027.

Reflex Performance Resources (34,901 square feet; 6.9% of net rentable area; 6.4% of underwritten base rent). Reflex Performance Resources is a global manufacturer with 25 years of experience in garment production. Reflex Performance Resources operates multiple activewear brands including 90 Degree by Reflex, Yogalicious, Bootyful and Velocity. Reflex Performance Resources operates its main showroom out of the 525 7th Avenue Property and has been a tenant at the 525 7th Avenue Property since January 2008, expanding multiple times, most recently in December 2024. Reflex Performance Resources has executed a lease for an additional 2,102 square feet of space that is scheduled to begin in February 2026 (which is included in the total square feet above). Reflex Performance Resources has a current lease term through November 2032 for 15,561 square feet of its space and through November 2034 for 19,340 square feet of its space with no renewal or termination options remaining. Reflex Performance Resources has partial monthly rent abatements of $34,476 through May 2026.

Jamari International LTD (24,472 square feet; 4.8% of net rentable area; 6.1% of underwritten base rent). Jamari International LTD is an importer and distributor of European childrenswear collections including Michael Kors, Timberland, Boss, Chloe, Diesel, and Billie Blush amongst others. Jamari International LTD has been a tenant at the 525 7th Avenue Property since April 2019 and has a current lease term through April 2029 with no renewal or termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

The following table presents certain information relating to the major tenants at the 525 7th Avenue Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent(3)	U/W Base Rent Per SF	% of U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
Betsy & Adam Ltd.	NR/NR/NR	27,008	5.3%	$1,738,689	$64.38	6.8%	10/31/2035	N	N
Reflex Performance Resources(4)	NR/NR/NR	34,901	6.9%	1,644,126	$47.11	6.4%	Various	N	N
Jamari International LTD	NR/NR/NR	24,472	4.8%	1,560,698	$63.77	6.1%	4/30/2029	N	N
Duane Reade	NR/NR/NR	5,630	1.1%	1,252,351	$222.44	4.9%	5/31/2031	N	N
B & J Fabrics, Inc.	NR/NR/NR	18,334	3.6%	1,125,936	$61.41	4.4%	6/30/2030	N	N
Cameron Industries, Inc.	NR/NR/NR	24,473	4.8%	1,101,285	$45.00	4.3%	6/30/2026	N	N
Beyond Inc.	NR/NR/NR	20,661	4.1%	1,026,264	$49.67	4.0%	6/30/2032	Y(5)	1 x 4.5 yr
Simpson, Gumpertz & Heger, Inc	NR/NR/NR	16,967	3.3%	973,876	$57.40	3.8%	11/30/2033	N	1 x 5 yr
ADPL, LLC	NR/NR/NR	19,158	3.8%	869,731	$45.40	3.4%	2/29/2028	Y(6)	N
Studio Nazar	NR/NR/NR	24,474	4.8%	790,642	$32.31	3.1%	5/31/2033	N	N
Largest Tenants		216,078	42.5%	$12,083,599	$55.92	47.0%
Remaining Occupied		273,842	53.8%	13,599,062	$49.66	53.0%
Total Occupied		489,920	96.3%	$25,682,661	$52.42	100.0%
Vacant		18,955	3.7%
Total		508,875	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Each of the following tenants has abated rent as follows: Reflex Performance Resources (monthly abatement of $34,476 through May 2026), Betsy & Adam (monthly abatement of $12,958.46 through November 30, 2026 and $18,465.77 per month through October 31, 2027.), Studio Nazar (monthly abatement of $9,921.48 through May 31, 2028, and $7,330.12 from June 1, 2028 through and including May 31, 2033), Cameron Industries, Inc.(monthly abatement of $7,648 from January through June 2026) ADPL, LLC (abatement of $74,290 in November 2026 and $37,145 in November 2027) , B&J Fabrics, Inc. (monthly abatement of $1,869 through March 2028), and I Apparel Brands LLC (monthly abatement of $4,649 through May 2026 and of $20,862 from October 1, 2027 through January 31, 2028, $21,918.05 for the months October 1, 2029 through December 31, 2029, and $10,899 for the month of August 1, 2030).
(4)	Reflex Performance Resources occupies 15,561 square feet set to expire November 30, 2032 and 19,340 square feet set to expire November 30, 2034. Includes 2,102 square feet of space as to which the lease is scheduled to begin in February 2026.
(5)	Beyond Inc. has the option to terminate its lease effective as of July 1, 2027, or effective as of July 1, 2029, provided it gives 9 months prior written notice and pays an early termination fee.
(6)	ADPL, LLC has the option to terminate its lease effective as of November 1, 2026, provided it gives 90 days prior written notice and pays an early termination fee.

The following table presents certain information relating to the lease rollover schedule at the 525 7th Avenue Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned NRA	% of Owned NRA	Cumulative % of Owned NRA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM(3)	79,443	15.6%	15.6%	$4,049,465	15.8%	$50.97	23
2027	57,658	11.3%	26.9%	$2,556,744	10.0%	$44.34	17
2028	87,994	17.3%	44.2%	$3,958,590	15.4%	$44.99	22
2029	67,168	13.2%	57.4%	$3,842,911	15.0%	$57.21	14
2030	40,503	8.0%	65.4%	$2,201,901	8.6%	$54.36	5
2031	5,630	1.1%	66.5%	$1,252,351	4.9%	$222.44	1
2032	36,222	7.1%	73.6%	$1,702,534	6.6%	$47.00	2
2033	64,384	12.7%	86.3%	$2,766,619	10.8%	$42.97	5
2034	20,788	4.1%	90.4%	$1,312,857	5.1%	$63.15	2
2035	28,608	5.6%	96.0%	$2,038,689	7.9%	$71.26	2
2036 & Beyond	0	0.0%	96.0%	$0	0.0%	$0.00	0
Other(4)	1,522	0.3%	96.3%	$0	0.0%	$0.00	1
Vacant	18,955	3.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	508,875	100.0%		$25,682,661	100.0%	$52.42	94
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2026 & MTM includes nine leases to which 24,313 SF of NRA and $1,131,118 in UW Base Rent are attributable that is on a month-to-month basis.
(4)	Other includes a lease to the management office, which accounts for 1,522 SF of NRA and $0 of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at 525 7th Avenue Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 9/30/2025	U/W	U/W Per SF
Base Rent	$21,248,009	$21,833,189	$22,060,506	$22,545,918	$24,802,830	$48.74
Contractual Rent Steps	0	0	0	0	879,831	$1.73
Potential Income from Vacant Space	0	0	0	0	983,840	$1.93
Gross Potential Rent	$21,248,009	$21,833,189	$22,060,506	$22,545,918	$26,666,501	$52.40
Reimbursements	1,973,191	2,090,826	1,748,697	1,640,669	1,627,908	$3.20
Total Gross Income	$23,221,200	$23,924,015	$23,809,203	$24,186,587	$28,294,409	$55.60
Other Income(2)	4,748	61,157	71,611	94,305	94,305	$0.19
(Vacancy / Credit Loss)	0	0	0	0	(2,829,441)	($5.56)
Effective Gross Income	$23,225,948	$23,985,172	$23,880,814	$24,280,892	$25,559,273	$50.23

Management Fee	698,922	731,108	725,807	736,988	766,778	$1.51
Real Estate Taxes	6,970,523	6,809,364	5,982,581	4,973,195	5,867,283	$11.53
Insurance	217,473	278,031	325,814	399,027	369,277	$0.73
Utilities	1,253,073	1,123,183	1,192,672	1,346,953	1,321,968	$2.60
Other Expenses(3)	1,340,544	1,626,490	1,664,720	1,801,970	1,878,484	$3.69
Total Expenses	$10,480,535	$10,568,176	$9,891,594	$9,258,133	$10,203,790	$20.05

Net Operating Income	$12,745,413	$13,416,996	$13,989,220	$15,022,759	$15,355,483	$30.18
Replacement Reserves	0	0	0	0	101,775	$0.20
Normalized TI/LC	0	0	0	0	636,094	$1.25
Net Cash Flow	$12,745,413	$13,416,996	$13,989,220	$15,022,759	$14,617,614	$28.73

Occupancy (%)	87.2%	95.4%	96.9%	96.3%	90.0%(4)
NCF DSCR(5)	1.60x	1.69x	1.76x	1.89x	1.84x
NOI Debt Yield(5)	10.2%	10.7%	11.2%	12.0%	12.3%
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Other Income includes tenant billbacks and various other sources of miscellaneous income.
(3)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative expenses.
(4)	Represents Economic Occupancy.
(5)	Metrics represent the 525 7th Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

Appraisal. The 525 7th Avenue Property had an “as-is” appraised value of $235,000,000 as of September 3, 2025. Based on the “as-is” value of $235,000,000, the Cut-off Date LTV and Maturity Date LTV for the 525 7th Avenue Whole Loan are each 53.2%.

525 7th Avenue Appraised Value(1)
Property	Value	Capitalization Rate
525 7th Avenue	$235,000,000	5.15%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment of the 525 7th Avenue Property dated September 8, 2025 identified a recognized environmental condition related to the onsite operation of a dry cleaning facility through 2016. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

The Market. The 525 7th Avenue Property is located at the northeast corner of 38th Street and 7th Avenue in the Penn Plaza/Garment submarket of New York, New York. The 525 7th Avenue Property is close to Times Square, Bryant Park, Madison Square Garden, Herald Square, and the Empire State Building. According to the appraisal, the immediate area surrounding the 525 7th Avenue Property is comprised of high rise and residential buildings and is directly adjacent to the Garment District which is known for its history as a fashion center. Primary access to the 525 7th Avenue Property is provided by the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains with nearby access to New Jersey Transit, the New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North provided by Penn Station, Grand Central Station, and the Port Authority Bus Terminal.

According to a third-party market research report, the 525 7th Avenue Property is located in the Penn Plaza/Garment office and retail submarket of New York City. As of October 25, 2025, the Penn Plaza/Garment office submarket had a total inventory of 88,771,211 square feet, an overall vacancy rate of 13.3%, market asking rent of $76.25 per square foot and positive net absorption of 609,425 square feet. As of October 25, 2025, the Penn Plaza/Garment retail submarket had a total inventory of 5,802,911, a vacancy rate of 10.2% and market asking rent of $129.13 per square foot.

The following table presents information relating to comparable office leases for the 525 7th Avenue Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
525 7th Avenue	-	1925 / 2024	Cameron Industries, Inc.(2)	24,473(2)	Oct-18(2)	7.7(2)	$37.35(2)
New York, NY
1385 Broadway New York, NY	0.1 mi	1926 / NAP	New York Health Foundation (NYHealth)	17,000	May-25	16.3	$42.00
469 Seventh Avenue New York, NY	0.1 mi	1920 / 2012	Situation Interactive	17,058	May-25	9.0	$51.00
499 Seventh Avenue New York, NY	0.1 mi	1925 / 2004	Greystone	8,000	Feb-25	8.6	$45.00
501 Seventh Avenue New York, NY	0.1 mi	1924 / NAP	Carolina Herrera	33,873	Apr-25	9.8	$50.00
530 Seventh Avenue New York, NY	0.4 mi	1974 / NAP	Tailored Brands	18,500	Mar-25	10.7	$53.00
1441 Broadway New York, NY	0.5 mi	1930 / NAP	Style Theory	14,634	Apr-25	10.5	$55.00
1430 Broadway New York, NY	0.5 mi	1956 / NAP	Vanguard Construction	13,296	Apr-25	8.4	$38.50
1040 Avenue of the Americas New York, NY	0.6 mi	1925 / NAP	Meirowitz & Wasserberg LLP	24,014	Apr-25	10.8	$55.00
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated October 1, 2025. Base Rent (PSF) excludes rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

The Borrower and the Borrower Sponsors. The borrower is 525 Delaware LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 525 7th Avenue Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Samuel W. Rosenblatt and MSGT LLC. Samuel W. Rosenblatt is the president of Olmstead Properties, Inc. (“Olmstead Properties”), a full-service real estate company founded in 1930 that focuses on the management, leasing, and development of office properties in New York City. Olmstead Properties currently owns and/or manages a portfolio of over thirty income-producing properties, totaling approximately 4,500,000 square feet. MGST LLC is an affiliate of the borrower through its manager, Enterprise Asset Management, Inc. (“Enterprise Manager”) and as of December 31, 2024 had interests in five commercial buildings, but does not own an interest in the borrower.

Enterprise Manager is owned 20% each by the Estate of Robert G. James, Lois Zaro, Carol S. Weisman, Bonnie Englebart and Susan Zizes (and trusts for the latter four of these owners own MSGT LLC). Richard Marotto is the President of, and has operational management control of Enterprise Manager. Enterprise Manager is also the manager of Enterprise NYC Holdings, LLC, which has an approximately 27% interest in the borrower and is a 50% owner and joint manager of the indirect manager of the borrower. Enterprise NYC Holdings, LLC is owned 72.89% by Steinberg Investment, LP (which is owned approximately 11.26% by Danielle Englebardt and 10.0% by Brett Heyman) and 11.845% by The University of Nebraska Foundation.

Property Management. The 525 7th Avenue Property is managed by Olmstead Properties, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the 525 7th Avenue Whole Loan, the borrower deposited approximately: (i) $2,567,313 into a real estate tax reserve, (ii) $2,026,411 into a free rent reserve and (iii) $642,025 into a reserve for unfunded obligations for tenant improvement costs.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $8,481 for replacements to the 525 7th Avenue Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $53,007 into a reserve for future tenant improvements and leasing commissions.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $513,463).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or if the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination of the 525 7th Avenue Whole Loan, an approved blanket policy was in place.

Lockbox / Cash Management. The 525 7th Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account on the origination date of the 525 7th Avenue Whole Loan, and was required to deliver direction letters to each tenant at the 525 7th Avenue Property directing them to pay rent and other sums due to the lockbox account. The borrower is required to (or cause the property manager to) immediately deposit all revenue derived from the 525 7th Avenue Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 525 7th Avenue Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 525 7th Avenue Whole Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the 525 7th Avenue Whole Loan (provided that if there are insufficient funds in the TI/LC reserve to pay for future tenant improvements and leasing commissions for any lease approved in accordance with the 525 7th Avenue Whole Loan documents, the lender is required, upon the borrower’s request, to disburse funds to the borrower from the excess cash flow reserve account for such purpose) or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 525 7th Avenue Whole Loan documents, the lender may apply funds to the 525 7th Avenue Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio falling below 1.20x; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, and (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Lab/Office
Borrower Sponsor(s):	TechCore, LLC	Collateral:	Fee
Borrower(s):	GI TC Montgomery LLC	Location:	Rockville, MD
Original Balance(1):	$30,000,000	Year Built / Renovated:	2003 / 2025
Cut-off Date Balance(1):	$30,000,000	Property Management:	GI Property Manager LP
% by Initial UPB:	4.1%	Size:	229,905 SF
Interest Rate:	5.44900%	Appraised Value / Per SF:	$126,000,000 / $548
Note Date:	November 25, 2025	Appraisal Date:	October 14, 2025
Original Term:	120 months	Occupancy:	100.0% (as of February 6, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	92.5%
Original Amortization:	NAP	Underwritten NOI:	$8,828,455
Interest Only Period:	120 months	Underwritten NCF:	$8,515,785
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2035	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$7,485,774 (TTM September 30, 2025)
Additional Debt Balance(1):	$16,000,000	2025 NOI(3):	$6,092,202
Call Protection:	L(12),YM1(101),O(7)	2024 NOI(3):	$5,305,829
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	NAV

Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$200
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$200
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	36.5%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	36.5%
TI / LC:	$0	Springing	NAP	UW NOI DY:	19.2%
NIH Reserve:	$2,861,832	$0	NAP	UW NCF DSCR:	3.35x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$46,000,000	100.0%	Loan Payoff	$37,004,184	80.4%
			Return of Equity	5,157,168	11.2
			Upfront Reserves	2,861,832	6.2
			Closing Costs	976,816	2.1
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%
(1)	The Fishers Twinbrook Mortgage Loan (as defined below) is part of the Fishers Twinbrook Whole Loan (as defined below) which is comprised of 2 pari passu promissory notes with an aggregate original principal balance of $46,000,000. The Fishers Twinbrook Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”). The financial information presented above is based on the Fishers Twinbrook Whole Loan.
(2)	Please see “—Initial and Ongoing Reserves” and “—Lockbox / Cash Management” below for further discussion of reserve information.
(3)	2025 NOI and 2024 NOI are based on the trailing twelve-month period ending July 31 for each respective year.

The Loan.  The fifth largest mortgage loan (the “Fishers Twinbrook Mortgage Loan”) is part of a whole loan (the “Fishers Twinbrook Whole Loan”) which is comprised of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $46,000,000. The Fishers Twinbrook Whole Loan is secured by the borrower’s fee simple interest in a 229,905 SF mixed use lab/office property located in Rockville, Maryland (the “Fishers Twinbrook Property”). The Fishers Twinbrook Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $30,000,000.

The Fishers Twinbrook Whole Loan has a 10-year term, is interest only for the entire duration of the term and accrues interest at a rate of 5.44900% on an actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

The table below identifies the promissory notes that comprise the Fishers Twinbrook Whole Loan. The relationship between the holders of the Fishers Twinbrook Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The Fishers Twinbrook Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-B42 securitization trust. See “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2026-B42	Yes
A-2(1)	$16,000,000	$16,000,000	GSBI	No
Whole Loan	$46,000,000	$46,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Fishers Twinbrook Property is a 229,905 SF, two-building lab/office campus located in Rockville, Maryland. The Fishers Twinbrook Property is 100.0% occupied by the National Institute of Health and its constituent agencies (“NIH”) and has been occupied by NIH since it was delivered as a build-to-suit building for NIH in 2004. The NIH has executed two five-year renewals, most recently commencing January 2024 with 3.0% annual rent steps through lease expiration in December 2033. Additionally, the NIH has invested over $15.0 million attributed to building systems and infrastructure, with additional investment in site-located scientific equipment and data infrastructure.

A portion of the Fishers Twinbrook Property (the suites located in the building located at 5625 Fisher Lane, Rockville, Maryland) is subject to a condominium structure. This borrower owns unit B in the condominium (25% of the voting interest) and as such does not control the condominium board and certain decisions can be made with majority vote; however, no material decisions involving the structural components of unit B can be made without the consent of the borrower. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium” in the prospectus.

Sole Tenant. The sole tenant at the Fishers Twinbrook Property is NIH, the medical research agency of the U.S. federal government and a part of the Department of Health and Human Services. NIH comprises 27 institutes and centers, each focused on specific areas of health research and supports both internal (intramural) research programs and external grants to universities, hospitals, and research institutions around the world. Due to the government shutdown in 2025, NIH became past-due on rent payments in the amount of $2,861,832. The past-due balance was reserved at origination of the Fishers Twinbrook Whole Loan and has been fully repaid. The NIH lease does not contain appropriations clauses. NIH is on a lease expiring December 31, 2033 with one, 10-year renewal option and no termination options.

The following table presents certain information relating to the sole tenant at the Fishers Twinbrook Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)(3)	Renewal Option

National Institute of Health(3)	Aa1/AA+/AA+	229,905	100.0%	$8,585,496	$37.34	100.0%	12/31/2033	N	1 x 10 yr
Total Occupied		229,905	100.0%	$8,585,496	$37.34	100.0%
Vacant		0	0.0%
Collateral Total		229,905	100.0%

(1)	Based on the underwritten rent roll dated as of February 6, 2026.
(2)	Certain ratings are those of the parent company (or the United States government) whether or not the parent (or government) guarantees the lease.
(3)	NIH leases space under four separate leases, each of which expires December 31, 2033 and has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

The following table presents certain information relating to the lease rollover schedule at the Fishers Twinbrook Property, based on the initial lease expiration date:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	229,905	100.0%	100.0%	$8,585,496	100.0%	$37.34	1
2034	0	0.0%	100.0%	$0	0.0%	$0.00	0
2035	0	0.0%	100.0%	$0	0.0%	$0.00	0
2036	0	0.0%	100.0%	$0	0.0%	$0.00	0
2037 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	229,905	100.0%		$8,585,496	100.0%	$37.34	1
(1)	Based on the underwritten rent roll dated as of February 6, 2026.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fishers Twinbrook Property:

Cash Flow Analysis
	2024(1)	2025(1)	TTM 9/30/2025	U/W	U/W PSF
Base Rent	$8,092,501	$8,234,277	$8,274,741	$8,585,496	$37.34
Credit Tenant Rent Steps(2)	0	0	0	1,135,831	4.94
Total Commercial Reimbursement Revenue	1,671,776	1,707,899	1,709,564	1,747,707	7.60
Other Revenue	629,295	677,111	686,022	681,127	2.96
Potential Gross Revenue	$10,393,572	$10,619,288	$10,670,327	$12,150,162	$52.85
Concessions	(2,697,552)	(1,900,548)	(551,772)	0	0.00
(Vacancy)	0	0	0	(911,262)	(3.96)
Effective Gross Revenue	$7,696,020	$8,718,740	$10,118,555	$11,238,899	$48.88

Total Expenses	2,390,191	2,626,538	2,632,781	2,410,444	10.48

Net Operating Income	$5,305,829	$6,092,202	$7,485,774(3)	$8,828,455(3)	$38.40
Replacement Reserves	0	0	0	57,476	$0.25
TI/LC	0	0	0	255,195	$1.11
Net Cash Flow	$5,305,829	$6,092,202	$7,485,774	$8,515,785	$37.04

Occupancy %(4)	100.0%	100.0%	100.0%	92.5%
NCF DSCR(5)	2.09x	2.40x	2.95x	3.35x
NOI Debt Yield(5)	11.5%	13.2%	16.3%	19.2%
(1)	2024 and 2025 cash flows re present fiscal year ending in July.
(2)	Represents straight line average of credit tenant rent steps over the term of the Fisher Twinbrook Whole Loan.
(3)	The increase from TTM 9/30/2025 Net Operating Income to U/W Net Operating Income is primarily attributable to the inclusion of credit tenant rent steps through the term of the Fishers Twinbrook Whole Loan.
(4)	Historical occupancies represent year-end annual physical occupancies. The UW Occupancy % represents the economic occupancy.
(5)	Metrics are based on the Fishers Twinbrook Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

Appraisal. According to the appraisal, the Fishers Twinbrook Property had an “as-is” appraised value of $126,000,000 as of October 14, 2025. The table below shows the appraisal’s “as-is” conclusions.

Fishers Twinbrook Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Fishers Twinbrook	$126,000,000	6.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated October 17, 2025, there was no evidence of any recognized environmental conditions at the Fishers Twinbrook Property.

The Market. The Fishers Twinbrook Property is located in the Rockville office submarket, which is a part of the Washington, D.C. metropolitan area and benefits from its proximity to major federal agencies and an educated workforce, and in the Suburban Maryland (I-270 corridor) life science submarket. As of the first quarter of 2026, the Rockville submarket had a vacancy rate of 19.4%, above its five- and ten-year averages of 16.0% and 14.0%, respectively. Over the prior year, the submarket experienced approximately 230,000 SF of net absorption and 300,000 SF of delivered space, resulting in 2.1 million SF of available space and an availability rate of 22.3%. The Suburban Maryland (I-270 Corridor) life-science submarket had a vacancy rate of 14.0% and average asking rents of $43.45 PSF compared to $31.62 PSF for the broader office sub-market. This sector has 44,500 total life sciences employees and limited new development activity.

The Borrower and the Borrower Sponsor. The borrower is GI TC Montgomery LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fishers Twinbrook Whole Loan. The borrower sponsor and non-recourse carveout guarantor is TechCore, LLC (“TechCore”). TechCore is a core investment vehicle established by GI Partners in partnership with the California Public Employees' Retirement System (“CalPERS”), focused on acquiring and managing technology-advantaged real estate across the United States. Its portfolio includes data centers, carrier hotels, specialized technology campuses, 'Always On' facilities, and life sciences properties. Since its inception in 2012, TechCore has acquired 19 properties and invested in over 3.6 million SF of stabilized core technology-advantaged real estate. CalPERS is the 99.5% owner of TechCore.

Property Management. The Fishers Twinbrook Property is currently managed by GI Property Manager LP, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves.

NIH Reserve Funds. At origination, of the Fishers Twinbrook Whole Loan, the borrower deposited $2,861,832 into the NIH reserve account related to past due rents owed by the tenant. The lender will return amounts in this account, upon request by the borrower, provided no event of default exists and the lender has received evidence that all past due rents owed by the tenant have been paid. The past due balance has been fully repaid as of the Cut-off Date and NIH is current on rent.

Tax Escrows – On each payment date during a Cash Sweep Period (as defined below), the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Escrows – On each payment date during a Cash Sweep Period, except if the Fisher Twinbrook Property is insured under an acceptable blanket policy, the borrower is required to fund 1/12 of the insurance premiums due for renewal of coverage. An acceptable blanket policy was in place at origination of the Fishers Twinbrook Whole Loan.

TI/LC Reserve - On each payment date during a Cash Sweep Period, the borrower is required to deposit approximately $19,159 into a the tenant improvement and leasing commission reserve.

Capital Expenditures Reserve - On each payment date during a Cash Sweep Period, the borrower is required to deposit approximately $4,790 in the capital expenditures reserve.

A “Cash Sweep Period” means a period (i) commencing upon any of (A) the occurrence and continuance of a material event of default, (B) the occurrence and continuance of a Specified Tenant Sweep Period (as defined below) and the borrower fails to timely make any cash deposit or provide a letter of credit as described in and to the extent permitted pursuant to the Fishers Twinbrook Whole Loan documents or (C) commencing when the debt yield is less than 15%, and (ii) expiring upon (x) with regard to any Cash Sweep Period commenced in connection with clause (A) above, the cure or waiver (if applicable) of such material event of default, (y) with regard to any Cash Sweep Period commenced in connection with clause (B) above, the expiration of all Specified Tenant Sweep Periods or the borrower makes the cash deposit or provides one or more letters of credit as described in and to the extent permitted pursuant to the Fishers Twinbrook Whole Loan documents or the amount of funds deposited into the lease sweep reserve account as a result of the related Specified Tenant Sweep Period is equal to the applicable Lease Sweep Reserve Deposit Amount (as defined below), or (z) with regard to any Cash Sweep Period commenced in connection with clause (C) above, the date when the debt yield is equal to or greater than 15% for two fiscal quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

Notwithstanding the foregoing, a Cash Sweep Period will not be deemed to expire in the event that a Cash Sweep Period then exists for any other reason.

"Lease Sweep Reserve Deposit Amount" means an amount which is equivalent to 12 times the monthly amount of excess cash flow that would have been deposited in the lease sweep reserve account as of the commencement of a Specified Tenant Sweep Period, as reasonably determined by the lender.

A “Specified Tenant Sweep Period” will (x) commence if:

(i) such Specified Tenant (as defined below) vacates, abandons, goes dark or ceases operations in 50% or more of the related leased space, excluding the temporary discontinuance (A) for not longer than 90 days or (B) in connection with (1) a casualty or condemnation, or (2) renovations or alterations undertaken pursuant to the terms of the applicable lease or (C) caused by force majeure (including as a result of governmental restrictions during an ongoing pandemic); (ii) such Specified Tenant, its lease guarantor or its parent company (to the extent there is no separate lease guarantor) files for bankruptcy, is adjudged bankrupt, is deemed insolvent, or otherwise makes a general assignment for the benefit of creditors; (iii) such Specified Tenant fails to extend or renew its lease in accordance with its terms by the date that is 12 months prior to the scheduled expiration date, unless, within five business days, the conditions set forth in clauses (y)(c) or (y)(f) below, as applicable, have occurred; (iv) such Specified Tenant gives notice of its election to (A) terminate its lease or there is otherwise written evidence (including from publicly available information) of an intent to terminate its lease or (B) vacate and discontinue its operations in 50% or more of its leased premises, and, in the case of clauses (A) or (B), there is less than 12 months remaining in the lease term, unless such Specified Tenant or a replacement tenant enters into an extension or replacement lease for all or substantially all of the space governed by such lease (x) with the exercise of an option in its lease, (y) that satisfies the minimum leasing parameters set forth in the Fishers Twinbrook Whole Loan documents, or (z) is otherwise on terms reasonably acceptable to the lender; (v) such Specified Tenant is in monetary default with respect to the payment of base rent and reimbursements which are considered additional rent under its lease which default is not being contested by the tenant in good faith or other material default beyond any applicable notice and cure or grace periods, which is reasonably likely to have a material adverse effect, or with respect to which the borrower has delivered a notice of termination of the related lease to the subject Specified Tenant; or (vi) such Specified Tenant no longer satisfies the Specified Tenant Rating Requirements (as defined below) by two or more rating agencies; and

(y) terminate upon:

(a) in the case of any Specified Tenant Sweep Period commenced under clause (x) (i) above, (A) the borrower provides the lender with evidence that the applicable Specified Tenant has resumed occupancy of and operations in more than 50% of the leased space or (B) 12 months have passed since the happening of the event which triggered the commencement of the Specified Tenant Sweep Period under clause (x) (i) above provided no other Specified Tenant Sweep Period is then occurring; (b) in the case of any Specified Tenant Sweep Period commenced under clause (x)(ii) above, the applicable Specified Tenant or its lease guarantor is no longer deemed insolvent or subject to any bankruptcy or insolvency proceedings or the applicable lease with the Specified Tenant has been affirmed in a bankruptcy proceeding; (c) in the case of any Specified Tenant Sweep Period commenced under clause (x)(iii) above, the lender receives (1) reasonably satisfactory evidence that such Specified Tenant has extended or renewed its lease for all or substantially all of the space leased to such Specified Tenant pursuant to the terms that satisfy the minimum leasing parameters set forth in the Fishers Twinbrook Whole Loan documents or otherwise acceptable to the lender, with no then outstanding conditions to the effectiveness of such renewal and any fixed costs for the payment of tenant improvements to be completed by the borrower or paid for by the borrower after the effectiveness of the renewal have been escrowed with the lender in the Lease Sweep Reserve Account, and such Specified Tenant is in occupancy of and operating in at least 50% of its respective space, and paying full, unabated rent under such lease and (2)(x) evidence reasonably satisfactory to lender that such renewal or extension was exercised by such Specified Tenant; or (y) a tenant estoppel certificate from such Specified Tenant, in form and substance reasonably acceptable to the lender (provided, however, that the lender will not object to the substance of such estoppel so long as it contains the information necessary for the lender to determine that the applicable Specified Tenant Sweep Period has been cured); (d) in the case of any Specified Tenant Sweep Period commenced under clause (x)(iv) above, any such notice is rescinded and the applicable Specified Tenant reaffirms its lease in writing; (e) in the case of any Specified Tenant Sweep Period commenced under clause (x)(v) above, such default has been cured, the applicable lease is in full force and effect and there is no monetary default with respect to the payment of base rent and reimbursements which are considered additional rent under the lease which default is not being contested by the tenant in good faith or other material default beyond any applicable notice and cure or grace periods, which is reasonably likely to have a Material Adverse Effect, or with respect to which the borrower has delivered a notice of termination of the related lease to the subject Specified Tenant; (f) in the case of any Specified Tenant Sweep Period commenced under clause (x)(vi) above, such Specified Tenant or its lease guarantor (if applicable) satisfies the Specified Tenant Rating Requirements; or (g) in the case of any Specified Tenant Sweep Period that is not cured pursuant to any other clause of this definition, the lender receives evidence, in form and substance reasonably satisfactory to lender, that at least 70% of the space leased to the applicable Specified Tenant has been leased to the applicable Specified Tenant or one or more replacement tenants that would satisfy the Specified Tenant Rating Requirements pursuant to one or more leases with terms that satisfy the minimum leasing parameters set forth in the Fishers Twinbrook Whole Loan documents or otherwise acceptable to the lender.

"Specified Tenant" means, individually and collectively, any tenant or its affiliates under a lease (or combination of leases) covering more than 76,250 rentable square feet of the Fishers Twinbrook Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

"Specified Tenant Rating Requirements" means that a tenant (or its parent company) maintains a long term unsecured debt rating of at least "BBB-" by S&P, "Baa3" by Moody's and the equivalent rating by the other rating agencies which rate such entity.

Lockbox / Cash Management. The Fishers Twinbrook Whole Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager are required to direct tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. Prior to a Cash Sweep Period, all sums deposited into the lockbox will be transferred into the borrower’s operating account, on each business day. During a Cash Sweep Period, any transfers to the borrower's operating account will cease and such sums on deposit in the lockbox are required to be transferred on each business day to the cash management account, to be applied to the payment of all monthly amounts due under the Fishers Twinbrook Whole Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the Fishers Twinbrook Whole Loan until the Cash Sweep Period is cured, at which time all funds in such account will be disbursed to the borrower; provided that during a Specified Tenant Sweep Period, all excess cash flow is required to be deposited into a lease sweep reserve account until such time that the Specified Tenant Sweep Period is cured.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

50 West 23rd Street
50 West 23rd Street
New York, NY 10010
FASHION DISTRICT
FLATIRON
New York
Newark
MANHATTAN
BROOKLYN
QUEENS
BRONX
STATEN ISLAND
Atlantic Ocean
Ringwood
Wanaque
Ramsey
Oakland
Ridgewood
Wayne
Tarrytown
Harrison
Stamford
Yonkers
Hackensack
Glen Cove
Clifton
Port Washington
East Orange
East Meadow
Elizabeth
Lido Beach
Point Lookout
Edison
Madison Square Garden
Two Penn Plaza
Hotel Pennsylvania
Manhattan Mall
Greeley Square Building
Fashion Institute of Technology
The Museum at FIT
Madison Square Park
Metropolitan Life North Building
New York Life Building
The Home Depot
Spotify Headquarters
Union Square
W 23RD STREET
W 14TH STREET
MAP © 2026 CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office - CBD
Borrower Sponsor(s):	Amish Patel, Jed Walentas and Walentas Trust 3	Collateral:	Fee
Borrower(s):	50 West 23rd Street LLC	Location:	New York, NY
Original Balance(1):	$30,000,000	Year Built / Renovated:	1906 / 2015
Cut-off Date Balance(1):	$30,000,000	Property Management:	Two Trees Management Co. LLC
% by Initial UPB:	4.1%	Size:	331,744 SF
Interest Rate:	6.46000%	Appraised Value / Per SF:	$208,000,000 / $627
Note Date:	January 29, 2026	Appraisal Date:	December 16, 2025
Original Term:	120 months	Occupancy:	97.3% (as of December 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(5):	$12,682,647
Interest Only Period:	120 months	Underwritten NCF:	$11,868,908
First Payment Date:	March 6, 2026
Maturity Date:	February 6, 2036	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(5):	$8,158,122 (TTM September 30, 2025)
Additional Debt Balance(1):	$53,000,000	2024 NOI:	$9,362,821
Call Protection(2):	L(25),D(88),O(7)	2023 NOI:	$12,314,881
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$11,171,174

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$250
Taxes:	$854,048	$427,024	NAP	Maturity Date Loan / SF:	$250
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	39.9%
Replacement Reserves:	$0	$5,529	NAP	Maturity Date LTV:	39.9%
TI/LC:	$0	$41,667	NAP	UW NOI DY:	15.3%
Other Reserves(4):	$2,863,694	$0	NAP	UW NCF DSCR:	2.18x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$83,000,000	95.9%	Loan Payoff	$81,932,218	94.6%
Equity Contribution	3,588,414	4.1	Upfront Reserves	3,717,742	4.3%
			Closing Costs	938,454	1.1%
Total Sources	$86,588,414	100.0%	Total Uses	$86,588,414	100.0%
(1)	The 50 West 23rd Street Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $83,000,000 (the “50 West 23rd Street Whole Loan”). The Financial Information in the chart above reflects the 50 West 23rd Street Whole Loan.
(2)	Defeasance of the 50 West 23rd Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 50 West 23rd Street Whole Loan to be securitized and (b) January 29, 2030. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2026-B42 securitization in March 2026. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below.
(4)	Other Reserves are comprised of (i) an initial free rent reserve of approximately $2,746,644 related to six tenants at the 50 West 23rd Street Property (as defined below) and (ii) an initial unfunded obligations reserve of $117,050.
(5)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to recent leasing activity and re-tenanting at the 50 West 23rd Street Property which includes nine new leases accounting for 158,233 square feet and $9,445,952 of underwritten base rent since 2025.

The Loan. The sixth largest mortgage loan (the “50 West 23rd Street Mortgage Loan”) is part of the 50 West 23rd Street Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $83,000,000 and is secured by the borrower’s fee interest in a 331,744 square foot office property located in the Flatiron/Union Square neighborhood of New York, New York (the “50 West 23rd Street Property”). The 50 West 23rd Street Whole Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.46000% per annum on an Actual/360 basis. The 50 West 23rd Street Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $30,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

The table below identifies the promissory notes that comprise the 50 West 23rd Street Whole Loan. The relationship between the holders of the 50 West 23rd Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” in the prospectus. The 50 West 23rd Street Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-B42 securitization trust until the controlling Note A-1 is securitized, at which point it will be serviced under the pooling and servicing agreement for the securitization trust to which such Note A-1 is contributed. See “The Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$53,000,000	$53,000,000	CREFI	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2026-B42	No
Whole Loan	$83,000,000	$83,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The 50 West 23rd Street Property is comprised of two interconnected 11- and 14-story office buildings with ground floor retail, totaling 331,744 square feet. The 50 West 23rd Street Property is located between 5th and 6th Avenue with frontage on both 22nd Street and 23rd Street and is located in the Flatiron/Union Square neighborhood of New York, New York. The 50 West 23rd Street Property was originally constructed in 1906 and was most recently renovated in 2015. The 50 West 23rd Street Property features 296,886 square feet of office space accounting for 92.4% of underwritten base rent, 22,883 square feet of ground floor retail space accounting for 5.9% of underwritten base rent, and 11,975 square feet of basement storage space accounting for 1.7% of underwritten base rent. The office space includes 64,000 square feet of space leased to the NYC Department of Education which uses its space as a public school known as Manhattan Village Academy with its own separate dedicated entrance. Primary access to the 50 West 23rd Street Property is provided by the F, M, R, W, and 6 subway trains with nearby access to the New Jersey PATH.

As of December 31, 2025, the 50 West 23rd Street Property was 97.3% leased to 14 office tenants and four retail tenants. Recent leasing activity at the 50 West 23rd Street Property includes 12 new tenants since 2023 representing 53.4% of net rentable area and 53.2% of underwritten base rent. As of the Cut-off Date, the tenants at the 50 West 23rd Street Property had been in occupancy for a weighted average of 8.3 years and had a weighted average lease term remaining of 5.2 years.

Major Tenants. The three largest tenants based on underwritten base rent are the NYC Department of Education, Buzzfeed, Inc. (“Buzzfeed”), and MSQ Partners NA LLC (“MSQ Partners”).

NYC Department of Education (64,000 square feet; 19.3% of net rentable area; 20.7% of underwritten base rent). The New York City Department of Education is the largest public school system in the United States, serving roughly one million students in more than 1,800 schools (including charter schools) and childcare centers, and employing 130,000 full-time staff. The NYC Department of Education has been a tenant at the 50 West 23rd Street Property since September 1994 and uses its space at the 50 West 23rd Street Property as a public high school commonly known as the Manhattan Village Academy. The NYC Department of Education has a current lease term through June 30, 2030 with one, five-year renewal option. The NYC Department of Education has the option to terminate its lease at any time by delivering at least six months’ prior written notice.

Buzzfeed (42,210 square feet; 12.7% of net rentable area; 12.0% of underwritten base rent). Founded in 2006, Buzzfeed is a digital media and entertainment company with content spanning entertainment, lifestyle, and news. Buzzfeed targets a digital audience, with revenue derived from advertising, branded content, e-commerce, and licensing. Buzzfeed recently moved to the 50 West 23rd Street Property in June 2025 and uses its space at the 50 West 23rd Street Property as its corporate headquarters. Buzzfeed has a current lease term through April 30, 2036 with one, five-year renewal option. Buzzfeed has the one-time option to terminate its lease effective as of December 31, 2031 provided it gives 12 months prior written notice and pays an early termination fee. Buzzfeed has a monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for August 2029.

MSQ Partners (38,273 square feet; 11.5% of net rentable area; 11.3% of underwritten base rent). MSQ Partners is a global creative and technology company that helps brands grow by providing a wide range of marketing, data, and digital services including advertising, public relations, brand strategy, and digital marketing. MSQ Partners has been a tenant at the 50 West 23rd Street Property since November 2025 and has a current lease term through July 2036 with one, five year renewal option. MSQ Partners has the option to terminate its lease effective as of July 1, 2033 provided it gives 12 months’ prior written notice and pays an early termination fee. MSQ partners has a monthly abatement of $191,365 from March 2026 through July 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

The following table presents certain information relating to the major tenants at the 50 West 23rd Street Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent(3)	U/W Base Rent Per SF	% of Portfolio U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
NYC Department of Education	NR/NR/NR	64,000	19.3%	$4,224,000	$66.00	20.7%	6/30/2030	Y(4)	1 x 5 yr
Buzzfeed	NR/NR/NR	42,210	12.7%	$2,448,180	$58.00	12.0%	4/30/2036	Y(5)	1 x 5 yr
MSQ Partners	NR/NR/NR	38,273	11.5%	$2,296,380	$60.00	11.3%	7/31/2036	Y(6)	1 x 5 yr
Trustpilot, Inc(7)	NR/NR/NR	30,737	9.3%	$2,152,811	$70.04	10.6%	3/31/2030	Y(8)	1 x 3 yr
Bizzabo Inc.(9)	NR/NR/NR	30,471	9.2%	$2,055,878	$67.47	10.1%	6/30/2027	N	1 x 5 yr
MF Services Delaware Inc.	NR/NR/NR	31,270	9.4%	$1,513,781	$48.41	7.4%	2/28/2027	N	N
Siro Technologies, Inc.	NR/NR/NR	20,489	6.2%	$1,208,851	$59.00	5.9%	2/28/2031	N	1 x 3 yr
Convive Brands LLC	NR/NR/NR	9,265	2.8%	$630,020	$68.00	3.1%	8/31/2031	N	N
Roboflow, Inc.	NR/NR/NR	7,785	2.3%	$615,015	$79.00	3.0%	3/31/2031	N	N
Clinch US Inc.	NR/NR/NR	8,705	2.6%	$611,185	$70.21	3.0%	2/28/2030	N	1 x 5 yr
Largest Tenants		283,205	85.4%	$17,756,102	$62.70	87.1%
Remaining Occupied		39,612	11.9%	$2,625,493	$66.28	12.9%
Total Occupied		322,817	97.3%	$20,381,595	$63.14	100.0%
Vacant		8,927	2.7%
Total		331,744	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Each of the following tenants has abated rent as follows: Buzzfeed (monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for August 2029), MSQ Partners (monthly abatement of $191,365 from March 2026 through July 2026), TrustPilot, Inc (monthly abatement of $193,234.50 for the months of March 2028 and April 2028), Convive Brands LLC (monthly abatement of $35,001.11 from April 2026 through June 2026, and monthly abatement of $55,715 from July 2029 through August 2029), Bizzabo Inc. (monthly abatement of $171,323.20 from April 2027 through June 2027). At closing of the 50 West 23rd Street Whole Loan, approximately $2,746,644 was deposited into a free rent reserve.
(4)	NYC Department of Education has the option to terminate its lease at any time provided it gives 180 days’ prior written notice.
(5)	Buzzfeed has the one-time option to terminate its lease effective as of December 31, 2031 provided it gives 12 months prior written notice and pays an early termination fee.
(6)	MSQ Partners has the option to terminate its lease effective as of July 1, 2033, provided it gives 12 months prior written notice and pays an early termination fee.
(7)	Trustpilot, Inc subleases 8,595 square feet of its space to Juniper Solutions, Inc. at an annual rent of $54.59 per square foot. The sublease is set to expire January 31, 2027 with no additional renewal options.
(8)	Trustpilot, Inc has the option to terminate its lease effective as of February 28, 2028, provided it gives nine months prior written notice and pays an early termination fee.
(9)	Bizzabo Inc. subleases 21,345 square feet of its space to Maplebear, Inc. at an annual rent of $68.03 PSF. The sublease is set to expire April 29, 2027.

The following table presents certain information relating to the lease rollover schedule at the 50 West 23rd Street Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned NRA	% of Owned NRA	Cumulative % of Owned NRA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	7,500	2.3%	2.3%	$579,684	2.8%	$77.29	2
2027	61,741	18.6%	20.9%	$3,569,659	17.5%	$57.82	2
2028	8,400	2.5%	23.4%	$605,215	3.0%	$72.05	2
2029	13,250	4.0%	27.4%	$540,000	2.6%	$40.75	1
2030	106,942	32.2%	59.6%	$7,254,997	35.6%	$67.84	4
2031	37,539	11.3%	70.9%	$2,453,886	12.0%	$65.37	3
2032	0	0.0%	70.9%	$0	0.0%	$0.00	0
2033	4,621	1.4%	72.3%	$392,471	1.9%	$84.93	1
2034	0	0.0%	72.3%	$0	0.0%	$0.00	0
2035	2,341	0.7%	73.0%	$241,123	1.2%	$103.00	1
2036 & Beyond	80,483	24.3%	97.3%	$4,744,560	23.3%	$58.95	2
Vacant	8,927	2.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	331,744	100.0%		$20,381,595	100.0%	$63.14	18
(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 50 West 23rd Street Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 9/30/2025(2)	U/W(2)	U/W Per SF
Base Rent	$17,903,725	$19,830,687	$15,974,125	$14,953,112	$20,140,391	$60.71
Contractual Rent Steps	0	0	0	0	241,204	$0.73
Potential Income from Vacant Space	0	0	0	0	448,175	$1.35
Gross Potential Rent	$17,903,725	$19,830,687	$15,974,125	$14,953,112	$20,829,770	$62.79
Reimbursements	672,443	170,408	324,352	479,866	351,336	$1.06
Total Gross Income	$18,576,168	$20,001,095	$16,298,477	$15,432,978	$21,181,106	$63.85
Other Income(3)	0	98,393	96,204	127,404	127,404	$0.38
(Vacancy / Credit Loss)	0	0	0	0	(1,064,239)	($3.21)
Effective Gross Income	$18,576,168	$20,099,488	$16,394,681	$15,560,382	$20,244,271	$61.02

Management Fee	580,439	748,385	499,318	489,678	607,328	$1.83
Real Estate Taxes	4,485,528	4,736,483	4,830,892	4,851,853	4,781,052	$14.41
Insurance	124,392	141,507	183,936	238,528	294,939	$0.89
Utilities	271,943	288,662	281,673	383,711	$383,711	$1.16
Other Expenses(4)	1,942,692	1,869,570	1,236,041	1,438,490	1,494,593	$4.51
Total Expenses	$7,404,994	$7,784,607	$7,031,860	$7,402,260	$7,561,624	$22.79

Net Operating Income	$11,171,174	$12,314,881	$9,362,821	$8,158,122	$12,682,647	$38.23
Replacement Reserves	0	0	0	0	66,349	$0.20
Normalized TI/LC	0	0	0	0	747,390	$2.25
Net Cash Flow	$11,171,174	$12,314,881	$9,362,821	$8,158,122	$11,868,908	$35.78

Occupancy (%)	93.4%	96.1%	68.1%	97.3%(5)	95.0%(6)
NCF DSCR(7)	2.05x	2.27x	1.72x	1.50x	2.18x
NOI Debt Yield(7)	13.5%	14.8%	11.3%	9.8%	15.3%
(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	The increase from TTM 9/30/2025 to U/W Base Rent and Net Operating Income is primarily attributable to recent leasing activity and re-tenanting at the 50 West 23rd Street Property which includes nine new leases accounting for 158,233 square feet and $9,445,952 of underwritten base rent since 2025.
(3)	Other Income consists of submetered electric income and various other sources of miscellaneous income.
(4)	Other Expenses includes payroll and benefits, utilities, advertising and marketing, general and administrative, legal and professional expenses and business improvement district charges.
(5)	Represents occupancy as of the rent roll dated December 31, 2025.
(6)	Represents Economic Occupancy.
(7)	Metrics represent the 50 West 23rd Street Whole Loan.

Appraisal. The 50 West 23rd Street Property had an “as-is” appraised value of $208,000,000 as of December 16, 2025. Based on the “as-is” value of $208,000,000, the Cut-off Date LTV and Maturity Date LTV for the 50 West 23rd Street Whole Loan are each 39.9%.

50 West 23rd Street Appraised Value(1)
Property	Value	Capitalization Rate
50 West 23rd Street	$208,000,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment of the 50 West 23rd Street Property, dated January 14, 2026, revealed no identified recognized environmental conditions at the 50 West 23rd Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

The Market. The 50 West 23rd Street Property is located between 5th and 6th Avenue with frontage on both 22nd and 23rd Street in the Flatiron/Union Square neighborhood of New York, New York. The 50 West 23rd Street Property is located within one block of Madison Square Park, Eataly, and the Flatiron Building. According to the appraisal, the Flatiron/Union Square submarket has historically attracted a variety of technology, advertising, media, and information service companies with recent leases including Impact Digital at 470 Park Avenue South and Tempus Labs at 11 Madison Avenue. Primary access to the 50 West 23rd Street Property is provided by the F, M, R, W, and 6 subway trains with nearby access to the New Jersey PATH.

According to a third-party market research report, the 50 West 23rd Street Property is located in the Chelsea office and retail submarkets of New York City. As of January 5, 2026, the Chelsea office submarket had a total inventory of 45,571,716 square feet, an overall vacancy rate of 16.3%, and market asking rent of $65.40 per square foot. As of February 10, 2026, the Chelsea retail submarket had a total inventory of 4,104,832, a vacancy rate of 8.1% and market asking rent of $121.51 per square foot.

The following table presents information relating to comparable office leases for the 50 West 23rd Street Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos.)	Base Rent (PSF)
50 West 23rd Street New York, NY	-	Siro Technologies, Inc.(2)	20,489(2)	Sep-25(2)	65.8(2)	$59.00(2)
220 Fifth Avenue New York, NY	0.3 mi	Sotheby's International	9,990	Mar-25	130	$68.13
900 Broadway New York, NY	0.3 mi	Pomegranate Technologies	2,493	Jul-25	37	$63.00
26 West 17th Street New York, NY	0.4 mi	Faire Wholesale	19,958	Jan-25	90	$70.00
250 Park Avenue South New York, NY	0.4 mi	Wilson Daniels LLC	12,000	Jun-25	133	$68.00
250 Park Avenue South New York, NY	0.5 mi	Criterion Collection Inc.	35,905	Sep-25	181	$63.33
257 Park Avenue South New York, NY	0.5 mi	Options Group	12,617	Sep-25	160	$63.00
245 Fifth Avenue New York, NY	0.7 mi	Quaker Equities Ltd.	13,627	Aug-25	66	$67.00
3 East 28th Street New York, NY	0.7 mi	Tang Advisors, LLC	5,575	Aug-25	90	$61.00
27 West 24th Street New York, NY	0.7 mi	Breezi Inc.	2,587	Sep-25	25	$65.00
853 Broadway New York, NY	0.8 mi	Perplexity AI	8,013	May-25	39	$62.00
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated December 31, 2025. Base Rent (PSF) excludes rent steps.

The Borrower and the Borrower Sponsors. The borrower is 50 West 23rd Street LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 50 West 23rd Street Whole Loan.

The non-recourse carveout guarantor is Walentas Trust 3, a family trust of which Jed Walentas and his children are beneficiaries. The borrower sponsors are Amish Patel, Jed Walentas and Walentas Trust 3. Jed Walentas is the chief executive officer of Two Trees, a Brooklyn-based, family-owned real estate development firm that was founded in 1968. Two Trees currently owns and manages more than 4,000 apartments and three million square feet of commercial and industrial real estate throughout New York City.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

Property Management. The 50 West 23rd Street Property is managed by Two Trees Management Co. LLC, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the 50 West 23rd Street Whole Loan, the borrower deposited: (i) approximately $854,048 into a real estate tax reserve, (ii) approximately $2,746,644 into a free rent reserve, and (iii) $117,050 into a reserve for unfunded obligations for tenant improvement costs related to Chelsea Saunas LLC’s leased premises.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $427,024).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or if the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination of the 50 West 23rd Street Whole Loan, an approved blanket policy was in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit $5,529 for replacements to the 50 West 23rd Street Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $41,667 into a reserve for future tenant improvements and leasing commissions.

Free Rent Reserve – For purposes of calculating operating expenses and operating income at the 50 West 23rd Street Property, the 50 West 23rd Street Whole Loan documents require that gross rents be calculated at certain calculation dates. The borrower may deposit cash into the free rent reserve in an amount equal to the free or abated rent that would otherwise be due and payable during the 12 months following the applicable calculation date of gross rents, and if the borrower makes such voluntary deposit, the lender is then required to give credit for free rent which is the result of a free rent period or similar rent concession during the applicable calculation period.

Lockbox / Cash Management. The 50 West 23rd Street Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the 50 West 23rd Street Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the 50 West 23rd Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 50 West 23rd Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 50 West 23rd Street Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided that any excess cash flow funds required to satisfy the ST Cap Condition (as defined below) are required to be retained in the excess cash flow reserve account until certain stabilization conditions have been satisfied with respect to the applicable tenant space. Upon an event of default under the 50 West 23rd Street Whole Loan documents, the lender may apply funds in the accounts to the 50 West 23rd Street Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); provided, however, that no Trigger Period will be deemed to exist pursuant to this clause (iii) during any period that the Collateral Cure Conditions (as defined below) are satisfied; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

The “Collateral Cure Conditions” will exist if and for so long as the borrower provides to the lender collateral in the form of cash or a letter of credit in the amount of the ST Cap Amount (as defined below) and thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (under clause (A)(iii) of the definition of such term above) on each one year anniversary of the date that the borrower delivered such cash or letter of credit, the borrower must provide additional cash collateral or increase the letter of credit amount in the amount necessary to equal the ST Cap Amount. The lender is required to promptly return such collateral to the borrower, provided no event of default is continuing under the 50 West 23rd Street Whole Loan documents, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured without taking into account such collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

“Specified Tenant” means, as applicable, (i) any person that (together with its affiliates) leases, in the aggregate, 20% or more of (x) the total rental income at the 50 West 23rd Street Property or (y) the square footage of the 50 West 23rd Street Property and (ii) any guarantors, if any, of the applicable related Specified Tenant lease(s).

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in (x) material non-monetary default or (y) either (I) monetary default of the payment of base rent and/or (II) material monetary default in the payment of any additional rent (items (I) and (II), collectively, a “Monetary Default”), and such Monetary Default continues for 40 consecutive days (provided, however, that a Monetary Default will not include or be deemed to exist solely by reason of any dispute or reconciliation of additional rent payments that are subject to year-end or periodic reconciliation under the applicable Specified Tenant lease, provided that the Specified Tenant is current in the payment of base rent) under the applicable Specified Tenant lease, (ii) other than in connection with a permitted go-dark event, the Specified Tenant (x) failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), if such Specified Tenant is an office tenant or (y) failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, if such Specified Tenant is a retail tenant, (iii) Specified Tenant or the borrower giving written notice that it is terminating the Specified Tenant lease for all or any portion of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of a Specified Tenant, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (2) the borrower leasing either (i) the entire Specified Tenant space (or applicable portion thereof) or (ii) a portion of the Specified Tenant space that would result in the debt service coverage ratio being equal to or exceeding 1.25x, in each case, pursuant to one or more leases in accordance with the applicable terms and conditions of the 50 West 23rd Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical possession of the space demised, and each lease having commenced and a rent commencement date having been established (without possibility of delay); or (3) the ST Cap Condition is satisfied with respect to the applicable Specified Tenant space; provided, however, that (a) to the extent that a Specified Tenant Trigger Period exists solely due to clause (A)(iii) of this definition (and no other Trigger Period is then continuing), a Trigger Period will not be deemed to have commenced until the date that is three months prior to the termination of the Specified Tenant lease (or any portion thereof) and (b) to the extent a Specified Tenant Trigger Period is solely due to a Monetary Default (and no other Trigger Period is then continuing), a Trigger Period will not be deemed to have commenced if such Monetary Default has been cured.

“Specified Tenant Cure Conditions” means each of the following, as applicable; (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), unless a permitted go-dark event is ongoing, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease or the borrower has deposited cash into a reserve account with the lender in the amount of the abated rent that would otherwise be due and payable during the 12 months following the applicable calculation date.

“ST Cap Condition” means (a) no event of default has occurred and is continuing, (b) the debt yield is equal to or greater than 8.50% as of the date of determination, and (c) that the amount in the excess cash flow account is equal to or greater than (x) $65.00 multiplied by (y) the number of leasable square feet demised (prior to giving effect to any full or partial termination thereof) pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period will have occurred (the “ST Cap Amount”).

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

LOWE'S
EVERY SEASON STARTS AT DICK'S SPORTING GOODS
BEST BUY
STAPLES
JACUZZI HOTTUBS OF SOUTHERN PA
LA SALON & DAY SPA
FRANK'S PIZZA AND ITALIAN RESTAURANT
KUNG FU II
T-Mobile
ROSS DRESS FOR LESS
Michaels
WAYBACK BURGERS
MATTRESSFIRM
DUCK DONUTS
HOLIDAY HAIR
BARNES & NOBLE
PET SUPPLIES PLUS
TEXAS ROADHOUSE
FRIDAYS
DOLLAR TREE
PNC
Panera BREAD
HOPE ROAD
FREEMANSBURG AVENUE
Anchor / Major
Non Anchor / Inline
Vacant
Not Part of Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

RAMADA DRIVE
SR 10
CAPITAL CRAFT
HOME SENSE
Be HomeGoods Happy
COSTCO WHOLESALE
afc
PEARLE VISION
the paper store
SIERRA
N
Anchor / Major
Non Anchor / Inline
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey	Collateral:	Fee
Borrower(s)(1):	Various	Location(5):	Various, Various
Original Balance(2):	$30,000,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(2):	$30,000,000	Property Management:	Haverford Retail LLC
% by Initial UPB:	4.1%	Size:	767,546 SF
Interest Rate:	5.95000%	Appraised Value / Per SF(6):	$137,300,000 / $179
Note Date:	November 21, 2025	Appraisal Date(6):	Various
Original Term:	120 months	Occupancy:	97.6% (as of October 6, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$10,602,870
Interest Only Period:	120 months	Underwritten NCF:	$10,097,432
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2035	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$10,549,082 (TTM September 30, 2025)
Additional Debt Balance(2):	$51,900,000	2024 NOI:	$9,655,549
Call Protection:	L(27),YM1(86),O(7)	2023 NOI:	$9,744,758
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$9,317,964

Reserves(3)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$107
Taxes:	$722,894	$180,723	NAP	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	59.7%
Replacement Reserves:	$0	$9,594	NAP	Maturity Date LTV:	59.7%
TI/LC:	$0	$31,981	$1,500,000	UW NOI DY:	12.9%
Other Reserves(4):	$1,068,632	Springing	NAP	UW NCF DSCR:	2.04x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$81,900,000	62.9%	Purchase Price	$126,000,000	96.8%
Equity Contribution	48,273,742	37.1	Closing Costs	2,382,216	1.8
			Upfront Reserves	1,791,526	1.4
Total Sources	$130,173,742	100.0%	Total Uses	$130,173,742	100.0%
(1)	The borrowers are (1) HRP Stow LLC, Bramblewood Stow LLC, and Concord Stow LLC, as tenants-in-common with respect to the Stow Community Center Property (as defined below), (2) HRP East Hanover LLC, Bramblewood East Hanover LLC, and Concord East Hanover LLC, as tenants-in-common with respect to the East Hanover Plaza Property (as defined below) and (3) HRP Southmont LLC, Bramblewood 89 LLC and Concord 89 LLC, as tenants-in-common with respect to the Southmont Plaza Property (as defined below).
(2)	The Haverford Retail Partners Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $81,900,000 (the “Haverford Retail Partners Portfolio Whole Loan”). The Financial Information in the chart above reflects the Haverford Retail Partners Portfolio Whole Loan.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Other Reserves consist of (i) an initial unfunded obligations reserve of $829,382, (ii) an initial stormwater reserve of $239,250, and (iii) a springing monthly condominium assessments reserve. See “Initial and Ongoing Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	The Appraised Value is as of the Appraisals dated from August 12, 2025 through August 15, 2025.

The Loan. The seventh largest mortgage loan (the “Haverford Retail Partners Portfolio Mortgage Loan”) is part of the Haverford Retail Partners Portfolio Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $81,900,000 and is secured by the borrowers’ fee interests in three anchored retail properties totaling 767,546 square feet located in Ohio, Pennsylvania, and New Jersey (the “Haverford Retail Partners Portfolio Properties”). The Haverford Retail Partners Portfolio Whole Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 5.95000% per annum on an Actual/360 basis. The Haverford Retail Partners Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $30,000,000.

The table below identifies the promissory notes that comprise the Haverford Retail Partners Portfolio Whole Loan. The relationship between the holders of the Haverford Retail Partners Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The Haverford Retail Partners Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$51,900,000	$51,900,000	BBCMS 2025-C39	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2026-B42	No
Whole Loan	$81,900,000	$81,900,000

The Properties. The Haverford Retail Partners Portfolio Properties are comprised of a 418,587 square foot anchored retail property located in Stow, Ohio (the “Stow Community Center Property”), a 250,939 square foot anchored retail property located in Easton, Pennsylvania (the “Southmont Plaza Property”) and a 98,020 square foot anchored retail property located in East Hanover, New Jersey (the “East Hanover Plaza Property”). As of October 6, 2025, the Haverford Retail Partners Portfolio was 97.6% occupied by 56 tenants with a weighted average tenant tenure of 17.3 years. The Haverford Retail Partners Portfolio Properties feature a diverse tenant roster with no individual tenant accounting for more than 11.8% of net rentable area or 8.1% of underwritten base rent.

The following table presents certain information relating to the Haverford Retail Partners Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value(1)	U/W NOI(2)	% of U/W NOI(2)
Stow Community Center	Stow, OH	1968, 1996-1998, 2008, 2013 / NAP	418,587	$13,003,663	43.3%	$62,850,000	45.8%	$5,033,027	47.5%
Southmont Plaza	Easton, PA	2004 / 2021-2024	250,939	$11,062,271	36.9%	$47,750,000	34.8%	$3,778,660	35.6%
East Hanover Plaza	East Hanover, NJ	1994 / NAP	98,020	$5,934,066	19.8%	$26,700,000	19.4%	$1,791,183	16.9%
Total			767,546	$30,000,000	100.0%	137,300,000	100.0%	10,602,870	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025.

Stow Community Center Property: The Stow Community Center Property is an eight building, 418,587 square foot, anchored retail property located at 4224 Kent Road in Stow, Ohio, approximately 37 miles south of Cleveland and 10 miles north of Akron, Ohio. The Stow Community Center Property was constructed in phases over several decades in 1968, 1996-1998, 2008, and 2013 and is situated on a 50.02-acre site. As of October 6, 2025, the Stow Community Center Property was 96.2% occupied by 32 tenants with a weighted average tenant tenure of 19.4 years as of the Cut-off Date. The Stow Community Center Property is anchored by Giant Eagle, Kohls and Hobby Lobby and is also shadow anchored by Target.

Southmont Plaza Property: The Southmont Plaza Property is an eight building, 250,939 square foot, anchored retail center along Route 33 in Easton, Pennsylvania, approximately 15 miles east of Allentown, Pennsylvania. The Southmont Plaza Property was constructed in 2004, most recently renovated from 2021 to 2024, and is situated on a 45.98-acre site. As of October 6, 2025, the Southmont Plaza Property was 99.0% occupied by 21 tenants with a weighted average tenant tenure of 16.9 years as of the Cut-off Date. The Southmont Plaza Property is anchored by Dick’s Sporting Goods and Best Buy and is also shadow anchored by Lowe’s. The Southmont Plaza Property is subject to a horizontal condominium regime in which the related borrowers are the 62.5% controlling member.

East Hanover Plaza Property: The East Hanover Plaza Property is a three building, 98,020 square foot, anchored retail property located at 154 State Route 10 in East Hanover, New Jersey, approximately 26 miles west of New York City. The East Hanover Plaza Property was constructed in 1994 and is situated on an 8.43-acre site. As of October 6, 2025, the East Hanover Plaza Property was 100.0% occupied by eight tenants with a weighted average tenant tenure of 9.7 years as of the Cut-off Date. The East Hanover Plaza Property is anchored by HomeGoods, Inc. (“HomeGoods”) and Homesense and is also shadow anchored by Costco and T.J. Maxx.

Major Tenants. The three largest tenants based on underwritten base rent are Giant Eagle, Dick’s Sporting Goods and Home Goods.

Giant Eagle (90,722 square feet; 11.8% of total net rentable area; 8.1% of total underwritten base rent). Founded in 1918, Giant Eagle is a food, fuel and pharmacy retailer with more than 470 locations across western Pennsylvania, northern central Ohio, northern West Virginia, Maryland, and Indiana. Giant Eagle has been a tenant at the Stow Community Center Property since October 1996 and has a current lease term through January 2027 with four, five-year renewal options and no termination options.

Dick’s Sporting Goods (50,000 square feet; 6.5% of total net rentable area; 6.5% of underwritten base rent). Founded in 1948, Dick’s Sporting Goods is an omnichannel retailer that offers a broad selection of brand name sporting goods equipment, apparel, and footwear. Dick’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

Sporting Goods has been a tenant at the Southmont Plaza Property since December 2004 and has a current lease term through January 2030 with one, four-year and 11-month renewal option and no termination options.

HomeGoods (47,000 square feet; 6.1% of total net rentable area; 6.4% of total underwritten base rent). Introduced in 1992, HomeGoods is a subsidiary of TJX Companies, Inc. (NYSE: TJX) and offers a mix of merchandise, including furniture, rugs, lighting, soft home, decorative accessories, tabletop, cookware, and more. HomeGoods has been a tenant at the Stow Community Center Property since August 2022 and has a lease through August 2032 with four, five-year renewal options and no termination options remaining. HomeGoods has also been a tenant at the East Hanover Plaza Property since October 2013 and has a lease term through October 2028 with three, five-year renewal options and no termination options.

The following table presents certain information relating to the major tenants at the Haverford Retail Partners Portfolio Properties:

Tenant Summary(1)
Tenant	Property	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Portfolio U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
Giant Eagle	Stow Community Center	NR/NR/NR	90,722	11.8%	$934,437	$10.30	8.1%	1/31/2027	N	4 x 5 yr
Dick's Sporting Goods	Southmont Plaza	Baa2/BBB/NR	50,000	6.5%	750,000	$15.00	6.5%	1/31/2030	N	1 x 4 yr 11 mos.
Home Goods(3)	Stow Community Center and East Hanover Plaza	A2/A/NR	47,000	6.1%	733,787	$15.61	6.4%	Various	N	Various(3)
Kohl's	Stow Community Center	B3/B+/BB-	86,584	11.3%	692,672	$8.00	6.0%	2/2/2029	N	4 x 5 yr
Homesense	East Hanover Plaza	A2/A/NR	25,024	3.3%	500,480	$20.00	4.3%	9/30/2027	N	4 x 5 yr
Barnes & Noble	Southmont Plaza	NR/NR/NR	24,627	3.2%	492,540	$20.00	4.3%	1/31/2035	N	N
Hobby Lobby	Stow Community Center	NR/NR/NR	55,342	7.2%	442,736	$8.00	3.8%	10/31/2028	N	2 x 5 yr
Ross Dress for Less	Southmont Plaza	NR/NR/NR	28,150	3.7%	394,100	$14.00	3.4%	1/31/2035	N	3 x 5 yr, 1 x 4 yr 11 mos.
Best Buy	Southmont Plaza	A3/BBB+/NR	33,862	4.4%	393,041	$11.61	3.4%	1/31/2031	N	1 x 5 yr
Sierra Trading Post	East Hanover Plaza	NR/NR/NR	17,701	2.3%	354,020	$20.00	3.1%	9/30/2027	N	4 x 5 yr
Largest Tenants			459,012	59.8%	$5,687,813	$12.39	49.3%
Remaining Occupied			290,197	37.8%	5,844,483	$20.14	50.7%
Total Occupied			749,209	97.6%	$11,532,297	$15.39	100.0%
Vacant			18,337	2.4%
Total			767,546	100.0%
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	HomeGoods leases 23,500 square feet of space at the Stow Community Center Property expiring August 31, 2032 with four, five-year renewal options and 23,500 square feet of space at the East Hanover Plaza Property expiring October 31, 2028 with three, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

The following table presents certain information relating to the historical sales of the top five tenants that report sales at the Haverford Retail Partners Portfolio Properties:

Tenant Sales History(1)
Tenant	Property	Net Rentable Area (SF)	Annual UW Rent	2022 Sales PSF	2023 Sales PSF	2024 Sales PSF	U/W Occ. Costs
Giant Eagle	Stow Community Center	90,722	$934,436.64	$422.11	$422.13	$402.28	2.6%
HomeGoods	East Hanover Plaza	23,500	$423,000.00	$332.37	$347.10	$389.39	4.6%
Homesense	East Hanover Plaza	25,024	$500,480.04	$396.32	$383.56	$370.16	5.4%
Hobby Lobby	Stow Community Center	55,342	$442,736.04	$140.98	$127.43	$120.68	6.6%
Ross Dress for Less	Southmont Plaza	28,150	$394,100.04	$0.00	$0.00	$73.22	NAV(2)
(1)	Historical sales represent Sales PSF / Year.
(2)	Ross Dress for Less lease commenced in October 2024 as such U/W Occ. Costs are not available.

The following table presents certain information relating to the lease rollover schedule at the Haverford Retail Partners Portfolio Properties:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM(2)	15,599	2.0%	2.0%	$210,749	1.8%	$13.51	4
2027	164,248	21.4%	23.4%	$2,529,919	21.9%	$15.40	10
2028	103,132	13.4%	36.9%	$1,503,560	13.0%	$14.58	10
2029	169,162	22.0%	58.9%	$2,193,769	19.0%	$12.97	11
2030	104,561	13.6%	72.5%	$1,970,295	17.1%	$18.84	9
2031	35,642	4.6%	77.2%	$446,210	3.9%	$12.52	2
2032	68,782	9.0%	86.1%	$957,261	8.3%	$13.92	6
2033	14,190	1.8%	88.0%	$320,000	2.8%	$22.55	3
2034	3,721	0.5%	88.5%	$121,855	1.1%	$32.75	2
2035	58,748	7.7%	96.1%	$1,050,199	9.1%	$17.88	4
2036 & Beyond	11,424	1.5%	97.6%	$228,480	2.0%	$20.00	1
Vacant	18,337	2.4%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	767,546	100.0%		$11,532,297	100.0%	$15.39	62
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026.
(2)	2026 & MTM includes a temporary license agreement to Bath & Body Works which occupies 5,694 SF at the Stow Community Center Property on a month-to-month basis and to which no rent is attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Haverford Retail Partners Portfolio Properties:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 9/30/2025	U/W	U/W Per SF
Base Rent	$10,377,271	$10,661,816	$10,500,037	$11,064,661	$11,431,483	$14.89
Contractual Rent Steps	0	0	0	0	100,813	$0.13
Potential Income from Vacant Space	0	0	0	0	545,864	$0.71
Gross Potential Rent	$10,377,271	$10,661,816	$10,500,037	$11,064,661	$12,078,160	$15.74
Reimbursements	3,705,095	3,986,469	3,654,783	3,637,284	3,324,180	$4.33
Total Gross Income	$14,082,366	$14,648,284	$14,154,820	$14,701,945	$15,402,340	$20.07
Other Income(2)	147,754	198,469	158,206	165,590	165,590	$0.22
Percentage Rent	46,938	63,216	82,363	5,140	0	$0.00
(Vacancy / Credit Loss)	17,074	(112,340)	(11,091)	10,192	(770,117)	($1.00)
Effective Gross Income	$14,294,131	$14,797,629	$14,384,297	$14,882,867	$14,797,813	$19.28

Management Fee	428,824	443,929	431,529	446,486	443,934	$0.58
Real Estate Taxes	2,179,012	2,261,253	1,998,320	1,915,972	1,944,120	$2.53
Insurance	275,830	317,529	303,952	329,016	177,442	$0.23
Utilities	1,584,128	1,623,495	1,646,024	1,604,384	1,604,384	$2.09
Other Expenses(3)	508,373	406,666	348,923	37,928	25,062	$0.03
Total Expenses	$4,976,167	$5,052,871	$4,728,748	$4,333,786	$4,194,943	$5.47

Net Operating Income	$9,317,964	$9,744,758	$9,655,549	$10,549,082	$10,602,870	$13.81
Replacement Reserves	0	0	0	0	121,666	$0.16
Normalized TI/LC	0	0	0	0	383,773	$0.50
Net Cash Flow	$9,317,964	$9,744,758	$9,655,549	$10,549,082	$10,097,432	$13.16

Occupancy (%)	96.6%	93.6%	96.0%	97.5%	95.0%(4)
NCF DSCR(5)	1.89x	1.97x	1.95x	2.14x	2.04x
NOI Debt Yield(5)	11.4%	11.9%	11.8%	12.9%	12.9%
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026.
(2)	Other Income includes ancillary income such as parking, signage, and storage as well as late fee income.
(3)	Other Expenses includes non-recoverable operating expenses which includes expenses that are not eligible for tenant reimbursement such as permits, fee and miscellaneous expenditures.
(4)	Represents Economic Occupancy.
(5)	Metrics represent the Haverford Retail Partners Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

Appraisals. The Haverford Retail Partners Portfolio Properties had an aggregate “as-is” appraised value of $137,300,000 as of the appraisals dated from August 12, 2025 through August 15, 2025, resulting in a Cut-off Date LTV and Maturity Date LTV of 59.7%.

Haverford Retail Partners Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Stow Community Center	$62,850,000	8.00%
Southmont Plaza	$47,750,000	7.75%
East Hanover Plaza	$26,700,000	6.50%
Total/Wtd. Average	$137,300,000	7.62%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental assessments of the Haverford Retail Partners Portfolio Properties dated July 14, 2025 and August 29, 2025 identified recognized environmental conditions at the Stow Community Center Property and the East Hanover Plaza Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

The Markets. The Haverford Retail Partners Portfolio Properties are located across the Akron, Lehigh Valley - PA, and Eastern Morris retail markets of Stow, Ohio, Easton, Pennsylvania, and East Hanover, New Jersey, respectively.

The Stow Community Center Property is located at 4224 Kent Road in Stow, Ohio, approximately 37 miles south of Cleveland and 10 miles north of Akron, Ohio, and is a part of the Akron retail market. Primary access to the Stow Community Center Property is provided by Interstate 76 and State Route 8. According to the appraisal, as of the second quarter of 2025, the Akron retail submarket had inventory of 32,546,971 square feet, a vacancy rate of 3.2%, and average asking rent of $12.57 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the Stow Community Center Property is 6,291, 49,668 and 139,251 and the 2024 average estimated household income within the same radii is $120,843, $118,551 and $103,072.

The Southmont Plaza Property is located at 4423 Birkland Place in Easton, Pennsylvania, approximately 15 miles east of Allentown, Pennsylvania, and is a part of the Lehigh Valley - PA retail market. Primary access to the Southmont Plaza Property is provided by Pennsylvania Route 33 and Pennsylvania Route 22 with access to the Pennsylvania Turnpike. According to the appraisal, as of the second quarter of 2025, the Lehigh Valley – PA retail market had inventory of 50,610,587 square feet, a vacancy rate of 4.5%, and average asking rent of $17.18 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the Southmont Plaza Property is 7,377, 47,831 and 137,390 and the 2024 average estimated household income within the same radii is $157,554, $134,201 and $120,885.

The East Hanover Plaza Property is located at 154 State Route 10 in East Hanover, New Jersey, approximately 26 miles west of New York City and is part of the Eastern Morris retail market. Primary access to the East Hanover Plaza Property is provided by Interstate 287, Route 10, and Route 53. According to the appraisal, as of the second quarter of 2025, the Eastern Morris retail market had inventory of 3,454,422 square feet, a vacancy rate of 3.6%, and average asking rent of $24.29 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the East Hanover Plaza Property is 3,121, 37,534 and 158,933 and the 2024 average estimated household income within the same radii is $218,083, $233,838 and $227,618.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

The following table presents information relating to comparable retail leases for the Haverford Retail Partners Portfolio Properties:

Comparable Retail Rental Summary - Anchors and Jr Anchors(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
Stow Community Center(2) 4224 Kent Road Stow, OH 44224	-	1968, 1996-1998, 2008, 2013 / NAP	TJ Maxx	24,002	Mar-22	10.0	$11.45
Belden Park Crossing 5496 Dressler Road Canton, OH 44720	20 mi	1995 / NAP	PetSmart	26,326	Feb-23	10.0	$12.90
Massillon Marketplace 1-1001 Massillon Marketplace Drive Massillon, OH 44646	28 mi	2000 / NAP	Ross Dress for Less	25,000	Nov-22	10.0	$20.00
Southmont Plaza(2) 4423 Birkland Place Easton, PA 18045	-	2004 / 2021-2024	Dicks Sporting Goods	50,000	Dec-04	25.0	$15.00
Upland Square 321 Upland Square Drive Pottstown, PA	42 mi	2009 / NAP	Dicks Sporting Goods	46,321	2024	10.0	$16.44
Richoboro Shopping Center 1025 2nd Street Pike Richboro, PA	44 mi	1940 / 2022	Giant	50,000	2022	15.0	$14.00
East Hanover Plaza(2) 154 State Route 10 East Hanover, NJ 07936	-	1994 / NAP	Homesense	25,024	Sep-17	10.0	$20.00
300 NJ-18 N East Brunswick, NJ	42 mi	NAV	Ross Dress for Less	24,000	Oct-23	10.0	$15.00
Route 46 & Waterview Boulevard Parsippany Troy Hills, NJ	43 mi	NAV	HomeGoods	28,100	Aug-19	11.0	$20.00
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025. Base Rent (PSF) excludes rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

The following table presents information relating to comparable sales for the Haverford Retail Partners Portfolio Properties:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Sale Date	Sale Price	NRA	Price per SF
Stow Community Center	-	Nov-25	$55,000,000	418,587(2)	$131.39
4224 Kent Road
Stow, OH 44224
Westgate Shopping Center	31 mi	Jun-25	$51,500,000	216,940	$237.39
3181 Westgate Mall Drive
Fairview Park, OH 44126
Creekside Commons	37 mi	Oct-23	$24,125,000	208,433	$115.74
9599 Mentor Avenue
Mentor, OH 44060
Taylor Square	111 mi	Dec-24	$49,250,000	378,102	$130.26
2793 Taylor Road Extension
Reynoldsburg, OH 43068
Southmont Plaza	-	Nov-25	$47,000,000	250,939(2)	$187.30
4423 Birkland Place
Easton, PA 18045
Richland Marketplace	19 mi	Sep-22	$28,750,000	162,128	$177.33
3 W. Pumping Station Road
Quakertown, PA 18951
Forks Town Center	20 mi	Aug-25	$25,500,000	100,250	$254.36
301 Town Center Boulevard
Easton, PA 18040
Chambersburg Crossing	34 mi	Dec-24	$41,300,000	265,306	$155.67
925-971 Norland Ave, 901 Norland Ave
Chambersburg, PA 17201
East Hanover Plaza	-	Nov-25	$24,000,000	98,020(2)	$244.85
154 State Route 10
East Hanover, NJ 07936
Legacy Square	27 mi	Jun-23	$54,520,000	185,682	$293.62
1050 W. Edgar Road
Linden, NJ 7036
Hazlet Town Center	46 mi	Apr-25	$44,000,000	196,581	$223.83
3010-3054 State Route 35
Hazlet, NJ 7730
Cedar Hill Shopping Center	99 mi	Nov-23	$13,000,000	62,358	$208.47
142-178 Route 73
Voorhees, NJ 8043
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated October 6, 2025.

The Borrowers and the Borrower Sponsors. The borrowers are (1) HRP Stow LLC, Bramblewood Stow LLC, and Concord Stow LLC, as tenants-in-common with respect to the Stow Community Center Property, (2) HRP East Hanover LLC, Bramblewood East Hanover LLC, and Concord East Hanover LLC, as tenants-in-common with respect to the East Hanover Plaza Property, and (3) HRP Southmont LLC, Bramblewood 89 LLC and Concord 89 LLC, as tenants-in-common with respect to the Southmont Plaza Property. Each of the borrowers is a Delaware limited liability company and a special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Haverford Retail Partners Portfolio Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey, co-founders of Haverford Retail Partners. Haverford Retail Partners is a vertically integrated real estate firm that invests exclusively in retail assets. Haverford Retail Partners has completed over 100 retail transactions valued at over $2.5 billion.

Property Management. The Haverford Retail Partners Portfolio Properties are managed by Haverford Retail LLC, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the Haverford Retail Partners Portfolio Whole Loan, the borrowers deposited approximately: (i) $722,894 into a tax reserve, (ii) $239,250 into a reserve for stormwater maintenance work and (iii) $829,382 into a leasing reserve for outstanding tenant improvement and leasing commission obligations.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $9,594 for replacements to the Haverford Retail Partners Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

TI/LC Reserve – On each monthly payment date, the borrowers are required to deposit approximately $31,981 into a reserve for future tenant improvements and leasing commissions; provided that the borrowers are not required to make such deposit at any time that the funds in such reserve equal or exceed $1,500,000.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $180,723).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination of the Haverford Retail Partners Portfolio Whole Loan, an approved blanket policy was in place.

Condominium Assessments Reserve – After the occurrence and continuance of a Trigger Period (as defined below) the borrowers are required to deposit into a condominium assessment reserve, on a monthly basis, 1/12th of the amount that the lender estimates will be sufficient to pay the condominium assessments over the next-ensuing 12-month period.

Lockbox / Cash Management. The Haverford Retail Partners Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lender-controlled lockbox account and to deposit, or cause the property manager to deposit, all revenue generated by the Haverford Retail Partners Portfolio Properties into such lender-controlled lockbox account within two business days of receipt thereof. The borrowers were required to deliver a notice to all tenants at the Haverford Retail Partners Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Haverford Retail Partners Portfolio Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Haverford Retail Partners Portfolio Whole Loan documents are required to (i) if a Trigger Period is continuing, be held by the lender in an excess cash flow reserve account as additional collateral for the Haverford Retail Partners Portfolio Whole Loan and (ii) if no Trigger Period exists, be disbursed to the borrowers. Notwithstanding the foregoing, if a Trigger Period exists solely due to the occurrence of a Specified Tenant Trigger Period (as defined below), and provided no other Trigger Period is ongoing and the debt yield is equal to or greater than 9.50% (excluding any income or gross rents attributable to the applicable Specified Tenant (as defined below)), deposits into the excess cash flow reserve account will not be required to the extent the amount on deposit in such account exceeds the Specified Tenant Excess Cash Flow Cap (as defined below). In addition, the borrowers may deposit cash or a letter of credit in lieu of required monthly deposits to the excess cash flow reserve account. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers; provided, however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the Haverford Retail Partners Portfolio Whole Loan documents, the lender may apply funds to the Haverford Retail Partners Portfolio Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8.0% for one quarter and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt yield is equal to or greater than 8.25% for one calendar quarter, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) Homesense, together with its successors and/or assigns, (ii) HomeGoods, together with its successors and/or assigns, (iii) Giant Eagle, together with its successors and/or assigns, (iv) Kohl’s, together with its successors and/or assigns (v) any other person that leases either (A) 20% or more of the total rental income for the Haverford Retail Partners Portfolio Properties or (B) 20% or more of the leasable square feet of any individual Haverford Retail Partners Portfolio Property and (vi) any parents or affiliates of such tenants providing credit support for, or guarantor of such Specified Tenant leases.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary default of base rent beyond a 30-day cure period or any other material monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) other than in connection with certain permitted going dark events relating to a pandemic or related governmental orders or certain specified events in the nature of a force majeure event (“Permitted Dark Event”), a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) other than in connection with a Permitted Dark Event, a Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, or applicable portion thereof, (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required under the terms of the Haverford Retail Partners Portfolio Whole Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

documents for a minimum term of five years, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing (a) the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the Haverford Retail Partners Portfolio Whole Loan documents for a minimum term of five years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease and no other defaults occur under such Specified Tenant lease for a period of three consecutive months following such cure, (ii) is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Haverford Retail Partners Portfolio Whole Loan documents for a minimum term of five years and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (vi) is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“Specified Tenant Excess Cash Flow Cap” means an amount (as calculated by the lender) equal to (i) $35.00 per square foot for a Specified Tenant whose lease accounts for 20,000 square feet or less at the applicable property, (ii) $25.00 per square foot for a Specified Tenant whose lease accounts for at least 20,000 square feet up to 50,000 square feet at the applicable property, and (iii) $20.00 per square foot for a Specified Tenant whose lease accounts for greater than 50,000 square feet at any applicable Haverford Retail Partners Portfolio property.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrowers have the one-time right at any time after the end of the two-year period commencing on the closing date of the Benchmark 2026-B42 securitization to obtain the release of any one of the individual Haverford Retail Partners Portfolio Properties, provided that, among other conditions, (i) the borrowers prepay an amount equal to 115% of the allocated Haverford Retail Partners Portfolio Whole Loan amount with respect to such individual Haverford Retail Partners Portfolio Property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt yield with respect to the remaining Haverford Retail Partners Portfolio Properties must be not lesser than the greater of (1) the debt yield of all Haverford Retail Partners Portfolio Properties immediately prior to the release and (2) 12%, and (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Haverford Retail Partners Portfolio Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the Haverford Retail Partners Portfolio Properties immediately prior to the release and (2) 66%. The borrowers have the right to make an additional prepayment, without payment of the prepayment fee, to satisfy the above conditions relating to debt yield and loan-to-value ratio.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

Mortgage Loan Information		Property Information
Loan Sellers:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Self Storage – Self Storage
Borrower Sponsor(s):	UOVO Holdings LLC	Collateral:	Fee
Borrower(s):	Evergreen 105 LLC	Location:	Brooklyn, NY
Original Balance(1):	$28,000,000	Year Built / Renovated:	1955 / 2019
Cut-off Date Balance(1):	$28,000,000	Property Management:	UOVO Management LLC and UOVO Art LLC
% by Initial UPB:	3.8%	Size:	112,086 SF
Interest Rate:	5.89600%	Appraised Value / Per SF:	$191,200,000 / $1,706
Note Date:	September 11, 2025	Appraisal Date:	June 13, 2025
Original Term:	120 months	Occupancy(3):	94.2% (as of August 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	68.8%
Original Amortization:	NAP	Underwritten NOI:	$10,417,307
Interest Only Period:	120 months	Underwritten NCF:	$10,400,494
First Payment Date:	November 6, 2025
Maturity Date:	October 6, 2035	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$9,740,648 (TTM June 30, 2025)
Additional Debt Balance(1):	$77,000,000	2024 NOI:	$9,140,214
Call Protection:	L(29),D(87),O(4)	2023 NOI:	$7,208,072
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	NAV
Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$937
Taxes:	$85,637	$14,273	NAP	Maturity Date Loan / SF:	$937
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	54.9%
Replacement Reserves:	$0	$1,401	NAP	Maturity Date LTV:	54.9%
				UW NOI DY:	9.9%
				UW NCF DSCR:	1.66x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$105,000,000	100.0%	Loan Payoff	$57,461,454	54.7%
			Borrower Sponsor Equity	45,398,709	43.2
			Closing Costs	2,054,200	2.0
			Upfront Reserves	85,637	0.1
Total Sources	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%
(1)	The UOVO Evergreen Mortgage Loan (as defined below) is part of a whole loan which is comprised of three pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $105,000,000 (the “UOVO Evergreen Whole Loan”). The financial information presented above is based on the UOVO Evergreen Whole Loan
(2)	See “Initial and Ongoing Reserves” below.
(3)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 51.5% leased as of July 31, 2025. See “The Property” below for further discussion of the property type.

The Loan. The eighth largest mortgage loan (the “UOVO Evergreen Mortgage Loan”) is secured by the borrower’s fee simple interest in a 112,086 SF self-storage complex located in Brooklyn, New York (the “UOVO Evergreen Property”). The UOVO Evergreen Whole Loan consists of three pari passu promissory notes and accrues interest at a rate of 5.89600% per annum on an Actual/360 basis. The UOVO Evergreen Whole Loan has a 10-year term and is interest only for the entire duration of the term. The UOVO Evergreen Whole Loan was co-originated on September 11, 2025 by German American Capital Corporation (“GACC”) and Goldman Sachs Bank USA. The UOVO Evergreen Mortgage Loan is evidenced by the non-controlling Note A-1-2, contributed by GACC with an original principal balance of $28,000,000. The UOVO Evergreen Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C13 trust. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

The table below identifies the promissory notes that comprise the UOVO Evergreen Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$56,000,000	$56,000,000	BMO 2025-C13	Yes
A-1-2	$28,000,000	$28,000,000	Benchmark 2026-B42	No
A-2	$21,000,000	$21,000,000	BMO 2025-C13	No
Whole Loan	$105,000,000	$105,000,000

The Property. The UOVO Evergreen Property is a Class A flagship art storage complex located in the neighborhood of Bushwick, Brooklyn, New York and is part of the UOVO portfolio, the art storage management provider of the borrower sponsor. UOVO was designed for the sole purpose of safe-guarding collections. These privately-owned, state-of-the-art facilities are designed for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, contemporary collectibles and rare objects. The UOVO Evergreen Property is leased to approximately 393 individual tenants, of which 97 tenants lease private storage units and 296 lease rent managed storage space. Additionally, the UOVO Evergreen Property houses a fashion storage component where tenants can store clothing on racks in the UOVO Evergreen Property’s lower level.

UOVO’s full range of services includes climate-controlled storage, digital inventory management, secure transportation, packing and crating, archiving solutions, private viewing galleries, art installation, photography, and more. UOVO clients gain access to UOVO’s custom-built digital platforms to streamline collection management and service requests.

The UOVO Evergreen Property is subject to an Industrial Development Agency (IDA) tax abatement structure, under which the borrower leased the land and the improvements to the IDA, which in turn are subleased back to the borrower, together with a lease of the personal property associated with the land and improvements. The leases, which commenced on December 19, 2018 and expire on June 30, 2044 (unless earlier terminated in accordance with the provisions thereof), are subordinate to any mortgage on the UOVO Evergreen Property and are co-terminus with each other. The sublease to the borrower is an absolute net lease. In the event of foreclosure, the lender would have to re-apply for the IDA abatement, which would be subject to satisfaction of all applicable IDA guidelines.

Private Storage. According to the appraisal, the private storage (“Private Storage”) is similar to traditional self-storage and is designed for clients who prefer direct and frequent access to their works. Private Storage includes individual locks, roll-up doors and 8- to 10-foot clear heights. Private Storage space can be leased at a minimum of 50 SF and may range to over 20,000 SF. According to the appraisal, Private Storage is tailored to each specific client’s needs as they partner with an in-house designer to configure a customized plan with racking, lighting, flooring, and climate conditions best suited to their collection.

Managed Storage. According to the appraisal, the managed space (“Managed Storage”) functions on open-air racks within a fully controlled environment in terms of climate, temperature, humidity and UV filtration lighting. Managed Storage is considered a more cost-effective option for clients with fluctuating inventory or temporary storage needs and is exclusively accessed and managed by an expert technical team and tracked using digital inventory. The Managed Storage space is leased by cubic feet on floors 1 through 3 as it consists of an open storage area optimized for large and small pieces of artwork.

The UOVO Evergreen Property includes four fully enclosed loading docks accessible with tractor trailers, four state-of-the-art viewing rooms to facilitate private showings and photography, multiple emergency backup generators, 20-25’ ceiling heights, two freight elevators each capable of carrying 9 tons, on-site client and visitor parking, and pest screenings, regular exterminator visits, and pheromone traps throughout the facility. Additionally, the UOVO Evergreen Property has private meeting rooms, workspaces, and a client café. Additionally, the UOVO Evergreen Property is also home to the UOVO Prize, an ongoing public art installation commissioned in partnership with the Brooklyn Museum.

The following table presents certain information relating to the Private Storage at the UOVO Evergreen Property:

Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of UW Rent	Occupied SF	Occupancy % (SF)	# of Units	% of Total Units	Occupied Units	Rent Per Annum (SF)(2)	Market Rent Per SF(3)
Private Storage	46,560	37.1%	43,845	94.2%	126	100.0%	118	$102.64	$33.84 - $118.68
(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	Rent Per Annum (SF) is calculated using actual rent for occupied square feet.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

The following table presents certain information relating to the Managed Storage at the UOVO Evergreen Property:

Unit Mix(1)
Unit Type	Net Rentable Area (CF)	% of UW Rent	Occupied CF	Occupancy % (CF)	# of Units	% of Total Units	Occupied Units	Rent Per Annum (CF)(2)	Market Rent Per CF(3)
Managed Storage	330,000	29.7%	169,822	51.5%	NAP	NAP	NAP	$21.20	$13.44 - $40.80
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Rent Per Annum (CF) is calculated using actual rent for occupied cubic feet.
(3)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten net cash flow of the UOVO Evergreen Property:

Cash Flow Analysis(1)
	2023	2024	6/30/2025 TTM	Underwritten	Per SF	%(2)
Gross Potential Rent(1)	$5,954,992	$7,527,127	$7,916,693	$11,774,471	$105.05	73.8%
Other Income(3)	3,554,651	3,989,510	4,128,097	4,189,421	37.38	26.2%
Gross Income	$9,509,643	$11,516,636	$12,044,790	$15,963,893	$142.43	100.0%
Vacancy / Credit Loss / Bad Debt	(39,053)	(32,514)	(23,382)	(3,674,246)	($32.78)	(23.0%)
Effective Gross Income	$9,470,590	$11,484,122	$12,021,407	$12,289,646	$109.64	77.0%

Real Estate Taxes(4)	171,273	171,562	172,163	171,273	$1.53	1.4%
Insurance	154,121	165,048	174,124	102,716	$0.92	0.8%
Management Fee	570,540	690,195	704,812	368,689	$3.29	3.0%
General and Administrative	59,470	58,083	70,521	70,521	$0.63	0.6%
Utilities	287,765	258,347	275,606	275,606	$2.46	2.2%
Payroll and Benefits	305,214	326,716	337,496	337,496	$3.01	2.7%
Professional Fees	129,029	77,977	90,814	90,814	$0.81	0.7%
Repairs and Maintenance	487,714	504,674	365,702	365,702	$3.26	3.0%
Marketing	97,391	91,304	89,522	89,522	$0.80	0.7%
Total Operating Expenses	$2,262,518	$2,343,908	$2,280,759	$1,872,339	$16.70	15.2%

Net Operating Income	$7,208,072	$9,140,214	$9,740,648	$10,417,307	$92.94	84.8%
Replacement Reserves	0	0	0	16,813	$0.15	0.1%
Net Cash Flow	$7,208,072	$9,140,214	$9,740,648	$10,400,494	$92.79	84.6%

Occupancy (%)	76.4%	83.4%	94.2%(5)	68.8%(6)
NCF DSCR(7)	1.15x	1.46x	1.55x	1.66x
NOI Debt Yield(7)	6.9%	8.7%	9.3%	9.9%
(1)	Based on the underwritten rent roll dated August 31, 2025 for private storage and July 31, 2025 for managed storage.
(2)	% column represents percentage of Gross Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income includes wardrobe rent as well as miscellaneous income.
(4)	Underwritten based on abated taxes, after giving effect to the IDA tax abatement.
(5)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 51.5% leased as of July 31, 2025
(6)	Based on Underwritten Economic Occupancy.
(7)	Based on the UOVO Evergreen Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value for the UOVO Evergreen Property of $191,200,000 as of June 13, 2025.

UOVO Evergreen Property Appraised Value(1)
UOVO Evergreen	As-Is Value	Capitalization Rate
As-Is Value	$191,200,000	5.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated June 19, 2025, there was no evidence of any recognized environmental conditions at the UOVO Evergreen Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

The Market. The UOVO Evergreen Property is located in Brooklyn, New York within the Bushwick neighborhood. Bushwick is a mostly residential neighborhood, with a mixture of single-family and multifamily housing. This area consists of not only mixed use properties but primarily semi-detached homes, two-to-four family homes, and multi-unit apartment buildings which include condominiums and co-ops. Just over 53% of the land use in the district is comprised of 1-2 family residential and multifamily residential. Open space makes up another 16.0% of total land use and mixed use comprises another 9.0% of total land use. The neighborhood is served by ample public transportation consisting of regional and local bus services and the J-Z-L and M trains. The J-Z Train follows the southern border of the neighborhood along Broadway and runs west into the Lower East Side and Downtown Manhattan, as well as east into the Richmond Hill neighborhood. The L Train borders the north boundary of the neighborhood and runs west into Union Square in Manhattan.

According to the appraisal, the national art industry revenue is expected to have grown at a compound annual growth rate of 0.9% to $13.1 billion over the last 5 years up through 2024. Additionally, the major concentrations of art dealership establishments in the United States are in California, Florida, and New York with New York being home to 14.1% of establishments in the country.

In New York City, several industrial, office, special-use, and retail buildings have converted to self-storage. In May 2023, 41 East 21st Street completed the conversion of a four story, 50,000 SF parking garage into a self-storage facility to be managed by CubeSmart. The CMX Cinema at 400 East 62nd Street is being converted into a 65,000 SF self-storage facility by Manhattan Mini Storage. The Shell industrial building at 78 Walker has also been proposed for conversion.

The following table presents information regarding certain competitive properties to the UOVO Evergreen Property:

Competitive Property Summary(1)
Property Name/Location	Year Built / Renovated	Private Occupancy	Square Feet (Private)	Managed Occupancy	Cubic Feet (Managed)	Unit Type	Actual ($/SF)	Actual ($/CF)	Rent Per Annum (SF/CF)(3)
105 Evergreen Avenue(2) Brooklyn, NY	1955 / 2019	94.2%	46,560	51.5%	330,000	Private Storage Managed Storage	$8.55	$1.77	$102.64 $21.20
4200 Westgate Avenue Westgate, FL	2023 / NAP (Lease-Up)	82.0%	9,765	21.0%	177,000	Private Storage Managed Storage	$6.65	$2.16	$79.80 $25.92
346 NW 29th Street Miami, FL	2008 / NAP	90.0%	55,063	77.0%	42,670	Private Storage Managed Storage	$6.02	$2.93	$72.24 $35.16
1333 Lowrie Ave South San Francisco, CA	2022 / NAP	N/A	N/A	69.0%	177,222	Private Storage Managed Storage	N/A	$1.92	N/A $23.04
101 Lake Drive Newark, DE	1986 / NAP	67.0%	7,675	30.0%	238,000	Private Storage Managed Storage	$5.11	$1.12	$61.32 $13.44
130 South Myers Street Los Angeles, CA	2024 / NAP (Lease-Up)	100.0%	3,675	18.0%	118,000	Private Storage Managed Storage	$9.89	$1.34	$118.68 $16.08
(1)	Source: Appraisal, unless noted otherwise.
(2)	Based on the underwritten rent roll dated August 31, 2025 for private storage and July 31, 2025 for managed storage.
(3)	Rent Per Annum (SF/CF) is calculated using actual rent per occupied square/cubic feet.

The Borrower and the Borrower Sponsor. The borrower is Evergreen 105 LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the UOVO Evergreen Whole Loan. The borrower sponsor and the non-recourse carveout guarantor is UOVO Holdings LLC (“UOVO”). UOVO’s privately-owned, state-of-the-art facilities are designed for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, and rare objects. UOVO has art storage facilities (inclusive of the UOVO Evergreen Property) in major markets such as Los Angeles, Orange County, San Francisco, Aspen, Denver, Delaware, Miami, West Palm Beach, Brooklyn, Long Island City, Rockland County and Dallas.

Property Management. The UOVO Evergreen Property is managed by UOVO Management LLC and UOVO Art LLC., both affiliates of the borrower sponsor.

Initial and Ongoing Reserves. At origination, the borrower deposited approximately $85,637 for real estate taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments (initially, approximately $14,273).

Insurance Escrows – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The UOVO Evergreen Property is currently insured under a blanket insurance policy.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $1,401 for replacement reserves.

Lockbox and Cash Management. The UOVO Evergreen Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the UOVO Evergreen Property are required to be deposited by the borrower. During a Trigger Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on a daily basis and disbursed in accordance with the UOVO Evergreen Whole Loan documents. Also, during a Trigger Period, all excess cash is required to be collected by the lender and held as additional security for the UOVO Evergreen Whole Loan.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the UOVO Evergreen Whole Loan documents or (ii) the debt service coverage ratio being less than 1.30x, and will expire upon (a) with respect to clause (i) above, the event of default has been cured or (b) with respect to clause (ii) above, debt service coverage ratio being at least 1.35x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%
Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail – Single Tenant
Borrower Sponsor(s):	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas	Collateral:	Fee
Borrower(s):	ExchangeRight Net-Leased Portfolio 74 DST	Location:	Various, Various
Original Balance:	$26,750,000	Year Built / Renovated:	Various / Various
Cut-off Date Balance:	$26,750,000	Property Management:	NLP Management, LLC
% by Initial UPB:	3.7%	Size:	197,704 SF
Interest Rate:	6.08000%	Appraised Value / Per SF:	$55,805,000 / $282
Note Date:	December 23, 2025	Appraisal Date(2):	Various
Original Term:	120 months	Occupancy:	100.0% (as of March 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	99.6%
Original Amortization:	NAP	Underwritten NOI:	$3,595,319
Interest Only Period:	120 months	Underwritten NCF:	$3,555,778
First Payment Date:	February 1, 2026
Maturity Date:	January 1, 2036	Historical NOI(3)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2024 NOI:	NAV
Call Protection:	L(26),D(87),O(7)	2023 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$135
Taxes:	$1,080	$270	NAP	Maturity Date Loan / SF:	$135
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	47.9%
Replacement Reserves:	$228,157	Springing	NAP	Maturity Date LTV:	47.9%
Deferred Maintenance:	$2,156	$0	NAP	UW NOI DY:	13.4%
TI/LC:	$500,000	Springing	NAP	UW NCF DSCR:	2.16x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,750,000	47.1%	Purchase Price	$55,274,444	97.4%
Borrower Sponsor Equity	30,008,829	52.9	Closing Costs(4)	752,992	1.3
			Upfront Reserves	731,393	1.3
Total Sources	$56,758,829	100.0%	Total Uses	$56,758,829	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	The individual appraisal valuation dates are between October 16, 2025 and December 8, 2025.
(3)	Historical financial information is not available because the ExchangeRight Net Leased Portfolio #74 Properties (as defined below) were acquired by the borrower between June 2025 and November 2025.
(4)	Closing costs include an interest rate buydown of $93,625.

The Loan. The ninth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #74 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,750,000 and secured by the borrower’s fee interests in eleven single-tenant retail properties across Pennsylvania, Texas, California, North Carolina, Ohio, Mississippi, Iowa, Nebraska and Michigan (each, an “ExchangeRight Net Leased Portfolio #74 Property” and collectively, the “ExchangeRight Net Leased Portfolio #74 Properties”). The ExchangeRight Net Leased Portfolio #74 Mortgage Loan has an initial term of 10 years, is interest-only for the full term and accrues interest at a fixed rate of 6.08000% per annum on an Actual/360 basis. The ExchangeRight Net Leased Portfolio #74 Mortgage Loan was originated by Barclays Capital Real Estate Inc. (“Barclays”).

The Properties. The ExchangeRight Net Leased Portfolio #74 Properties are comprised of 11 single-tenant retail properties totaling 197,704 SF and located across nine states. Built between 1972 and 2025, the ExchangeRight Net Leased Portfolio #74 Properties range in size from 10,566 SF to 23,957 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

The ExchangeRight Net Leased Portfolio #74 Properties are leased to the following three tenants: Tractor Supply Co (“Tractor Supply”), CVS Pharmacy and Dollar General (one of which is a Dollar General Market). Leases representing 100.0% of the square footage and the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan.

Portfolio Summary
Property Name	City, State	Property Type/Sub-Type	NRA	% of Portfolio NRA	Allocated Loan Amount (“ALA”)	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI	% of Portfolio UW NOI	Year Built(2)
Tractor Supply Co - Brenham (Market St), TX	Brenham, TX	Retail - Single Tenant	23,322	11.8%	$4,500,000	20.0	$579,277	16.1%	1972
Tractor Supply Co - Hanover (Gateway), PA	Hanover, PA	Retail - Single Tenant	23,957	12.1%	$4,250,000	15.0	$523,519	14.6%	2024
Tractor Supply Co - Hazle Township (Airport), PA	Hazle Township, PA	Retail - Single Tenant	23,957	12.1%	$3,600,000	15.0	$440,698	12.3%	2024
CVS Pharmacy - Hanford (Lacey), CA	Hanford, CA	Retail - Single Tenant	14,500	7.3%	$2,650,000	14.1	$321,761	8.9%	2014
CVS Pharmacy - Charlotte, NC	Charlotte, NC	Retail - Single Tenant	13,225	6.7%	$2,520,000	10.1	$312,546	8.7%	2009
Tractor Supply Co - Greenwood (Hwy 82), MS	Greenwood, MS	Retail - Single Tenant	19,957	10.1%	$2,200,000	20.0	$274,005	7.6%	2013
Tractor Supply Co - Mason City (4th), IA	Mason City, IA	Retail - Single Tenant	21,907	11.1%	$2,150,000	15.0	$405,340	11.3%	2025
Tractor Supply Co - Norfolk (Krenzien), NE	Norfolk, NE	Retail - Single Tenant	19,071	9.6%	$1,260,000	20.0	$162,491	4.5%	1989
Dollar General - Kent (Tallmadge), OH	Kent, OH	Retail - Single Tenant	10,566	5.3%	$1,240,000	14.8	$159,178	4.4%	2025
Tractor Supply Co - Celina (Rte 127), OH	Celina, OH	Retail - Single Tenant	16,676	8.4%	$1,220,000	20.0	$246,529	6.9%	1974
Dollar General Market - Monroe (Dixie), MI	Monroe, MI	Retail - Single Tenant	10,566	5.3%	$1,160,000	14.8	$169,974	4.7%	2025
Total / Wtd. Avg.			197,704	100.0%	$26,750,000	16.2	$3,595,319	100.0%	2008
(1)	Weighted based on UW Base Rent as of the December 23, 2025 loan origination date.
(2)	Weighted based on ALA.

Major Tenants.

Tractor Supply (148,847 SF; 75.3% of net rentable area; 72.8% of underwritten base rent). Tractor Supply (NASDAQ: TSCO) is a rural lifestyle retailer with over 52,000 team members. As of September 27, 2025, Tractor Supply operated 2,364 Tractor Supply stores in 49 states and 206 Petsense by Tractor Supply stores in 23 states. Tractor Supply leases seven properties of the ExchangeRight Net Leased Portfolio #74 and has no termination options.

CVS Pharmacy (27,725 SF; 14.0% of net rentable area; 18.0% of underwritten base rent). CVS Pharmacy is a pharmaceutical company with over 9,000 locations that offers prescription drugs, vitamins, beauty aids, diapers, health supplements and other medical products. CVS Pharmacy leases two properties of the ExchangeRight Net Leased Portfolio #74 and has no termination options.

Dollar General (21,132 SF; 10.7% of net rentable area; 9.1% of underwritten base rent). Dollar General is a discount store that offers food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares, seasonal items, paper products and more. Dollar General has more than 20,000 stores in 48 states. Dollar General leases two properties of the ExchangeRight Net Leased Portfolio #74 and has no termination options. One of these two properties is a Dollar General Market, which stocks produce, meats, and other foods that are not typically found in other dollar stores.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

The following table presents certain information relating to the tenants at the ExchangeRight Net Leased Portfolio #74 Properties:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Tractor Supply Co	NR/Baa1/BBB	148,847	75.3%	$2,685,832	$18.04	72.8%	Various(3)	N	Various(4)
CVS Pharmacy	BBB/Baa3/BBB	27,725	14.0%	$664,155	$23.96	18.0%	Various(5)	N	Various(6)
Dollar General	NR/Baa3/BBB	21,132	10.7%	$337,354	$15.96	9.1%	Various(7)	N	5 x 5 yr
Total Major Tenants		197,704	100.0%	$3,687,340	$18.65	100.0%
Vacant		0	0.0%
Total		197,704	100.0%
(1)	Based on the underwritten rent roll as of March 1, 2026 inclusive of straight-line rent over a ten-year term or in-place rent for tenants that do not have rent steps in the ExchangeRight Net Leased Portfolio #74 Mortgage Loan term.
(2)	Certain ratings are those of the parent company whether or not such parent company guarantees the lease.
(3)	Tractor Supply Co – Hanover (Gateway), PA, Tractor Supply Co – Hazle Township (Airport), PA and Tractor Supply Co – Mason City (4th), IA have lease expiration dates of December 31, 2040. Tractor Supply Co – Brenham (Market St), TX, Tractor Supply Co – Greenwood (Hwy 82), MS, Tractor Supply Co – Norfolk (Krenzien), NE and Tractor Supply Co – Celina (Rte 127), OH each have lease expiration dates of December 31, 2045.
(4)	Tractor Supply Co – Brenham (Market St), TX, Tractor Supply Co – Greenwood (Hwy 82), MS, Tractor Supply Co – Norfolk (Krenzien), NE and Tractor Supply Co – Celina (Rte 127), OH each have three, five-year extension options. Tractor Supply Co – Hanover (Gateway), PA, Tractor Supply Co – Hazle Township (Airport), PA and Tractor Supply Co – Mason City (4th), IA each have four, five-year extension options.
(5)	CVS Pharmacy – Charlotte, NC has a lease expiration date of January 31, 2036. CVS Pharmacy – Hanford (Lacey), CA has a lease expiration date of January 31, 2040.
(6)	CVS Pharmacy – Charlotte, NC has three, five-year extension options. CVS Pharmacy – Hanford (Lacey), CA has ten, five-year extension options.
(7)	Dollar General – Kent (Tallmadge), OH has a lease expiration date of September 30, 2040. Dollar General Market – Monroe (Dixie), MI has a lease expiration date of October 31, 2040.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #74 Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	$0	0.0%	$0.00	0
2035	0	0.0%	$0	0.0%	$0.00	0
2036 & Thereafter	197,704	100.0%	$3,687,340	100.0%	$18.65	11
Vacant	0	0.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	197,704	100.0%	$3,687,340	100.0%	$18.65	11
(1)	Based on the underwritten rent roll as of March 1, 2026 inclusive of straight-line rent over a ten-year term or in-place rent for tenants that do not have rent steps in the ExchangeRight Net Leased Portfolio #74 Mortgage Loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Net Leased Portfolio #74 Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$3,687,340	$18.65
Potential Income from Vacant Space	$0	$0.00
Reimbursements	$88,016	$0.45
Gross Potential Income	$3,775,356	$19.10
Economic Vacancy & Credit Loss	($16,851)	($0.09)
Percentage Rent	$0	$0.00
Other Income	$0	$0.00
Effective Gross Income	$3,758,505	$19.01

Real Estate Taxes(3)	$70,842	$0.36
Management Fee	$75,170	$0.38
Insurance	$17,174	$0.09
Ground Rent	$0	$0.00
CAM Expenses(4)	$0	$0.00
Other Expenses	$0	$0.00
Total Operating Expenses	$163,186	$0.83

Net Operating Income	$3,595,319	$18.19
Replacement Reserves	$39,541	$0.20
TI/LC	$0	$0.00
Net Cash Flow	$3,555,778	$17.99

Occupancy (%)	99.6%(5)
NCF DSCR	2.16x
NOI Debt Yield	13.4%
(1)	Historical financial information is not available because the ExchangeRight Net Leased Portfolio #74 Properties were recently acquired between June 2025 and November 2025.
(2)	Based on the underwritten rent roll as of March 1, 2026 inclusive of straight-line rent over a 10-year term or in-place rent for tenants that do not have rent steps in the ExchangeRight Net Leased Portfolio #74 Mortgage Loan term.
(3)	Real Estate Taxes are underwritten for tenants that reimburse taxes.
(4)	All tenants pay CAM Expenses directly.
(5)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

Appraisals. The appraisals for the ExchangeRight Net Leased Portfolio #74 Properties concluded to an aggregate “as-is” appraised value of $55,805,000 as of dates between October 16, 2025 to December 8, 2025. Based on the “as-is” value of $55,805,000, the Cut-off Date LTV and Maturity Date LTV for the ExchangeRight Net Leased Portfolio #74 Mortgage Loan are each 47.9%.

ExchangeRight Net Leased Portfolio #74 Appraised Value(1)
Property	Value	Capitalization Rate
Tractor Supply Co - Brenham (Market St), TX	$9,010,000	6.40%
Tractor Supply Co - Hanover (Gateway), PA	8,300,000	6.25%
Tractor Supply Co - Hazle Township (Airport), PA	7,000,000	6.25%
CVS Pharmacy - Hanford (Lacey), CA	4,750,000	7.00%
CVS Pharmacy - Charlotte, NC	5,000,000	6.75%
Tractor Supply Co - Greenwood (Hwy 82), MS	4,275,000	6.25-6.50%
Tractor Supply Co - Mason City (4th), IA	6,330,000	6.25-6.50%
Tractor Supply Co - Norfolk (Krenzien), NE	2,550,000	6.25-6.50%
Dollar General - Kent (Tallmadge), OH	2,310,000	6.85%
Tractor Supply Co - Celina (Rte 127), OH	3,850,000	6.25-6.50%
Dollar General Market - Monroe (Dixie), MI	2,430,000	7.00%
Total / Wtd. Avg.(2)	$55,805,000	6.44%-6.52%
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg. is based on the appraised value of each ExchangeRight Net Leased Portfolio #74 Property.

Environmental Matters. According to Phase I environmental reports dated July 29, 2025 through November 24, 2025, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio #74 Properties.

The Markets. The following table presents certain market information relating to the ExchangeRight Net Leased Portfolio #74 Properties:

Market Rent Summary
Property	Market	Appraisal’s Concluded Market Rent(1)	Market Occupancy(1)	UW Base Rent PSF
Tractor Supply Co - Brenham (Market St), TX	Washington County	$24.00	93.9%	$25.35
Tractor Supply Co - Hanover (Gateway), PA	York County	$22.50	93.3%	$22.30
Tractor Supply Co - Hazle Township (Airport), PA	Scranton	$19.00	96.5%	$18.77
CVS Pharmacy - Hanford (Lacey), CA	Fresno	$22.00	94.5%	$22.65
CVS Pharmacy - Charlotte, NC	Charlotte	$23.00	96.8%	$25.39
Tractor Supply Co - Greenwood (Hwy 82), MS	Greenwood Metro	$13.72	99.6%	$14.01
Tractor Supply Co - Mason City (4th), IA	Mason City	$18.42	96.3%	$18.88
Tractor Supply Co - Norfolk (Krenzien), NE	Norfolk Metro	$8.63	91.2%	$8.70
Dollar General - Kent (Tallmadge), OH	Cleveland	$15.00	95.9%	$15.42
Tractor Supply Co - Celina (Rte 127), OH	NAV	$14.92	NAV(2)	$15.09
Dollar General Market – Monroe (Dixie), MI	Detroit	$16.00	94.6%	$16.51
Total / Wtd. Avg.		$19.60	95.2%	$18.65
(1)	Source: Appraisals. Total / Wtd. Avg. is weighted by ALA and excludes properties where the values were unavailable.
(2)	Market Occupancy is not available for Tractor Supply Co – Celina (Rte 127), OH since the property does not belong to a designated retail market.

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #74 Mortgage Loan is ExchangeRight Net-Leased Portfolio 74 DST, a Delaware statutory trust with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan.

The non-recourse guarantors and borrower sponsors are ExchangeRight Real Estate, LLC, David Fisher, Warren Thomas and Joshua Ungerecht (together with David Fisher and Warren Thomas, the “Individual Guarantors”). As of November 30, 2025, ExchangeRight Real Estate, LLC and its affiliates’ vertically integrated platform features over 1,400 properties and approximately 27 million SF throughout 48 states. ExchangeRight Real Estate, LLC and its three owners, the Individual Guarantors, are the guarantors of certain nonrecourse carveout liabilities under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan.

The borrower has master leased the ExchangeRight Net Leased Portfolio #74 Properties to ExchangeRight NLP 74 Master Lessee, LLC (the “ExchangeRight Net Leased Portfolio #74 Master Tenant”), which is owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #74 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #74 Master Tenant for the operation, maintenance and management of the ExchangeRight Net Leased Portfolio #74

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Net Leased Portfolio #74 Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #74 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #74 Master Tenant to pay rent as a result of the ExchangeRight Net Leased Portfolio #74 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a Delaware limited liability company upon (i) an event of default occurring or the lender’s good faith determination that an event of default is imminent, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Net Leased Portfolio #74 Properties, or (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #74 Mortgage Loan is not delivered to the lender.

Property Management. The ExchangeRight Net Leased Portfolio #74 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan, the borrower deposited approximately: (i) $1,080 into a real estate tax reserve, (ii) $2,156 for deferred maintenance, (iii) $228,157 for upfront capital expenditures and (iv) $500,000 into a reserve for tenant improvement costs and leasing commissions (“TI/LC”).

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $270), except that no deposits will be required on account of taxes with respect to the Direct Pay Tenants (as defined below) for so long as the Direct Pay Conditions (as defined below) are satisfied.

“Direct Pay Conditions” mean (i) no event of default under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) of the applicable tax, insurance or capital expense (in the case of taxes and insurance, on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties or 15 days prior to the due date for such insurance premium, as applicable), (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the applicable expense has been materially jeopardized.

A “Direct Pay Tenant” means any tenant that (i) has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Net Leased Portfolio #74 Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable and (ii) has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Net Leased Portfolio #74 Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents provide that the initial such Direct Pay Tenants are all of the tenants at the ExchangeRight Net Leased Portfolio #74 Properties, other than the Dollar General Market – Monroe (Dixie), MI and Dollar General – Kent (Tallmadge), OH properties.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies, except that no deposits will be required on account of insurance premiums with respect to the Direct Pay Tenants for so long as the Direct Pay Conditions are satisfied. In addition, such insurance reserve will be conditionally waived so long as no event of default is continuing under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents and the borrower maintains a blanket policy meeting the requirements of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents. At origination of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan, a blanket policy was in place.

Replacement Reserve – During an event of default, the borrower is required to deposit into a replacement reserve on a monthly basis an amount equal to 1/12th of the product obtained by multiplying (x) $0.24397 by (y) the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #74 Properties (initially estimated to be approximately $3,295), excluding those tenants obligated under their leases to pay replacement reserves.

TI/LC Reserve – During an event of default, the borrower is required to deposit into the TI/LC reserve on a monthly basis an amount equal to 1/12th of the product obtained by multiplying (x) $0.70 by (y) the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #74 Properties (initially estimated to be approximately $11,533).

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio #74 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower, property manager and ExchangeRight Net Leased Portfolio #74 Master Tenant are required to cause all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

rents to be deposited directly by the tenants into a lender approved lockbox account. Any funds received by the borrower, property manager, or ExchangeRight Net Leased Portfolio #74 Master Tenant are required to be deposited in the lockbox account within two business days following receipt. If no Cash Management Period (as defined below) exists, funds in the lockbox account will be disbursed to the ExchangeRight Net Leased Portfolio #74 Master Tenant on each business day. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents are required to be held by the lender in a cash collateral account as additional collateral for the ExchangeRight Net Leased Portfolio #74 Mortgage Loan. Upon the cure of a Cash Management Period, the lender is required to return any amounts remaining on deposit in the cash collateral account to the borrower or ExchangeRight Net Leased Portfolio #74 Master Tenant. Upon an event of default under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents, the lender may apply funds in the cash collateral account to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan in such priority as it may determine.

A “Cash Management Period” means a period (A) commencing upon the lender giving notice to the lockbox bank of the occurrence of any of (i) the stated maturity date as defined in the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents, (ii) a default or an event of default, (iii) the debt service coverage ratio being less than 1.40x, or (iv) the monthly payment date that occurs in January 2035, to the extent a Qualified Transfer (as defined below) has not occurred as of such date, and (B) ending upon the lender giving notice to the lockbox bank that the sweeping of the funds into the lockbox account may cease and (a) with respect to clause (ii) above, such default has been cured (or in the case of an event of default, waived in writing by lender) and no other default or event of default has occurred and is continuing, (b) with respect to clause (iii) above, the debt service coverage ratio is at least 1.40x for two consecutive calendar quarters, or (c) with respect to clause (iv) above, a Qualified Transfer has occurred.

A “Qualified Transfer” means any time following December 23, 2026, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #74 Master Tenant to an Approved Transferee (as defined below) and to replace the guarantors with such Approved Transferee (or other acceptable replacement guarantor satisfactory to the lender in its sole discretion); provided that certain conditions are satisfied, including that, among others: (i) no event of default has occurred and is continuing and no default or event of default will otherwise occur as a result of such transfer, (ii) the ExchangeRight Net Leased Portfolio #74 Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a guarantee of recourse obligations in substantially the same form as the guaranty delivered to the lender at origination of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan pursuant to which it agrees to be liable under such guaranty of recourse obligation (from and after the transfer), (iv) the Approved Transferee owns, directly or indirectly, 100% of the legal and beneficial ownership interests in, and controls, the borrower and the ExchangeRight Net Leased Portfolio #74 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability, and non-consolidation and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (i) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (ii) any person that (a) meets the requirements of a Qualified Transferee (as defined below), (b) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Net Leased Portfolio #74 Properties, (c) owns interests in, or operates, at least five retail properties with a minimum of 750,000 SF in the aggregate, (d) immediately upon consummation of the applicable permitted transfer, has, and at all time maintains, either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 (excluding the ExchangeRight Net Leased Portfolio #74 Properties) or (ii) an investment-grade rating of not less than BBB- by S&P or Baa3 by Moody’s, (e) at all times owns no less than 100% of the legal and beneficial ownership interests in the borrower, (f) is not a Delaware statutory trust, and (g) causes the borrower to convert into a Delaware limited liability company, provided, however, such conversion will not be required if, prior to or otherwise in connection with any such transfer (A) the borrower is solely owned by a person under the management or control of David Fisher, Joshua Ungerecht and Warren Thomas, and (B) the borrower is no longer treated as an investment trust pursuant to the Internal Revenue Code of 1986.

A “Qualified Transferee” means a transferee that prior to the transfer (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not a sanctioned person and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following December 23, 2026, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower, the ExchangeRight Net Leased Portfolio #74 Master Tenant and any SPE Party (as defined below) to an Approved REIT (as defined below) or a subsidiary thereof (including ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (“ExchangeRight Operating Partnership”) that is under Management Control (as defined below) by such Approved REIT and that meets the requirements of a Qualified Transferee) and to replace the guarantors with such Approved REIT subject to satisfaction of the requirements of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

"Approved REIT" means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (ii) is at all times (A) owned, directly or indirectly, by David Fisher, Joshua Ungerecht and Warren Thomas in an amount that is equal to either (1) 0.50% of all equity interests or (2) equity interests valued at not less than $15,000,000, and (B) under the Management Control of an Approved REIT manager, and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Operating Partnership, and (z) any real estate investment trust or the operating partnership that is under the Management Control of such real estate investment trust will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Net Leased Portfolio #74 Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

"Management Control" means, with respect to any person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, through the ownership of voting securities, by contract or otherwise.

"SPE Party" means, in the event of a transfer and assumption pursuant to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents whereby the transferee borrower is not a Delaware statutory trust or a single member bankruptcy remote LLC (and, if and to the extent applicable, a master lease structure remains in place following such transfer and assumption and the replacement master lessee thereunder is not a single member bankruptcy remote LLC), any special purpose bankruptcy remote entity that, with respect to the borrower and the ExchangeRight Net Leased Portfolio #74 Master Tenant, is the managing member of a limited liability company or the general partner of a limited partnership, as applicable, and, in each case, if and only to the extent required by the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents. For the avoidance of doubt, the borrower and the ExchangeRight Net Leased Portfolio #74 Master Tenant were not required to have an SPE Party in their respective organizational structures as configured at origination.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrower is permitted to obtain the release of one or more of the ExchangeRight Net Leased Portfolio #74 Properties from the lien of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents at any time after the date that is two years from the closing date of the Benchmark 2026-B42 securitization, subject to satisfaction of the following conditions, among others: (i) no event of default has occurred or is continuing, (ii) REMIC related conditions are satisfied, (iii) the ExchangeRight Net Leased Portfolio #74 Mortgage Loan is defeased in an amount equal to the greater of (a) 115% of the allocated loan amount of the ExchangeRight Net Leased Portfolio #74 Property or ExchangeRight Net Leased Portfolio #74 Properties being released and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #74 Property or ExchangeRight Net Leased Portfolio #74 Properties, (iv) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #74 Mortgage Loan after any such release is no less than the greater of (x) 2.15x and (y) the debt service coverage ratio immediately prior to such release, and (v) the debt yield for the ExchangeRight Net Leased Portfolio #74 Mortgage Loan after giving effect to any such release is no less than the greater of (x) 13.25% and (y) the debt yield immediately prior to such release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Michael A. Provenzano III and Jeffrey P. Branch	Collateral:	Fee
Borrower(s):	Camelback and 67th Avenue Holding Company, LLC, Los Altos-DE, LLC and 1640 DE, LLC	Location:	Glendale, AZ
Original Balance:	$20,500,000	Year Built / Renovated:	1990 / NAP
Cut-off Date Balance:	$20,500,000	Property Management:	Capital Asset Management, LLC
% by Initial UPB:	2.8%	Size:	106,898 SF
Interest Rate:	6.45800%	Appraised Value / Per SF:	$31,000,000 / $290
Note Date:	October 2, 2025	Appraisal Date:	August 15, 2025
Original Term:	120 months	Occupancy:	95.3% (as of October 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$1,961,614
Interest Only Period:	120 months	Underwritten NCF:	$1,854,716
First Payment Date:	November 6, 2025
Maturity Date:	October 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,922,780 (TTM June 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,961,656
Call Protection:	L(24),YM1(92),O(4)	2023 NOI:	$1,740,425
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$1,588,641

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$192
Taxes:	$10,191	$10,191	NAP	Maturity Date Loan / SF:	$192
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	66.1%
Replacement Reserves:	$0	$1,782	$42,760	Maturity Date LTV:	66.1%
TI / LC:	$0	$7,127	$225,000	UW NOI DY:	9.6%
Deferred Maintenance:	$12,938	$0	NAP	UW NCF DSCR:	1.38x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,500,000	100.0%	Loan Payoff	$13,732,981	67.0%
			Borrower Sponsor Equity	6,202,032	30.3
			Closing Costs	541,859	2.6
			Upfront Reserves	23,129	0.1
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The tenth largest mortgage loan (the “67th and Camelback Mortgage Loan”) is secured by the borrowers’ fee interest in an approximately 106,898 SF anchored retail shopping center located in Glendale, Arizona (the “67th and Camelback Property”). The 67th and Camelback Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $20,500,000. The 67th and Camelback Mortgage Loan was originated on October 2, 2025 by German American Capital Corporation and accrues interest at a fixed rate of 6.45800% per annum. The 67th and Camelback Mortgage Loan has an initial term of 10-years and is interest-only for the full term. The scheduled maturity date of the 67th and Camelback Mortgage Loan is October 6, 2035.

The Property. The 67th and Camelback Property is an approximately 106,898 SF grocery anchored retail property located in Glendale, Arizona. The 67th and Camelback Property was originally constructed in 1990 and consists of five one-story buildings situated on a 408,512 SF site. The 67th and Camelback Property has 368 parking spaces, resulting in a parking ratio of approximately 3.44 spaces per 1,000 square feet. The 67th and Camelback Property sits along West Camelback Road and North 67th Avenue with combined average daily traffic volumes exceeding 50,000 vehicles (over 25,000 trips along each fronting street). As of October 1, 2025, the 67th and Camelback Property was 95.3% leased to 18 individual tenants and is anchored by Los Altos Ranch Market. Other national tenants include Dollar Tree and McDonald’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

Major Tenants. The three largest tenants based on underwritten base rent are Los Altos Ranch Market, Somos Dental & Orthodontics and Dollar Tree.

Los Altos Ranch Market (46,305 SF; 43.3% of net rentable area; 37.7% of underwritten base rent). Los Altos Ranch Market is a chain of supermarkets in Arizona, offering a one-stop-shop for grocery items, butchery products, bakery products, and fresh produce. Los Altos Ranch Market operates under the banner of Cardenas Markets, a Hispanic-focused grocery group. The first Los Altos Ranch Market location opened in 2002, and has since grown to seven stores. The Los Altos Ranch Market has been a tenant at the 67th and Camelback Property since 2005. Based on the tenant’s trailing-12 month sales through May 2025, Los Altos Ranch Market reported sales of $38.1 million ($822 PSF), which equates to an occupancy cost of 1.9% based on current gross rent. The Los Altos Ranch Market lease expires in September 2032, and provides for no termination options and four five-year extension options.

Somos Dental & Orthodontics (6,548 SF; 6.1% of net rentable area; 8.9% of underwritten base rent). Somos Dental & Orthodontics is a network of nine dental clinics with locations in Phoenix, Arizona and Dallas, Texas. Somos Dental & Orthodontics provides services such as teeth cleanings, braces, fillings, extractions, cosmetic crowns, and root canals. Somos Dental & Orthodontics has two leases with 4,576 SF expiring in August 2033 and 1,972 SF expiring in April 2033, and has no termination options and one five-year extension option.

Dollar Tree (10,000 SF; 9.4% of net rentable area; 5.7% of underwritten base rent) (NASDAQ: DLTR). Dollar Tree is a large North American discount retailer headquartered in Chesapeake, Virginia. Dollar Tree operates over 9,000 stores across the United States and Canada and employs over 140,000 associates. The Dollar Tree lease at the 67th and Camelback Property expires in January 2028, and has no termination options and one five-year extension option.

The following table presents certain information relating to the largest tenants by underwritten base rent at the 67th and Camelback Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	% Annual U/W Base Rent	U/W Base Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Option
Los Altos Ranch Market	NR / NR / NR	46,305	43.3%	$741,085	37.7%	$16.00	9/30/2032	N	4 x 5-year
Somos Dental & Orthodontics	NR / NR / NR	6,548	6.1%	$174,719	8.9%	$26.68	8/31/2033(3)	N	1 x 5-year
Dollar Tree	NR / Baa2 / BBB	10,000	9.4%	$112,500	5.7%	$11.25	1/31/2028	N	1 x 5-year
Happy Kids Pediatrics	NR / NR / NR	2,500	2.3%	$86,091	4.4%	$34.44	8/31/2028	N	1 x 7-year
La Michocana Ice Cream	NR / NR / NR	3,068	2.9%	$80,995	4.1%	$26.40	9/30/2029	N	3 x 5-year
Promesas Child Care	NR / NR / NR	5,253	4.9%	$77,965	4.0%	$14.84	10/31/2030	N	1 x 6-year
Ranchie Wash Laundry	NR / NR / NR	3,802	3.6%	$75,678	3.8%	$19.90	9/30/2033	N	1 x 5-year
Feliz Care Centers	NR / NR / NR	2,551	2.4%	$73,571	3.7%	$28.84	12/31/2033	N	1 x 5-year
Wingstop	NR / NR / NR	2,700	2.5%	$71,550	3.6%	$26.50	2/28/2030	N	1 x 5-year
Law Offices of J.G. Winter	NR / NR / NR	2,485	2.3%	$62,125	3.2%	$25.00	12/31/2030	N	None
Total Major Tenants		85,212	79.7%	$1,556,279	79.1%	$18.26
Other Tenants		16,694	15.6%	$411,813	20.9%	$24.67
Total Occupied		101,906	95.3%	$1,968,092	100.0%	$19.31
Vacant		4,992	4.7%
Total		106,898	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	Credit ratings may be that of the parent company of the listed tenant, regardless of whether the parent company guarantees the lease.
(3)	Somos Dental & Orthodontics has two leases at the 67th and Camelback Property with 4,576 SF expiring in August 2033 and 1,972 SF expiring in April 2033, and has no termination options and one 5-year extension option.

The following table presents certain information relating to the tenants that report sales at the 67th and Camelback Property:

Tenant Sales History(1)
Tenant	2022	2023	2024	May 2025 T-12(2)
Los Altos Ranch Market	$33,268,240	$35,857,011	$36,793,423	$38,064,717
(1)	Based on a report provided by the borrower sponsor.
(2)	Represents a trailing 12-month amount. The total sales inclusive of January through May 2025 are approximately $15,456,759.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

The following table presents certain information relating to the lease rollover schedule at the 67th and Camelback Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	6,095	5.7%	5.7%	$177,271	9.0%	$29.08	3
2027	2,700	2.5%	8.2%	84,209	4.3%	$31.19	2
2028	13,870	13.0%	21.2%	234,927	11.9%	$16.94	3
2029	7,193	6.7%	27.9%	138,883	7.1%	$19.31	2
2030	12,842	12.0%	39.9%	267,749	13.6%	$20.85	4
2031	0	0.0%	39.9%	0	0.0%	$0.00	0
2032	46,305	43.3%	83.3%	741,085	37.7%	$16.00	1
2033	12,901	12.1%	95.3%	323,968	16.5%	$25.11	4
2034	0	0.0%	95.3%	0	0.0%	$0.00	0
2035	0	0.0%	95.3%	0	0.0%	$0.00	0
2036 & Thereafter	0	0.0%	95.3%	0	0.0%	$0.00	0
Vacant	4,992	4.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	106,898	100.0%	100.0%	$1,968,092	100.0%	$19.31	19
(1)	Based on the underwritten rent roll dated October 1, 2025. Certain tenants may have lease termination options that are not considered for the purposes of the Lease Rollover Schedule.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 67th and Camelback Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 6/30/2025	UW(1)	UW PSF
Base Rent	$1,633,718	$1,679,790	$1,817,110	$1,970,045	$1,965,822	$1,968,092	$18.41
Contractual Rent Steps	0	0	0	0	0	26,080	$0.24
Potential Income from Vacant Space	0	0	0	0	0	99,840	$0.93
Gross Potential Income	$1,633,718	$1,679,790	$1,817,110	$1,970,045	$1,965,822	$2,094,012	$19.59
Recoveries	454,622	486,769	515,889	558,925	545,155	514,500	$4.81
Other Income	12,401	2,053	6,566	11,381	10,192	7,980	$0.07
Vacancy	0	0	0	0	0	(130,825)	($1.22)
Effective Gross Income	$2,100,741	$2,168,612	$2,339,565	$2,540,351	$2,521,169	$2,485,667	$23.25

Real Estate Taxes	199,624	193,239	182,348	193,138	179,494	122,293	$1.14
Insurance	23,291	31,434	38,016	43,466	42,681	42,590	$0.40
Other Expenses(2)	274,995	355,298	378,776	342,091	376,214	359,170	$3.36
Total Operating Expenses	$497,910	$579,971	$599,140	$578,695	$598,389	$524,053	$4.90

Net Operating Income	$1,602,831	$1,588,641	$1,740,425	$1,961,656	$1,922,780	$1,961,614	$18.35
Replacement Reserves	0	0	0	0	0	21,380	$0.20
TI/LC	0	0	0	0	0	85,518	$0.80
Net Cash Flow	$1,602,831	$1,588,641	$1,740,425	$1,961,656	$1,922,780	$1,854,716	$17.35

Occupancy (%)	NAV	NAV	100.0%	94.0%	95.3%(3)	95.0%(4)
NCF DSCR	1.19x	1.18x	1.30x	1.46x	1.43x	1.38x
NOI Debt Yield	7.8%	7.7%	8.5%	9.6%	9.4%	9.6%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated October 1, 2025.
(2)	Other Expenses include management fees, general and administrative, utilities, common area maintenance and miscellaneous expenses.
(3)	Represents physical occupancy as of October 1, 2025.
(4)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

Appraisal. According to the appraisal, the 67th and Camelback Property had an “as-is” appraised value of $31,000,000 as of August 15, 2025, as shown in the table below.

67th and Camelback Appraised Value(1)
Property	Value	Capitalization Rate
67th and Camelback	$31,000,000	6.00%
(1)	Source: Appraisal..

Environmental Matters. According to a Phase I environmental report dated September 2, 2025, there was no evidence of any recognized environmental conditions at the 67th and Camelback Property.

The Market. The 67th & Camelback Property is located at 6730–6750 West Camelback Road in the southeast portion of Glendale, Arizona. According to the appraisal, the immediate area surrounding the 67th and Camelback Property is an established residential neighborhood supported by regional transportation infrastructure, including proximity to Highway 60, Interstate 17, Loop 101 and Interstate 10. The area continues to experience incremental growth due to its accessibility, concentration of single-family and multifamily housing, and proximity to major employment centers such as the Luke Air Force Base. Nearby land uses include multifamily residential to the north and west, retail to the east and south, and various free-standing commercial pads along Camelback Road.

According to the appraisal, the Northwest Phoenix/Glendale retail submarket contains approximately 16.9 million SF of retail inventory. As of the first quarter of 2025, the Northwest Phoenix/Glendale retail submarket reported a vacancy rate of 10.2% and an average asking rent of $19.83 PSF, with community centers achieving asking rents of approximately $23.40 PSF.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 67th & Camelback Property was 29,514, 217,064, and 481,607, respectively. The 2024 average household income within the same radii was $80,855, $75,203, and $76,059, respectively.

The following table presents information relating to comparable retail leases for the 67th and Camelback Property:

Market Analysis – Retail Rentals(1)
Property Name / Address	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
67th and Camelback(2)	1990 / NAP	Los Altos Ranch Market	46,305	Feb-05	27.7	$16.00
6730-6750 West Camelback Road Glendale, AZ
Goodyear Centerpointe	2008 / NAP	Slick City / Gravity Solutions	44,506	Jul-25	10.0	$15.00
15277-15475 West McDowell Road Goodyear, AZ
Safeway – The Trailhead	2024 / NAP	Safeway	63,500	Jul-24	20.0	$21.18
8010 West Happy Valley Road Peoria, AZ
Crossroads Towne Center	1986 / NAP	Dollar Tree	30,637	Jul-24	3.0	$12.00
12801 West Bell Road Surprise, AZ
The Pavilions At Talking Stick	1989 / NAP	The Picklr	36,200	Mar-24	10.0	$16.00
9001-9175 East Indian Bend Road Scottsdale, AZ
Chandler Pavillions II	2001 / NAP	Slick City Action Parks	33,496	Jan-24	10.0	$16.00
845-865 N 54th Street Chandler, AZ
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 1, 2025.

The Borrowers and the Borrower Sponsors. The borrowers are Camelback and 67th Avenue Holding Company, LLC, Los Altos-DE, LLC and 1640 DE, LLC, as tenants in common. Each borrower is a Delaware limited liability company and special purpose entity, with no independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 67th & Camelback Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Michael A. Provenzano III and Jeffrey P. Branch. The borrower sponsors are experienced real estate investors. Mr. Branch is the founder and chief executive officer of Columbus Capital, a southwest commercial real estate owner/operator of retail, office, industrial, and residential properties. The Provenzano family owns and operates five other anchored retail centers in Texas, New Mexico, and Arizona.

Property Management. The 67th and Camelback Property is managed by Capital Asset Management, LLC, a borrower-affiliated property management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

Initial and Ongoing Reserves. At origination of the 67th and Camelback Mortgage Loan, the borrowers deposited approximately (i) $12,938 into a deferred maintenance reserve and (ii) $10,191 into a reserve account for taxes.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $10,191).

Insurance Reserve – If the liability or casualty policy maintained by the borrowers covering the 67th and Camelback Property does not constitute an approved blanket or umbrella policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which the lender estimates will be payable for the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination of the 67th and Camelback Mortgage Loan a lender approved blanket policy was in place.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $1,782, provided that such deposits are not required at any time the funds in such account are at least $42,760.

Leasing Reserve – The borrowers are required to deposit into a leasing reserve, on a monthly basis, approximately $7,127 for future tenant improvements and leasing commissions, provided that such deposits are not required at any time the funds in such account are at least $225,000.

Lockbox / Cash Management. The 67th and Camelback Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Lockbox Trigger Event (as defined below), the borrowers are required to establish a lender-controlled lockbox account and are thereafter required to cause all gross revenue to be transmitted directly by the tenants into the lockbox account. Without limiting the foregoing, if the borrowers or property manager receive any gross revenue from the 67th and Camelback Property, they are required to deposit such revenue into the lockbox account within one business day of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender, to be applied and disbursed in accordance with the 67th and Camelback Mortgage Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds required (i) during a Trigger Period due to a Lease Sweep Period (as defined below), regardless of whether any other Trigger Period is continuing, to be deposited into a lease sweep reserve, to be applied to leasing expenses and (ii) if no Lease Sweep Period exists, to be deposited into an excess cash flow reserve, to be held as additional collateral during the continuance of such Trigger Period.

A “Lockbox Trigger Event” has the same definition as “Trigger Period,” except that (i) for purposes of clause (A)(ii) of such definition, a Lockbox Trigger Event will occur upon the debt service coverage ratio (“DSCR”) falling below 1.20x as of the end of any calendar quarter, and (ii) a Lockbox Trigger Event does not terminate.

A “Trigger Period” commences upon the earliest of: (i) the occurrence and continuance of an event of default, (ii) the DSCR falling below 1.15x as of the end of any calendar quarter (a “Low DSCR Period”), (iii) if the manager is an affiliate of the borrowers or non-recourse carveout guarantor and is subject to certain bankruptcy or insolvency events, (iv) the occurrence of a Lease Sweep Period (as defined below), and (v) if any of the borrowers or guarantor is subject to certain bankruptcy or insolvency events. A Trigger Period will end with respect to: (a) clause (i) above, if the cure of such event of default is accepted by the lender, (b) a Low DSCR Period, the date that the DSCR is equal to or greater than 1.20x as of the end of two consecutive calendar quarters or alternatively if the borrowers deposit cash or a letter of credit into a reserve held by the lender in the amount of $230,087, which amount must be deposited for each succeeding calendar year that the DSCR is less than 1.15x, (c) clause (iii) above, such manager is replaced with a non-affiliated manager approved by the lender, (d) clause (iv) above, the Lease Sweep Period has ended pursuant to the terms thereof, and (e) clause (v) above, if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the borrowers with respect to which none of the borrowers, guarantors or any of their affiliates solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 30 days of such filing.

A ”Lease Sweep Period” commences on the first monthly payment date following (or in the case of (a) (i) below, preceding): (a) the first to occur of (i) nine months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below), and (ii) the date in a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been exercised), (b) the date that a Lease Sweep Lease is surrendered, cancelled or terminated or the receipt by the borrowers or the manager of notice from any Lease Sweep Lease tenant of its intent to do so, (c) the date that any Lease Sweep Lease tenant discontinues its business at its Lease Sweep Lease space (or any material portion thereof) or provides notice of its intent to do so, (d) default under a Lease Sweep Lease by the Lease Sweep Lease tenant that continued beyond any applicable notice and cure period, and (e) the occurrence of certain bankruptcy or insolvency events with respect to a Lease Sweep Lease tenant or its parent company or lease guarantor. A Lease Sweep Period will end upon the first to occur of the following, with respect to the applicable event: (i) in the case of clauses (a), (b) and (c) above, the entirety of the Lease Sweep Lease space (or applicable portion) has been leased pursuant to one or more qualified leases (which must be on market terms, and have an initial term of at least five years and which extends at least three years past the maturity date of the 67th and Camelback Mortgage Loan) and, in the lender’s reasonable judgement, sufficient funds have been accumulated in the lease sweep reserve to cover anticipated leasing expenses, free and/or abated rent (collectively, “Anticipated Leasing Expenses”) and any shortfalls in required payments under the 67th and Camelback Mortgage Loan or operating expenses as a result of anticipated down time prior to the commencement of payments under such qualified leases, (ii) in the case of clause (a) above, the date on which the Lease Sweep Lease tenant irrevocably exercises its renewal or extension option under the Lease Sweep Lease and, in the lender’s reasonable judgement,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

sufficient funds have been accumulated in the lease sweep account to cover Anticipated Leasing Expenses, (iii) in the case of clause (d) above, the cure of the subject default under the Lease Sweep Lease and no further default occurring for a period of six consecutive months following such cure, and (iv) in the case of clause (e) above, the applicable bankruptcy or insolvency proceeding has been terminated and the applicable Lease Sweep Lease, and any guaranty thereof, has been affirmed or assumed without modification pursuant to a final non-appealable order of the bankruptcy court, all defaults under the Lease Sweep Lease are cured and the related tenant is paying full, unabated rent, and adequate assurance of future performance under the Lease Sweep Lease and any guaranty has been provided.

A “Lease Sweep Lease” means, as applicable the lease for (i) Los Altos Ranch Market, and (ii) any other lease(s) of the Los Altos Ranch Market space (or any portion thereof) that covers the majority of the space demised under the Los Altos Ranch Market lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Retail – Anchored 1010, 1020 and 1050 Hanes Mall Boulevard Winston-Salem, NC 27103	Collateral Asset Summary – Loan No. 11 Hanes Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,973,597 56.7% 1.73x 13.3%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Zanesville "Country Fair" Shopping Center, Inc. and Casto Family Funding LLC	Collateral:	Fee
Borrower(s):	Hanes Point, LLC	Location:	Winston-Salem, NC
Original Balance:	$20,000,000	Year Built / Renovated:	1997 / 2014
Cut-off Date Balance:	$19,973,597	Property Management:	United Management, Inc., Casto Southeast Realty Services LLC and DMC NC Realty, LLC
% by Initial UPB:	2.7%	Size:	237,921 SF
Interest Rate:	6.06500%	Appraised Value / Per SF:	$35,200,000 / $148
Note Date:	February 3, 2026	Appraisal Date:	December 18, 2025
Original Term:	120 months	Occupancy:	100.0% (as of January 26, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	95.1%
Original Amortization:	360 months	Underwritten NOI:	$2,656,915
Interest Only Period:	None	Underwritten NCF:	$2,510,320
First Payment Date:	March 6, 2026
Maturity Date:	February 6, 2036	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,208,083 (TTM September 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,729,859
Call Protection:	L(25),D(88),O(7)	2023 NOI:	$2,005,013
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$1,969,969

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$84.
Taxes:	$67,424	$22,475	NAP	Maturity Date Loan / SF:	$71
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	56.7%
Replacement Reserves:	$0	$3,965	NAP	Maturity Date LTV:	48.3%
TI / LC Reserve:	$0	$29,740	NAP	UW NOI DY:	13.3%
Other Reserves(1):	$99,935	$0	NAP	UW NCF DSCR:	1.73x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$17,179,804	85.9%
			Principal Equity Distribution	2,282,776	11.4
			Closing Costs	370,061	1.9
			Upfront Reserves	167,359	0.8
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	Other Reserves comprise Kid to Kid Outstanding Tenant Improvement Allowance ($59,250), Kid to Kid Outstanding Free Rent ($15,800) and Kid to Kid Outstanding Leasing Commissions ($24,885).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Retail – Anchored 1010, 1020 and 1050 Hanes Mall Boulevard Winston-Salem, NC 27103	Collateral Asset Summary – Loan No. 11 Hanes Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,973,597 56.7% 1.73x 13.3%

The following table presents certain information relating to the largest tenants at the Hanes Point property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)
Major Tenants
Kohl's (Ground Lease)	B2/BB-/NR	86,584	36.4%	$482,922	$5.58	16.9%	2/3/2029	N
Bob's Discount Furniture	NR/NR/NR	37,340	15.7%	$485,424	$13.00	17.0%	7/31/2035	N
Michaels Arts & Crafts	NR/NR/NR	28,333	11.9%	$293,530	$10.36	10.3%	2/28/2031	N
Shoe Carnival	NR/NR/NR	12,000	5.0%	$177,000	$14.75	6.2%	1/31/2029	N
Ulta Salon	NR/NR/NR	11,838	5.0%	$250,729	$21.18	8.8%	9/30/2029	N
Five Below	NR/NR/NR	11,787	5.0%	$180,000	$15.27	6.3%	1/31/2028	N
Dollar Tree	Baa2/BBB/NR	9,200	3.9%	$156,400	$17.00	5.5%	7/31/2029	N
Kirkland's	NR/NR/NR	9,177	3.9%	$128,472	$14.00	4.5%	8/31/2032	N
Pet Supplies Plus	NR/NR/NR	6,000	2.5%	$114,000	$19.00	4.0%	4/30/2034	N
Kid to Kid	NR/NR/NR	5,925	2.5%	$94,800	$16.00	3.3%	4/30/2036	N
Major Tenants Subtotal / Wtd. Avg.		218,184	91.7%	$2,363,277	$10.83	82.6%
Non Major Tenants Collateral Total / Wtd. Avg.		19,737	8.3%	$498,438	$25.25	17.4%
Occupied Collateral Total / Wtd. Avg.		237,921	100.0%	$2,861,715	$12.03	100.0%
Vacant Space		0	0.0%
Collateral Total		237,921	100.0%
(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Hanes Point property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	1,920	0.8%	0.8%	$72,000	2.5%	$37.50	1
2028	13,187	5.5%	6.3%	$227,740	8.0%	$17.27	2
2029	127,389	53.5%	59.9%	$1,251,942	43.7%	$9.83	7
2030	1,400	0.6%	60.5%	$36,400	1.3%	$26.00	1
2031	29,383	12.3%	72.8%	$328,537	11.5%	$11.18	2
2032	9,177	3.9%	76.7%	$128,472	4.5%	$14.00	1
2033	6,200	2.6%	79.3%	$122,400	4.3%	$19.74	2
2034	6,000	2.5%	81.8%	$114,000	4.0%	$19.00	1
2035	37,340	15.7%	97.5%	$485,424	17.0%	$13.00	1
2036	5,925	2.5%	100.0%	$94,800	3.3%	$16.00	1
2037 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	237,921	100.0%		$2,861,715	100.0%	$12.03	19
(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Retail – Anchored 1010, 1020 and 1050 Hanes Mall Boulevard Winston-Salem, NC 27103	Collateral Asset Summary – Loan No. 11 Hanes Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,973,597 56.7% 1.73x 13.3%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hanes Point property:

Cash Flow Analysis(1)
	2022	2023	2024(2)	TTM September 30, 2025(2)	Underwritten(2)	Per SF
Base Rental Revenue	$2,308,543	$2,248,509	$2,155,475	$2,405,477	$2,861,715	$12.03
Reimbursement Revenue	484,406	658,325	518,649	783,916	868,656	3.65
Trash Income	17,948	23,052	22,695	23,845	34,281	0.14
Other Revenue	4,951	1,806	62	2,764	0	0.00
Potential Gross Revenue	$2,815,848	$2,931,692	$2,696,881	$3,216,003	$3,764,651	$15.82
Vacancy Loss	0	0	0	0	(186,345)	(0.78)
Commercial Rent Abatements / Concessions	(22,194)	(23,040)	0	(47,500)	0	0.00
Effective Gross Revenue	$2,793,654	$2,908,652	$2,696,881	$3,168,503	$3,578,307	$15.04
Real Estate Taxes	355,504	367,440	397,464	392,556	368,544	1.55
Insurance	36,687	39,752	39,335	48,079	47,578	0.20
Other Expenses	431,494	496,447	530,223	519,785	505,270	$2.12
Total Expenses	$823,685	$903,639	$967,022	$960,420	$921,392	$3.87
Net Operating Income	$1,969,969	$2,005,013	$1,729,859	$2,208,083	$2,656,915	$11.17
Replacement Reserves	0	0	0	0	15,134	0.06
TI/LC	0	0	0	0	131,461	$0.55
Net Cash Flow	$1,969,969	$2,005,013	$1,729,859	$2,208,083	$2,510,320	$10.55

Occupancy	100.0%	100.0%	100.0%	100.0%(3)	95.1%(4)
NOI Debt Yield	9.9%	10.0%	8.7%	11.1%	13.3%
NCF DSCR	1.36x	1.38x	1.19x	1.52x	1.73x
(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	The increase from 2024 Net Operating Income to TTM September 30, 2025 Net Operating Income, as well as from TTM September 30, 2025 Net Operating Income to Underwritten Net Operating Income, is primarily due to the commencement of the Bob’s Discount Furniture lease in June 2025.
(3)	Represents physical occupancy as of January 26, 2026.
(4)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Retail – Anchored 1010, 1020 and 1050 Hanes Mall Boulevard Winston-Salem, NC 27103	Collateral Asset Summary – Loan No. 11 Hanes Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,973,597 56.7% 1.73x 13.3%

The following table presents information relating to comparable retail leases for the Hanes Point property:

Comparable Retail Rental Summary(1)
Property Name / Address	Occupancy	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Years)	Base Rent (PSF)
Hanes Point(2) Winston-Salem, NC	100.0%	1997 / 2014	Bob’s Discount Furniture	37,340	Jun-25	10.1	$13.00
Oglethorpe Plaza Savannah, GA	95.0%	1989 / NAP	Best Buy	45,000	Apr-25	10.0	$13.50
Twelve Oaks Tampa, FL	90.0%	1979 / 1991	MG Furniture	12,000	Mar-25	3.0	$13.00
Eastfield Crossing Selma, NC	NAV	2024 / NAP	Ross Dress for Less	22,000	Mar-25	10.9	$11.50
100-919 Glynn Isle Brunswick, GA	100.0%	2007 / NAP	pOpshelf	11,981	Oct-24	10.0	$13.70
Eastgate Plaza Tampa, FL	NAV	1960 / NAP	Five Below	21,000	Sep-24	10.0	$11.00
Anderson Station Anderson, SC	92.0%	2001 / 2004	Sierra Trading Post	22,285	Aug-24	10.0	$14.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 26, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Retail – Anchored 1900-1998 Hacienda Drive Vista, CA 92081	Collateral Asset Summary – Loan No. 12 Pavilion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,525,000 64.0% 1.61x 10.9%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Claus Dieckell	Collateral:	Fee
Borrower(s):	Milan Vista, LLC	Location:	Vista, CA
Original Balance:	$19,525,000	Year Built / Renovated:	1989 / 2024
Cut-off Date Balance:	$19,525,000	Property Management:	Milan Capital Management, Inc.
% by Initial UPB:	2.7%	Size:	136,771 SF
Interest Rate:	6.19000%	Appraised Value / Per SF:	$30,500,000 / $223
Note Date:	November 19, 2025	Appraisal Date:	October 27, 2025
Original Term:	120 months	Occupancy:	95.3% (as of September 30, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	90.0%
Original Amortization:	NAP	Underwritten NOI:	$2,133,571
Interest Only Period:	120 months	Underwritten NCF:	$1,970,568
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,372,081 (TTM September 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$2,140,780
Call Protection:	L(27),YM1(86),O(7)	2023 NOI:	$2,251,862
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$2,064,412

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$143
Taxes:	$79,150	$26,383	NAP	Maturity Date Loan / SF:	$143
Insurance(1):	$0	Springing	NAP	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	$2,508	$90,283	Maturity Date LTV:	64.0%
TI/LC:	$0	$8,550	$512,970	UW NOI DY:	10.9%
Deferred Maintenance:	$4,375	$0	NAP	UW NCF DSCR:	1.61x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$19,525,000	66.2%	Purchase Price	$28,300,000	96.0%
Equity Contribution	9,947,628	33.8	Closing Costs	1,089,103	3.7
			Upfront Reserves	83,525	0.3
Total Sources	$29,472,628	100.0%	Total Uses	$29,472,628	100.0%
(1)	At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the Pavilion Center property does not constitute an approved blanket or umbrella policy pursuant to the Pavilion Center mortgage loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof. At origination of the Pavilion Center mortgage loan, a blanket policy was in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Retail – Anchored 1900-1998 Hacienda Drive Vista, CA 92081	Collateral Asset Summary – Loan No. 12 Pavilion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,525,000 64.0% 1.61x 10.9%

The following table presents certain information relating to the major tenants at the Pavilion Center property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Sales PSF / Year(2)	U/W Occ. Costs	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
Altitude - Relaxed Intensity	NR/NR/NR	24,049	17.6%	$317,222	$13.19	13.6%	$110.11	19.8%	1/31/2032	N	2 x 5yr
North Park Produce - Four J's Family Food	NR/NR/NR	17,848	13.0%	$252,574	$14.15	10.8%	$132.55	16.8%	8/31/2032	N	2 x 5yr
Skechers	NR/NR/NR	10,400	7.6%	$249,600	$24.00	10.7%	NAV	NAV	8/31/2034	N	3 x 5yr
Biolife Plasma Serv	NR/NR/NR	14,730	10.8%	$237,536	$16.13	10.2%	NAV	NAV	9/30/2031	N	2 x 5yr
Dunn-Edwards Corp	NR/NR/NR	7,011	5.1%	$192,527	$27.46	8.3%	$484.65	7.2%	6/30/2028	N	N
California Dreams	NR/NR/NR	9,166	6.7%	$160,036	$17.46	6.9%	$115.11	21.8%	7/31/2028	N	N
North County Fitness	NR/NR/NR	7,932	5.8%	$133,913	$16.88	5.7%	$90.11	28.2%	6/30/2027	N	N
Daiso USA LLC	NR/NR/NR	8,832	6.5%	$128,064	$14.50	5.5%	NAV	NAV	12/31/2034	N	2 x 5yr
All Star Physical Therapy	NR/NR/NR	4,909	3.6%	$117,531	$23.94	5.0%	NAV	NAV	11/30/2027	N	N
Cosmoprof - Beauty Systems Group	NR/NR/NR	3,414	2.5%	$72,271	$21.17	3.1%	NAV	NAV	1/31/2027	N	N
Total Major Tenants		108,291	79.2%	$1,861,275	$17.19	79.8%
Non- Major Tenants		22,039	16.1%	$469,997	$21.33	20.2%
Total Occupied		130,330	95.3%	$2,331,272	$17.89	100.0%
Vacant		6,441	4.7%
Total		136,771	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2025 inclusive of $65,282 of contractual rent steps through November 1, 2026.
(2)	Sales PSF / Year represents the September 2025 T-12 sales information as provided by the borrower.

The following table presents certain information relating to the historical sales of the top tenants that report sales at the Pavilion Center property:

Tenant Sales History(1)
Tenant	Net Rentable Area (SF)	2022	2023	2024	TTM 9/30/2025
Altitude - Relaxed Intensity	24,049	$92.83	$101.47	$112.90	$110.11
North Park Produce - Four J's Family Food	17,848	$212.53	$210.29	$210.09	$132.55
California Dreams	9,166	$178.34	$201.94	$189.58	$115.11
North County Fitness	7,932	$98.82	$88.33	$90.64	$90.11
Dunn-Edwards Corp	7,011	$562.98	$447.30	$486.53	$484.65
Friar Tux Shops, Inc.	2,981	NAP	NAP	$61.75	$255.14
Behring Jiu-Jitsu	2,587	$56.36	$69.20	$67.94	$55.56
Oriental Natural Treatment	2,576	$40.67	$11.74	$0.00	$17.92
Bridal Showcase - Maria Soto	1,962	$225.02	$62.99	$0.01	$84.10
CPR Phone Repair	1,353	$289.16	$436.26	$409.21	NAP
Jampinoy, LLC	1,325	NAP	NAP	$126.91	$363.90
Self Made Barber Shop	1,286	$44.12	$43.22	$44.76	$29.43
Pixie Nails	1,206	$181.68	$173.08	$134.56	$92.17
Sun on the Run	1,206	$241.28	$242.18	$225.21	$257.53
(1)	Historical sales represent Sales PSF / Year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Retail – Anchored 1900-1998 Hacienda Drive Vista, CA 92081	Collateral Asset Summary – Loan No. 12 Pavilion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,525,000 64.0% 1.61x 10.9%

The following table presents certain information relating to the lease rollover schedule at the Pavilion Center property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	17,541	12.8%	12.8%	$351,769	15.1%	$20.05	4
2028	21,340	15.6%	28.4%	$451,777	19.4%	$21.17	4
2029	4,493	3.3%	31.7%	$100,570	4.3%	$22.38	3
2030	8,116	5.9%	37.6%	$191,496	8.2%	$23.59	5
2031	17,711	12.9%	50.6%	$288,198	12.4%	$16.27	2
2032	41,897	30.6%	81.2%	$569,797	24.4%	$13.60	2
2033	0	0.0%	81.2%	$0	0.0%	$0.00	0
2034	19,232	14.1%	95.3%	$377,664	16.2%	$19.64	2
2035	0	0.0%	95.3%	$0	0.0%	$0.00	0
2036 & Beyond	0	0.0%	95.3%	$0	0.0%	$0.00	0
Vacant	6,441	4.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	136,771	100.0%		$2,331,272	100.0%	$17.89	22
(1)	Based on the underwritten rent roll dated September 30, 2025 inclusive of $65,282 of contractual rent steps through November 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Retail – Anchored 1900-1998 Hacienda Drive Vista, CA 92081	Collateral Asset Summary – Loan No. 12 Pavilion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,525,000 64.0% 1.61x 10.9%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pavilion Center property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 9/30/2025	U/W	U/W Per SF
Base Rent	$2,066,673	$2,157,145	$2,086,638	$2,302,939	$2,265,990	$16.57
Contractual Rent Steps	0	0	0	0	11,244	$0.08
Potential Income from Vacant Space	0	0	0	0	173,520	$1.27
Gross Potential Rent	$2,066,673	$2,157,145	$2,086,638	$2,302,939	$2,450,754	$17.92
Reimbursements	724,460	846,326	819,773	927,884	1,004,883	$7.35
Total Gross Income	$2,791,133	$3,003,471	$2,906,411	$3,230,823	$3,455,637	$25.27
Other Income(2)	3,539	26,301	7,700	4,200	4,200	$0.03
Percentage Rent	0	0	0	0	0	$0.00
(Vacancy / Credit Loss)	0	0	0	0	(345,564)	($2.53)
Effective Gross Income	$2,794,671	$3,029,772	$2,914,111	$3,235,023	$3,114,273	$22.77

Management Fee	83,840	90,893	87,423	97,051	124,571	$0.91
Real Estate Taxes	276,390	285,897	292,339	296,824	367,137	$2.68
Insurance	57,963	69,282	61,750	69,812	82,113	$0.60
CAM Expenses	203,104	204,767	202,460	273,239	273,239	$2.00
Other Expenses(3)	108,962	127,071	129,359	126,016	133,642	$0.98
Total Expenses	$730,259	$777,910	$773,331	$862,942	$980,702	$7.17

Net Operating Income	$2,064,412	$2,251,862	$2,140,780	$2,372,081	$2,133,571	$15.60
Replacement Reserves	0	0	0	0	30,090	$0.22
Normalized TI/LC	0	0	0	0	132,914	$0.97
Net Cash Flow	$2,064,412	$2,251,862	$2,140,780	$2,372,081	$1,970,568	$14.41

Occupancy (%)	88.5%	92.3%	92.3%	95.3%(4)	90.0%(5)
NCF DSCR	1.68x	1.84x	1.75x	1.94x	1.61x
NOI Debt Yield	10.6%	11.5%	11.0%	12.1%	10.9%
(1)	Based on the underwritten rent roll dated September 30, 2025 and inclusive of $65,282 of contractual rent steps through November 1, 2026.
(2)	Other Income includes storage and signage revenue.
(3)	Other Expenses includes trash removal, utilities and non-recoverable expenses such as direct vacant utilities and bank fees.
(4)	Represents most recent occupancy as of September 30, 2025.
(5)	Represents Economic Occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Retail – Anchored 1900-1998 Hacienda Drive Vista, CA 92081	Collateral Asset Summary – Loan No. 12 Pavilion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,525,000 64.0% 1.61x 10.9%

The following table presents information relating to comparable retail leases for the Pavilion Center property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Months)	Base Rent (PSF)
Pavilion Center(2) Vista, CA	-	1989/ 2024	Skechers	10,400	Aug-24	120	$24.00
Vista Place Shopping Center Vista, CA	0.2 mi	1984 / NAP	Aly Skin Services Spa	675	May-24	36	$21.00
Rancho Buena Vista Plaza Vista, CA	3.0 mi	1981 / NAP	Youqun Lu	1,000	Oct-25	60	$23.40
Melrose Square Vista, CA	3.2 mi	1989 / NAP	Melrose Cleaners	1,325	May-25	60	$22.80
La Mirada Center San Marcos, CA	7.1 mi	1986 / NAP	Black Rose Tattoo	800	Oct-24	12	$20.40
Foothill Center Vista, CA	7.9 mi	1986 / NAP	Reported Lease Terms	3,971	Oct-24	N/A	$21.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 30, 2025. Base Rent (PSF) excludes rent steps.

The following table presents information relating to comparable sales for the Pavilion Center property:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Sale Date	Sale Price	SF	Price per SF
Pavilion Center(2) 1900-1998 Hacienda Drive Vista, CA	-	1989/ 2024	Sep-25	$30,500,000	136,771	$223.00
Melrose Village Pizza 1601-1649 South Melrose Drive Vista, CA	2.9 mi	1965 / NAP	Sep-23	$28,525,000	136,475	$209.01
Marketplace del Rio 3762-3774 Mission Avenue Oceanside, CA	6.5 mi	1990 / 2004	Jul-24	$56,600,000	183,292	$308.80
Citrus Shopping Center 2315-2341 East Valley Parkway Escondido, CA	16.7 mi	1981 / NAP	May-24	$6,200,000	27,075	$228.99
Butterfield Station Shopping Center 32909-32937 Temecula Parkway Temecula, CA	42.6 mi	2007 / NAP	Sep-25	$9,800,000	30,041	$326.22
Aliso Vejo Town Center 26711 Aliso Creek Road Aliso Viejo, CA	43.3 mi	2004 / NAP	Sep-24	$9,400,000	24,986	$376.21
Anaheim Hills Shopping Village 6300-6396 Santa Ana Canyon Road Anaheim, CA	67.2 mi	1974 / NAP	Mar-24	$16,700,000	67,528	$247.30
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Multifamily – Garden 7795 North Pointe Street Milwaukee, WI 53224	Collateral Asset Summary – Loan No. 13 Mariners Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,416,989 60.2% 1.21x 9.2%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Youssef Berrada	Collateral:	Fee
Borrower(s):	Mariner's Pointe Apartments, LLC	Location:	Milwaukee, WI
Original Balance:	$18,500,000	Year Built / Renovated:	1992 / 2020
Cut-off Date Balance:	$18,416,989	Property Management:	Berrada Properties Management, Inc.
% by Initial UPB:	2.5%	Size:	116 Units
Interest Rate:	6.38500%	Appraised Value / Per Unit:	$30,600,000 / $263,793
Note Date:	September 26, 2025	Appraisal Date:	August 29, 2025
Original Term:	120 months	Occupancy:	100.0% (as of September 25, 2025)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	Underwritten NOI:	$1,700,772
Interest Only Period:	None	Underwritten NCF:	$1,677,572
First Payment Date:	November 6, 2025
Maturity Date:	October 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,780,067 (TTM August 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,482,569
Call Protection:	L(23),YM1(90),O(7)	2023 NOI:	$1,506,896
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	NAV
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$158,767
Taxes:	$213,338	$18,311	NAP	Maturity Date Loan / Unit:	$136,750
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	60.2%
Replacement Reserves:	$0	$2,417	NAP	Maturity Date LTV:	51.8%
Other Reserves(1):	$25,000	$0	NAP	UW NOI DY:	9.2%
				UW NCF DSCR:	1.21x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,500,000	100.0%	Loan Payoff	$14,279,017	77.2%
			Principal Equity Distribution	3,746,961	20.3
			Upfront Reserves	238,338	1.3
			Closing Costs	235,684	1.3
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%
(1)	Other Reserves consist of an upfront deposit into the Static Insurance Reserve in the amount of $25,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Multifamily – Garden 7795 North Pointe Street Milwaukee, WI 53224	Collateral Asset Summary – Loan No. 13 Mariners Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,416,989 60.2% 1.21x 9.2%

The following table presents certain information relating to the unit mix at the Mariners Pointe Apartments property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Average Unit Size (SF)	Average Rent/Unit
2BR / 1.5BA	17	14.7%	975	$1,670
3BR / 1.5BA	99	85.3%	1,200	$1,770
Total/Wtd. Avg.	116	100.0%	1,167	$1,755
(1)	Based on the underwritten rent roll dated September 25, 2025.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mariners Pointe Apartments property:

Cash Flow Analysis(1)
	2023	2024	TTM August 31, 2025	Underwritten	Per Unit
Potential Rent	$2,067,288	$2,059,719	$2,216,597	$2,443,440	$21,064
Vacancy Loss	0	0	0	(122,172)	(1,053)
Net Rental income	$2,067,288	$2,059,719	$2,216,597	$2,321,268	$20,011
Other Revenue	23,137	25,088	22,108	22,108	191
Effective Gross Revenue	$2,090,425	$2,084,807	$2,238,705	$2,343,376	$20,202
Real Estate Taxes	217,746	227,426	183,869	213,338	1,839
Insurance	34,176	48,652	49,915	76,104	656
Management Fee	0	0	0	70,301	606
Other Expenses	331,608	326,160	224,854	282,861	2,438
Total Expenses	$583,529	$602,239	$458,638	$642,605	$5,540
Net Operating Income	$1,506,896	$1,482,569	$1,780,067	$1,700,772	$14,662
Replacement Reserves	0	0	0	23,200	200
Net Cash Flow	$1,506,896	$1,482,569	$1,780,067	$1,677,572	$14,462

Occupancy	99.0%	99.0%	100.0%(2)	95.0%(3)
NOI Debt Yield	8.2%	8.1%	9.7%	9.2%
NCF DSCR	1.09x	1.07x	1.28x	1.21x
(1)	Based on the underwritten rent roll dated September 25, 2025.
(2)	Represents physical occupancy as of September 25, 2025.
(3)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Multifamily – Garden 7795 North Pointe Street Milwaukee, WI 53224	Collateral Asset Summary – Loan No. 13 Mariners Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,416,989 60.2% 1.21x 9.2%

The following table presents certain information relating to comparable multifamily properties to the Mariners Pointe Apartments property:

Multifamily Rent Comparables(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
Mariners Pointe Apartments(2) Milwaukee, WI	2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	975 1,200	$1.71 $1.48	$1,670 $1,770
Madison Woods	1 Bed / 1 Bath 2 Bed / 1 Bath 3 Bed / 2 Bath	770 990 1,343	$1.21 $1.15 $0.98	$933 $1,135 $1,315
Brown Deer Road Apartments	2 Bed / 1 Bath 3 Bed / 1 Bath	800 900	$1.84 $1.75	$1,475 $1,575
Tennessen Flats	0 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	611 808 1,236 1,979	$2.36 $1.97 $1.77 $1.52	$1,440 $1,595 $2,190 $3,009
8750 West Mill Road	1 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 2 Bath	700 850 1,100	$1.17 $1.13 $1.06	$818 $964 $1,163
Villas at Granville	1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 3 Bath	924 1,398 1,606	$1.44 $1.38 $1.42	$1,327 $1,936 $2,280
Harbor Pointe Apartments	0 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 2 Bath	502 710 1,035 1,389	$1.59 $1.45 $1.36 $1.21	$800 $1,030 $1,405 $1,675
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 25, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Self Storage – Self Storage 271 Sun Way Salinas, CA 93901	Collateral Asset Summary – Loan No. 14 Security Public Storage - Salinas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,300,000 58.7% 1.44x 10.2%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Self Storage - Self Storage
Borrower Sponsor(s):	Michael B. Eisler	Collateral:	Fee
Borrower(s):	Security Public Storage - Salinas, A California Limited Partnership	Location:	Salinas, CA
Original Balance:	$18,300,000	Year Built / Renovated:	1977 / NAP
Cut-off Date Balance:	$18,300,000	Property Management:	Baco Realty Corporation
% by Initial UPB:	2.5%	Size:	124,057 SF
Interest Rate:	5.78200%	Appraised Value / Per SF:	$31,150,000 / $251
Note Date:	December 1, 2025	Appraisal Date:	October 22, 2025
Original Term:	120 months	Occupancy(3):	87.6% (as of November 19, 2025)
Amortization:	Interest Only, Amortizing Balloon	UW Economic Occupancy:	76.5%
Original Amortization:	360 months	Underwritten NOI:	$1,866,219
Interest Only Period:	24 months	Underwritten NCF:	$1,853,813
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,886,677 (TTM September 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,962,335
Call Protection:	L(12),YM1(15),DorYM1(86),O(7)	2023 NOI:	$2,025,507
Lockbox / Cash Management:	None / None	2022 NOI:	$2,045,793
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$148
Taxes:	$0	Springing(1)	NAP	Maturity Date Loan / SF:	$130
Insurance:	$0	Springing(1)	NAP	Cut-off Date LTV:	58.7%
Replacement Reserves:	$0	Springing(2)	NAP	Maturity Date LTV:	51.8%
				UW NOI DY:	10.2%
				UW NCF DSCR:	1.44x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,300,000	100.0%	Borrower Sponsor Equity	$10,143,161	55.4%
			Loan Payoff	8,067,343	44.1
			Closing Costs	89,496	0.5
Total Sources	$18,300,000	100.0%	Total Uses	$18,300,000	100.0%
(1)	Monthly deposits in the tax and insurance reserves are waived under the conditions that (i) Security Public Storage - Salinas, A California Limited Partnership (“Original Borrower”) is the sole fee simple owner of the Security Public Storage – Salinas property and (ii) the Original Borrower has paid all required monthly real estate taxes and insurances within 30 days prior to the due date. Monthly deposits in the insurance reserve account will also be suspended in the event that an acceptable blanket policy is in effect.
(2)	Monthly deposits in the replacement reserves are waived under the conditions that (i) the Original Borrower is the sole fee simple owner of the Security Public Storage – Salinas property and (ii) the Security Public Storage – Salinas property is, in the lender's judgment, being properly maintained by the Original Borrower as required by the Security Public Storage – Salinas mortgage loan documents.
(3)	Occupancy is calculated on a square foot basis. When calculating occupancy on a per unit basis, the Security Public Storage – Salinas property has 194 vacant units as of November 19, 2025, resulting in an 84.0% occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Self Storage – Self Storage 271 Sun Way Salinas, CA 93901	Collateral Asset Summary – Loan No. 14 Security Public Storage - Salinas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,300,000 58.7% 1.44x 10.2%

The following table presents certain information relating to the unit mix at the Security Public Storage – Salinas property:

Security Public Storage – Salinas Unit Mix(1)
Range of Square Feet	Available Units	% of Available Units	Available SF(2)	% of Available SF	Current Occupancy(2)	Monthly In-Place Rent PSF	Monthly In-Place Rent Per Unit	Annual In-Place Rent
1 – 25 SF	152	12.5%	3,549	2.9%	82.2%	$4.74	$110.50	$165,756
26 – 50 SF	434	35.7%	18,934	15.3%	80.4%	$3.43	$149.18	$624,756
51 – 75 SF	167	13.7%	11,503	9.3%	86.2%	$2.83	$194.75	$336,528
76 – 100 SF	169	13.9%	16,681	13.4%	83.4%	$2.74	$269.87	$456,624
101 – 150 SF	20	1.6%	2,600	2.1%	80.0%	$2.62	$340.88	$65,448
151 – 200 SF	140	11.5%	24,720	19.9%	89.3%	$1.90	$335.96	$503,940
201 – 250 SF	50	4.1%	11,800	9.5%	78.0%	$1.60	$376.87	$176,376
251 – 300 SF	39	3.2%	11,700	9.4%	100.0%	$1.65	$495.05	$231,684
301 – 350 SF	9	0.7%	3,150	2.5%	100.0%	$1.52	$533.11	$57,576
351 – 400 SF	17	1.4%	6,800	5.5%	100.0%	$1.35	$538.24	$109,800
400+ SF	19	1.6%	12,620	10.2%	94.7%	$1.17	$769.17	$166,140
Total / Wtd. Avg.	1,216	100.0%	124,057	100.0%	84.0%	$2.22	$236.03	$2,894,628
(1)	Based on the underwritten rent roll dated November 19, 2025.
(2)	Occupancy is calculated based on the number of occupied units. Based on the square footage, the current occupancy is 87.6% as of November 19, 2025.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Security Public Storage – Salinas property:

Cash Flow Analysis(1)
	12/31/2022	12/31/2023	12/31/2024	TTM September 30, 2025	UW	UW Per SF
Gross Potential Rent	$2,686,551	$2,681,527	$2,668,322	$2,575,912	$3,366,807	$27.14
Vacancy	0	0	0	0	(790,895)	(6.38)
Net Rental Income	$2,686,551	$2,681,527	$2,668,322	$2,575,912	$2,575,912	$20.76
General Other Income	112,927	114,517	109,725	99,509	99,509	0.80
Effective Gross Income	$2,799,478	$2,796,044	$2,778,047	$2,675,421	$2,675,421	$21.57

Real Estate Taxes	94,689	98,329	101,745	101,745	103,780	0.84
Insurance	34,661	31,722	30,854	22,727	41,158	0.33
Utilities	45,237	42,442	48,262	56,452	56,452	0.46
Repairs and Maintenance	12,496	15,506	18,873	18,485	18,485	0.15
Management Fee	140,168	139,524	139,925	134,083	134,075	1.08
Payroll and Benefits	291,237	306,274	326,243	308,039	308,039	2.48
Marketing	39,140	37,838	44,228	50,946	50,946	0.41
General and Administrative	96,057	98,902	105,582	96,267	96,267	0.78
Total Expenses	$753,685	$770,537	$815,712	$788,744	$809,202	$6.52

Net Operating Income	$2,045,793	$2,025,507	$1,962,335	$1,886,677	$1,866,219	$15.04
Replacement Reserves	0	0	0	0	12,406	0.10
Net Cash Flow	$2,045,793	$2,025,507	$1,962,335	$1,886,677	$1,853,813	$14.94

Occupancy	94.0%	96.0%	87.0%	87.6%(2)	76.5%(3)
NOI Debt Yield	11.2%	11.1%	10.7%	10.3%	10.2%
NCF DSCR	1.59x	1.58x	1.53x	1.47x	1.44x
(1)	Based on the underwritten rent roll dated November 19, 2025.
(2)	Occupancy was calculated on a square foot basis. When calculating occupancy on a per unit basis, the Security Public Storage – Salinas property has 194 vacant units as of November 19, 2025, resulting in an 84.0% occupancy.
(3)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Self Storage – Self Storage 271 Sun Way Salinas, CA 93901	Collateral Asset Summary – Loan No. 14 Security Public Storage - Salinas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,300,000 58.7% 1.44x 10.2%

The following table presents certain 2024 demographic information for the Security Public Storage - Salinas property:

Demographics(1)
Demographic	City, State	1-mile Radius	3-mile Radius	5-mile Radius
Population	Salinas, CA	22,452	156,384	171,232
Number of Households	Salinas, CA	6,326	41,788	46,013
Average Household Income	Salinas, CA	$82,620	$107,280	$108,306
(1)	Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Retail – Anchored 664 Bald Eagle Drive Marco Island, FL 34145	Collateral Asset Summary – Loan No. 15 Island Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 59.4% 1.31x 9.5%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Adamo Serravalle, Francesco Serravalle and Luigi Carvelli	Collateral:	Fee
Borrower(s):	Island Plaza 2025, LLC	Location:	Marco Island, FL
Original Balance:	$17,000,000	Year Built / Renovated:	1980 / 1991, 2005
Cut-off Date Balance:	$17,000,000	Property Management:	KOVA Property Management, LLC
% by Initial UPB:	2.3%	Size:	70,503 SF
Interest Rate:	6.80000%	Appraised Value / Per SF:	$28,600,000 / $406
Note Date:	December 5, 2025	Appraisal Date:	October 28, 2025
Original Term:	120 months	Occupancy:	98.2% (as of October 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$1,610,763
Interest Only Period:	120 months	Underwritten NCF:	$1,530,189
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$1,556,807 (TTM December 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$1,541,505
Call Protection:	L(27),D(86),O(7)	2022 NOI:	$1,468,237
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	NAV
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$241
Taxes:	$51,372	$17,124	NAP	Maturity Date Loan / SF:	$241
Insurance:	$49,522	$24,761	NAP	Cut-off Date LTV:	59.4%
Replacement Reserves:	$0	$1,819	NAP	Maturity Date LTV:	59.4%
TI/LC:	$0	$5,875	$70,503	UW NOI DY:	9.5%
Other Reserves(1):	$0	Springing	NAP	UW NCF DSCR:	1.31x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$17,000,000	62.7%	Purchase Price	$26,600,000	98.1%
Equity Contribution	10,107,117	37.3	Closing Costs	406,223	1.5
			Upfront Reserves	100,894	0.4
Total Sources	$27,107,117	100.0%	Total Uses	$27,107,117	100.0%
(1)	Other Reserves are comprised of a springing monthly specified tenant rollover reserve whereby the borrower, upon certain termination events with respect to a specified tenant or a specified tenant’s lease, is required to deposit $500,000 cash or a letter of credit for each specified tenant or specified tenant’s lease subject to such termination events.
(2)	2025 financial information is not available because of an accelerated acquisition timeline for the Island Plaza Shopping Center property. The borrower sponsor reviewed in-place leases provided.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Retail – Anchored 664 Bald Eagle Drive Marco Island, FL 34145	Collateral Asset Summary – Loan No. 15 Island Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 59.4% 1.31x 9.5%

The following table presents certain information relating to the major tenants at the Island Plaza Shopping Center property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
CVS	NR/NR/NR	10,080	14.3%	$312,480	$31.00	18.0%	11/17/2029	N	2 x 5yr
Bealls Outlet Stores	NR/NR/NR	25,600	36.3%	$278,848	$10.89	16.1%	4/30/2028	N	2 x 5yr
Carvelli Restaurant Group(2)	NR/NR/NR	5,461	7.7%	$202,057	$37.00	11.6%	12/31/2038	N	3 x 5yr
Island Surf, Inc.	NR/NR/NR	3,837	5.4%	$122,913	$32.03	7.1%	5/31/2029	N	1 x 5yr
Centennial Bank	NR/NR/NR	2,066	2.9%	$88,960	$43.06	5.1%	12/31/2030	N	2 x 5yr
Julie Vu	NR/NR/NR	2,450	3.5%	$83,276	$33.99	4.8%	11/30/2029	N	N
Sweet Annie's, LLC	NR/NR/NR	2,000	2.8%	$78,786	$39.39	4.5%	5/31/2032	N	N
Platinum Real Estate Experts, LLC	NR/NR/NR	1,982	2.8%	$76,074	$38.38	4.4%	2/29/2028	N	1 x 5yr
Watermark Realty, Inc.	NR/NR/NR	1,954	2.8%	$58,620	$30.00	3.4%	3/31/2031	N	N
Quest Diagnostics Clinical Laboratories, Inc.	NR/NR/NR	2,100	3.0%	$56,688	$26.99	3.3%	4/30/2026	N	2 x 3yr
Total Major Tenants		57,530	81.6%	$1,358,701	$23.62	78.3%
Non- Major Tenants		11,669	16.6%	$375,754	$32.20	21.7%
Total Occupied		69,199	98.2%	$1,734,455	$25.06	100.0%
Vacant		1,304	1.8%
Total		70,503	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2025 and inclusive of $17,868 of contractual rent steps through October 1, 2026.
(2)	Carvelli Restaurant Group is an affiliate of the borrower sponsors and payment of rent under the lease is guaranteed by the borrower sponsors and non-recourse carveout guarantors.

The following table presents certain information relating to the lease rollover schedule at the Island Plaza Shopping Center property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	5,421	7.7%	7.7%	$147,954	8.5%	$27.29	4
2027	2,001	2.8%	10.5%	$68,692	4.0%	$34.33	2
2028	29,172	41.4%	51.9%	$405,541	23.4%	$13.90	3
2029	16,367	23.2%	75.1%	$518,669	29.9%	$31.69	3
2030	3,066	4.3%	79.5%	$128,364	7.4%	$41.87	2
2031	4,711	6.7%	86.1%	$134,748	7.8%	$28.60	3
2032	2,000	2.8%	89.0%	$78,786	4.5%	$39.39	1
2033	0	0.0%	89.0%	$0	0.0%	$0.00	0
2034	1,000	1.4%	90.4%	$49,645	2.9%	$49.64	1
2035	0	0.0%	90.4%	$0	0.0%	$0.00	0
2036 & Beyond	5,461	7.7%	98.2%	$202,057	11.6%	$37.00	1
Vacant	1,304	1.8%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	70,503	100.0%		$1,734,455	100.0%	$25.06	20
(1)	Based on the underwritten rent roll dated October 31, 2025 inclusive of $17,868 of contractual rent steps through October 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Retail – Anchored 664 Bald Eagle Drive Marco Island, FL 34145	Collateral Asset Summary – Loan No. 15 Island Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 59.4% 1.31x 9.5%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Island Plaza Shopping Center property:

Cash Flow Analysis(1)
	2022	2023	2024(2)	U/W	U/W Per SF
Base Rent	$1,492,315	$1,519,745	$1,472,589	$1,716,587	$24.35
Contractual Rent Steps	0	0	0	17,868	$0.25
Potential Income from Vacant Space	0	0	0	78,320	$1.11
Gross Potential Rent	$1,492,315	$1,519,745	$1,472,589	$1,812,775	$25.71
Reimbursements	323,444	356,220	508,282	725,712	$10.29
Total Gross Income	$1,815,759	$1,875,964	$1,980,872	$2,538,487	$36.01
Other Income(3)	16,416	21,627	7,732	7,732	$0.11
Percentage Rent	96,945	95,251	83,837	77,079	$1.09
(Vacancy / Credit Loss)	0	0	0	(126,924)	($1.80)
Effective Gross Income	$1,929,120	$1,992,843	$2,072,440	$2,496,374	$35.41

Management Fee	57,874	59,785	62,173	74,891	$1.06
Real Estate Taxes	116,803	105,667	113,259	205,489	$2.91
Insurance	84,307	33,800	33,297	282,981	$4.01
CAM Expenses	80,388	132,250	160,820	168,861	$2.40
Other Expenses(4)	121,511	119,836	146,085	153,389	$2.18
Total Expenses	$460,883	$451,338	$515,633	$885,611	$12.56

Net Operating Income	$1,468,237	$1,541,505	$1,556,807	$1,610,763	$22.85
Replacement Reserves	0	0	0	21,825	$0.31
Normalized TI/LC	0	0	0	58,749	$0.83
Net Cash Flow	$1,468,237	$1,541,505	$1,556,807	$1,530,189	$21.70

Occupancy (%)	98.6%	94.2%	86.4%	95.0%(5)
NCF DSCR	1.25x	1.32x	1.33x	1.31x
NOI Debt Yield	8.6%	9.1%	9.2%	9.50%
(1)	Based on the underwritten rent roll dated October 31, 2025 inclusive of $17,868 of contractual rent steps through October 1, 2026.
(2)	2025 financial information is not available because of an accelerated acquisition timeline for the Island Plaza Shopping Center property. The borrower sponsor reviewed in-place leases provided.
(3)	Other Income includes late fees and other miscellaneous income.
(4)	Other Expenses includes utilities and general and administrative expenses.
(5)	Represents Economic Occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Retail – Anchored 664 Bald Eagle Drive Marco Island, FL 34145	Collateral Asset Summary – Loan No. 15 Island Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 59.4% 1.31x 9.5%

The following table presents information relating to comparable retail leases for the Island Plaza Shopping Center property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs.)	Base Rent (PSF)
Island Plaza Shopping Center(2)	-	Carvelli Restaurant Group(2)(3)	5,461(2)	Jan-26(2)	13.0(2)	$37.00(2)
Marco Island, FL
Shops of Marco Marco Island, FL	2.6 mi	Listing	1,300	Oct-25	5.0	$35.00
Marco Walk Marco Island, FL	2.7 mi	DaVinci’s Restaurant	7,324	Apr-24	20.2	$56.00
57 Boulevard of Presidents Sarasota, FL	129 mi	Sunny E-Bike Rentals	1,079	Jul-24	3.0	$55.00
Longboat Key Strip Center Longboat Key, FL	138 mi	Couch	4,712	Oct-25	5.0	$40.00
Dolphin Village Shopping Center St. Pete Beach, FL	164 mi	Freaky Boutiki	4,800	Apr-25	5.0	$36.36
19709 Gulf Blvd Indian Shores, FL	176 mi	N/A	4,100	Sep-24	10.0	$39.55
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated October 31, 2025.
(3)	Carvelli Restaurant Group is an affiliate of the borrower.

The following table presents information relating to comparable sales for the Island Plaza Shopping Center property:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Sale Date	Sale Price	SF	Price per SF
Island Plaza Shopping Center(2) 664 Bald Eagle Drive Marco Island, FL	-	1980 / 1991, 2005	Oct-25	$26,600,000	70,503 SF	$377.29
Paraiso Plaza II 3300 West 84th Street Hialeah, FL	115 mi	1998 / 2024	Jun-25	$16,000,000	34,013 SF	$470.00
The Village At Causeway 10250 Causeway Boulevard Brandon, FL	171 mi	2019 / NAP	Apr-25	$12,900,000	27,860 SF	$463.00
Belleair Bazaar 2979 West Bay Drive Largo, FL	184 mi	1969 / 2020	Sep-25	$13,000,000	29,603 SF	$439.00
Baron Shoppes 2620 Southeast Federal Highway Stuart, FL	189 mi	2018 / NAP	Sep-25	$7,850,000	16,316 SF	$481.00
Westchase Town Center 9540 West Linebaugh Avenue Westchase, FL	191 mi	2006 / NAP	Aug-25	$27,015,000	58,383 SF	$463.00
Maguire Groves 250 Moore Road Ocoee, FL	211 mi	2007 / NAP	May-24	$16,100,000	29,488 SF	$546.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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